    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2000
                                                                PRELIMINARY COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SHAW INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        Common Stock, no par value per share, of Shaw.
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        (a) 123,983,208 shares of Shaw common stock plus (b) 8,369,173 shares underlying outstanding options to purchase shares of Shaw common stock.
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          The filing fee was determined based upon the sum of (a) the product of 123,983,208 shares of Shaw common stock and the merger consideration of $19.00 per share in cash and (b) the product of 8,369,173 shares of Shaw common stock subject to outstanding options to purchase Shaw common stock and the difference between $19.00 per share and the exercise price per share of each of such options. In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        $2,399,569,154
        ------------------------------------------------------------------------

     (5)  Total fee paid:

        $479,914
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 [LOGO TO COME]

                             SHAW INDUSTRIES, INC.

                                                                          , 2000

Dear Shaw Industries, Inc. Shareholder:

     We invite you to attend a special meeting of shareholders of Shaw
Industries, Inc. to be held at      a.m., Eastern Standard Time, on
               , 2000, at our administrative offices located at 616 East Walnut Avenue, Dalton, Georgia.

     At the special meeting, we will ask you to approve the merger of SII Acquisition, Inc., a Georgia corporation, with Shaw. SII Acquisition was formed by Berkshire Hathaway Inc. solely for the purpose of engaging in the merger and related transactions. SII Acquisition has entered into an agreement with an investor group including Berkshire Hathaway, Robert E. Shaw, a director of Shaw and our Chairman and Chief Executive Officer, certain of Mr. Shaw's family members and related family interests, Julian D. Saul, a director of Shaw and our President, through certain of Mr. Saul's family interests, William C. Lusk, Jr. and W. Norris Little, each a director of Shaw, and eight other members of our management. Under this agreement, members of the investor group will contribute cash and/or shares of our common stock to SII Acquisition in exchange for shares of SII Acquisition. We expect that Berkshire Hathaway will own 87.3% of SII Acquisition and the other members of the investor group will own the remaining 12.7% of SII Acquisition upon consummation of this agreement immediately prior to completion of the merger.

     We will accomplish the merger pursuant to a merger agreement among Shaw, SII Acquisition and Berkshire Hathaway that we entered into on October 19, 2000. If we complete the merger, Shaw shareholders will receive $19.00 in cash for each share of Shaw common stock they own and Shaw will become 100% owned by Berkshire Hathaway and the other members of the investor group. The $19.00 per share being paid in the merger represents a premium of approximately 55.9% over the $12.19 closing price of our common stock on September 5, 2000, the last trading day before we announced the receipt of the offer which led to the signing of the merger agreement.

     We cannot complete the merger unless the conditions to closing are satisfied, including obtaining the approval of holders of a majority of the outstanding shares of Shaw common stock and satisfying various regulatory requirements. We currently expect that the regulatory approvals will be obtained, and that the closing of the merger will occur, early in the first quarter of 2001.

     A special committee consisting of four independent members of our Board of Directors carefully reviewed and considered the terms and conditions of the proposed merger and negotiated certain of its terms. Based on its review, the special committee has unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of our shareholders (other than the members of the investor group). In making this determination, the special committee considered, among other things, an opinion received from Merrill Lynch & Co., the special committee's independent financial advisor, as to the fairness of the $19.00 per share to be received by our shareholders (other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement) from a financial point of view.

     OUR BOARD OF DIRECTORS, TAKING INTO ACCOUNT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS UNANIMOUSLY (WITH FOUR DIRECTORS AFFILIATED WITH THE INVESTOR GROUP RECUSING THEMSELVES) (i) DETERMINED THAT THE MERGER AND THE MERGER AGREEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF SHAW AND ITS SHAREHOLDERS (OTHER THAN THE MEMBERS OF THE INVESTOR GROUP), (ii) ADOPTED THE MERGER AGREEMENT, AND (iii) APPROVED THE MERGER AND THE MERGER AGREEMENT. ACCORDINGLY, THE BOARD RECOMMENDS THE MERGER AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

     The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials (including the appendices) carefully.

     Your vote is important. Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and do so.

     If you have any questions regarding the proposed transaction, please call Corporate Investor Communications, Inc., our proxy solicitors, toll-free at 1-877-535-1154.

                                          Very truly yours,

                                          Robert E. Shaw
                                          Chairman and Chief Executive Officer

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     This proxy statement is dated             , 2000 and was first mailed to
Shaw shareholders on           , 2000.

                             SHAW INDUSTRIES, INC.
                             616 EAST WALNUT AVENUE
                             DALTON, GEORGIA 30722

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 2000

                             ---------------------

To the Shareholders of Shaw Industries, Inc.:

     A special meeting of shareholders of Shaw Industries, Inc. will be held at
11:00 a.m., Eastern Standard Time, on           , 2000, at our administrative
offices located at 616 East Walnut Avenue, Dalton, Georgia, for the following purposes:

          1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 19, 2000, among SII Acquisition, Inc., Shaw Industries, Inc., and Berkshire Hathaway Inc. and the merger of SII Acquisition with and into Shaw. In the merger, each issued and outstanding share of Shaw common stock (other than shares held by Shaw, SII Acquisition and their respective subsidiaries and other than shares held by shareholders who perfect dissenters' rights under Georgia law) will be converted into the right to receive $19.00 per share in cash. We refer to this proposal in the proxy statement as the "merger proposal;" and

          2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

     Our Board of Directors has fixed the close of business on November 10, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting. A list of shareholders entitled to vote at the special meeting will be available for examination at our administrative offices, at the time and place of the meeting.

     You have the right to dissent from the proposed merger and, upon compliance with the procedural requirements of the Georgia Business Corporation Code, to receive the "fair value" of your shares if the merger is completed. See "Special Factors -- Dissenters' Rights of Shareholders" in the attached proxy statement. A copy of the relevant sections of the Georgia Business Corporation Code regarding dissenters' rights is attached to the proxy statement as Appendix F.

     You should not send any certificates representing common stock with your proxy card.

     Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          Bennie M. Laughter
                                          General Counsel and Secretary

Dated:           , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers about the Merger......................    1
Summary.....................................................    4
  The Parties...............................................    4
  The Special Meeting.......................................    5
  The Merger................................................    6
Selected Historical Financial Data of Shaw..................   12
Information Concerning the Special Meeting..................   13
  Date, Time and Place of the Special Meeting...............   13
  Purpose of the Special Meeting............................   13
  Record Date; Quorum; Outstanding Common Stock Entitled to
     Vote...................................................   13
  Voting Rights.............................................   13
  Voting and Revocation of Proxies..........................   14
  Solicitation of Proxies...................................   14
  Other Matters.............................................   14
Special Factors.............................................   15
  Background of the Merger..................................   15
  Purpose of the Merger; Certain Effects of the Merger......   19
  Recommendations of the Special Committee and the Board of
     Directors; Reasons for the Merger......................   20
  Fairness Opinion of Merrill Lynch.........................   23
  Position of the Investor Group as to the Fairness of the
     Merger.................................................   28
  Certain Projections Provided to Financial Advisors........   29
  Interests in the Merger that Differ from Your Interests...   31
  Plans for Shaw Following the Merger.......................   33
  Merger Financing; Source of Funds.........................   33
  Certain Federal Income Tax Consequences...................   33
  Accounting Treatment......................................   34
  Dissenters' Rights of Shareholders........................   34
The Merger Agreement........................................   36
  The Merger................................................   36
  Representations and Warranties............................   37
  Certain Covenants.........................................   38
  Other Agreements..........................................   39
  No Solicitation of Transactions...........................   40
  Employee Benefit Plans....................................   41
  Conditions to the Merger..................................   41
  Termination of the Merger Agreement.......................   41
  Expenses..................................................   42
  Amendment; Waiver.........................................   42
The Contribution And Participation Agreement................   42
  The Parties...............................................   42
  Contributions.............................................   42
  Failure to Contribute Shares; Right to Terminate..........   44
  Consent of Continuing Holders to Certain Business
     Combinations...........................................   45
  Puts and Call.............................................   45
  Sales By Berkshire Hathaway...............................   46
  Conditions to Completion of the Closing under the
     Contribution Agreement.................................   47
The Voting Agreement and the Investor Voting Agreement......   47

                                                              PAGE
                                                              ----
Regulatory Matters..........................................   48
  Antitrust Considerations..................................   48
  Other Regulatory Matters..................................   49
Parties to the Merger.......................................   49
  Shaw......................................................   49
  SII Acquisition...........................................   49
  The Investor Group........................................   50
Security Ownership of Certain Beneficial Owners and
  Management................................................   52
Certain Relationships.......................................   54
Price Range of Common Stock and Dividends...................   54
Cautionary Statement Regarding Forward-Looking Statements...   54
Other Information...........................................   55
  Proposals by Shareholders of Shaw.........................   55
  Independent Auditors......................................   56
  Where You Can Find More Information.......................   56
  Incorporation by Reference................................   56
Appendices
Merger Agreement............................................    A
Contribution Agreement......................................    B
Amended and Restated Voting Agreement.......................    C
Investor Voting Agreement...................................    D
Merrill Lynch Opinion.......................................    E
Georgia Business Corporation Code Sections Regarding
  Dissenters' Rights........................................    F
Information Relating to Shaw Industries, Inc., SII
  Acquisition, Inc.,
  Berkshire Hathaway Inc., etc..............................    G

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT EFFECT WILL THE MERGER HAVE ON SHAW?

A: We will be merged with SII Acquisition, Inc., a corporation formed by Berkshire Hathaway Inc. solely for the purpose of engaging in the merger and related transactions. SII Acquisition has entered into a contribution and participation agreement with an investor group that includes Berkshire Hathaway, Robert E. Shaw, a director and our Chairman and Chief Executive Officer, certain of Mr. Shaw's family members and related family interests, Julian D. Saul, a director and our President, through certain of Mr. Saul's family interests, William C. Lusk, Jr. and W. Norris Little, each a director, and eight other members of our management. Under the terms of the contribution agreement, members of the investor group will contribute cash and/or shares of our common stock to SII Acquisition in exchange for shares of common stock in SII Acquisition. We expect that upon consummation of the contribution agreement immediately prior to completion of the merger, Berkshire Hathaway will own 87.3% of SII Acquisition and the other members of the investor group will own the remaining 12.7% of SII Acquisition. SII Acquisition will be merged into Shaw, and we will be the surviving company in the merger. After the merger has been completed, our common stock will be 100% owned by members of the investor group and will no longer be publicly traded. It is expected that Berkshire Hathaway will own 87.3% and the other members of the investor group will own the remainder of the outstanding common stock of Shaw following the merger.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive $19.00 in cash in exchange for each share of Shaw common stock that you own at the time of the merger. The $19.00 per share to be paid in the merger represents a premium of approximately 55.9% over the $12.19 closing price of our common stock on September 5, 2000, the last trading day before we announced the receipt of the offer which led to signing of the merger agreement.

Q:   WHAT IS THE BOARD'S RECOMMENDATION?

A: The Board has unanimously (with the four directors affiliated with the investor group recusing themselves):

     - Determined that the merger and the merger agreement are fair to you and in the best interests of you and Shaw,

     - Recommends the merger proposal, and

     - Recommends that you vote "FOR" approval of the merger proposal.

     In making this determination, the Board took into account the recommendation of a special committee, consisting of four independent members of the Board, which reviewed and evaluated the terms and conditions of the merger. The special committee and the Board considered the opinion of the special committee's financial advisor, Merrill Lynch & Co., as to the fairness of the $19.00 per share to be received by our shareholders (other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement) from a financial point of view.

Q.   WHAT VOTE OF SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER PROPOSAL?

A: The merger proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Certain of our shareholders who collectively own an aggregate of 35,200,790 shares of our common stock, or 28.4% of the shares outstanding as of October 19, 2000, have entered into an amended and restated voting agreement with Berkshire Hathaway and SII Acquisition. Under the voting agreement and a related investor voting agreement between Berkshire Hathaway and Shaw, 21,767,529 of these shares will be voted at the special meeting for approval of the merger and the merger agreement and 13,433,261 of these shares will be voted at the special meeting in the same proportion as all of our other shares of common stock voting on the merger and the merger agreement (including the 21,767,529 shares) are voted.

Q.   WHAT DO I NEED TO DO NOW?

A: You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person.

Q.   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote by sending in a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. You must also vote your shares in person at the meeting. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:   SHOULD I SEND MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker as to how to vote your shares.

Q:   WHAT HAPPENS IF I DO NOT SEND IN MY PROXY OR IF I ABSTAIN FROM VOTING?

A: If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote AGAINST the merger proposal.

Q:   WHAT REGULATORY APPROVALS AND FILINGS ARE NEEDED TO COMPLETE THE MERGER?

A: Before we can complete the merger, we will be required to await the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We also must file a notification with the Mexican Federal Competition Commission.

Q: WHEN DO YOU EXPECT TO MAKE THE REQUIRED REGULATORY FILINGS AND OBTAIN THE REQUIRED REGULATORY APPROVALS?

A: It is anticipated that the regulatory filing under the Hart-Scott-Rodino Antitrust Improvements Act will be made on or about November 2, 2000, and we expect that the waiting period under that Act will expire or terminate on or about December 2, 2000. However, we cannot assure you that it will occur by this time. Also, it is anticipated that a notification will be filed with the Mexican Federal Competition Commission as soon as practicable, and the merger may be consummated once the notification is filed.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The merger will be a taxable transaction to you for federal income tax purposes. A brief summary of the possible tax consequences to you appears on pages 33-34 of this proxy statement. You should consult your tax advisor as to the tax effect of your particular circumstances.

Q:   WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?

A: If you wish, you may dissent from the merger and obtain payment of the fair value of your shares, but only if you comply with all requirements of Georgia law which are summarized on pages 34-36 of this proxy statement. A complete copy of the relevant sections of the Georgia code regarding dissenters' rights is included in this proxy statement as Appendix F. The fair value of your shares may be more or less than the merger consideration to be paid in the merger.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have additional questions about the merger or would like additional copies of the proxy statement, you should call Corporate Investor Communications, Inc., our proxy solicitors, toll-free at 1-877-535-1154.

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For additional information concerning the merger proposal and the terms and conditions of the merger agreement, you should read this entire proxy statement, including the appendices, and the other documents referred to or incorporated by reference into this proxy statement. Copies of the merger agreement, contribution agreement, amended and restated voting agreement and investor voting agreement are included in this proxy statement as Appendices A, B, C and D respectively.

                                  THE PARTIES

SHAW (PAGE 49)

     We are based in Dalton, Georgia and have approximately 30,000 employees. We are the world's largest carpet manufacturer based on both revenue and volume of production. We design and manufacture approximately 1,800 styles of tufted and woven carpet for residential and commercial use under the PHILADELPHIA, TRUSTMARK, CABIN CRAFTS, SHAW COMMERCIAL CARPETS, STRATTON, NETWORX, SHAWMARK, EVANS BLACK, SALEM, SUTTON, PATCRAFT, CUMBERLAND, DESIGNWEAVE, QUEEN CARPET, QUEEN COMMERCIAL and TUFTEX trade names and under certain private labels. Our manufacturing operations are fully integrated from the processing of yarns through the finishing of carpet. Our carpet is sold in a broad range of prices, patterns, colors and textures, with the majority of our sales in the medium to high retail price range. We sell our wholesale products to retailers, distributors and commercial users throughout the United States, Canada and Mexico; through our own residential and commercial contract distribution channels to various residential and commercial end-users in the United States; and to a lesser degree, export our products to additional overseas markets. We also provide installation services and sell laminate flooring, ceramic tile and hardwood flooring. Our common stock is traded on the New York Stock Exchange under the symbol "SHX." Information about us is available on the Internet at http://www.shawinc.com.

SII ACQUISITION (PAGE 49)

     Berkshire Hathaway formed SII Acquisition solely for the purpose of engaging in the merger and related transactions. SII Acquisition has entered into a contribution and participation agreement with an investor group that includes:

     - Berkshire Hathaway,

     - Robert E. Shaw, a director and our Chairman and Chief Executive Officer,

     - Certain of Mr. Shaw's family members and related family interests,

     - Julian D. Saul, a director and our President, through certain of Mr. Saul's family interests,

     - W. Norris Little (through a family limited partnership) and William C. Lusk, Jr., each a director, and

     - Eight other members of our management.

Under the contribution agreement, the members of the investor group have agreed to contribute to SII Acquisition immediately prior to completion of the merger shares of our common stock in exchange for shares of SII Acquisition common stock. In addition, Berkshire Hathaway has agreed to contribute cash to SII Acquisition in an amount necessary to complete the merger in exchange for shares of SII Acquisition common stock if all of the conditions to the merger are satisfied and a minimum contribution of 6,485,604 shares of our common stock is made to SII Acquisition by each of Messrs. Shaw and Saul together with certain of their family members and related family interests. We expect that Berkshire Hathaway will own 87.3% of SII Acquisition and the other members of the investor group will own the remaining 12.7% of SII Acquisition.

THE INVESTOR GROUP (PAGES 50-51)

     Berkshire Hathaway. We expect that Berkshire Hathaway will own 87.3% of SII Acquisition immediately prior to completion of the merger and 87.3% of Shaw following completion of the merger. Berkshire Hathaway is a holding company owning subsidiaries engaged in a number of diverse business activities, the most significant of which is the property and casualty insurance and reinsurance business. Warren E. Buffett is Chairman of the Board and Chief Executive Officer of Berkshire Hathaway. Berkshire Hathaway is traded on the New York Stock Exchange under the symbols "BRKA" for its Class A Common Stock and "BRKB" for its Class B Common Stock.

     Management Shareholders and Family Group Shareholders. The members of the investor group other than Berkshire Hathaway include certain of our directors and members of our management. The ownership interests of certain of these members in SII Acquisition will include interests held by their family members and related family interests. We expect that these members of the investor group will own in the aggregate 12.7% of SII Acquisition immediately prior to completion of the merger and 12.7% of Shaw following completion of the merger. Following is a list of these members of the investor group and their respective titles:

     - Robert E. Shaw -- Director, Chairman and Chief Executive Officer

     - W. Norris Little -- Director and Vice Chairman

     - Julian D. Saul -- Director and President

     - William C. Lusk, Jr. -- Director

     - Vance D. Bell -- Executive Vice President, Operations

     - Kenneth G. Jackson -- Executive Vice President and Chief Financial
       Officer

     - Gerald R. Embry -- Controller

     - Spright D. Holland -- Vice President, Logistics

     - Jeffrey Todd Meadows -- Vice President, Shaw Rugs

     - Percy D. Merritt -- Vice President, Sales and Marketing, Residential Division

     - Henry H. Long -- Vice President, Contract Division

     - Julius C. Shaw, Jr. -- Executive Vice President, Investor Relations

                                 THE SPECIAL MEETING

      DATE, TIME, PLACE AND MATTERS TO BE CONSIDERED (PAGE 13)

     The special meeting will be held at 11:00 a.m., Eastern Standard time, on
          , 2000, at our administrative offices located at 616 East Walnut Avenue, Dalton, Georgia. At the special meeting, you will be asked to consider and vote upon the merger proposal.

VOTE REQUIRED (PAGE 13)

     The merger proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Certain of our shareholders (including Mr. Shaw and certain of his family members and related family interests and Mr. Saul, through a family trust) who collectively own an aggregate of 35,200,790 shares of our common stock, or 28.4% of the shares outstanding as of October 19, 2000, have entered into an amended and restated voting agreement with Berkshire Hathaway and SII

Acquisition. Under the voting agreement and a related investor voting agreement between Berkshire Hathaway and Shaw:

     - An aggregate of 21,767,529 shares of our common stock will be voted at the special meeting pursuant to proxies granted under the voting agreement for approval of the merger and the merger agreement; and

     - An aggregate of 13,433,261 shares of our common stock will be voted at the special meeting pursuant to proxies granted under the voting agreement in the same proportion as all of our other shares of common stock voting on the merger and the merger agreement (including the 21,767,529 shares referenced above) are voted.

RECORD DATE FOR VOTING (PAGE 13)

     The close of business on November 10, 2000 is the record date for determining holders of shares of our common stock entitled to vote at the special meeting. Each share of common stock will be entitled to one vote. On the
record date, there were                shares entitled to vote at the special
meeting.

REVOCATION OF PROXIES (PAGE 14)

     You may revoke your proxy at any time before the special meeting by delivering a written notice of revocation to our Secretary, by executing and delivering a later-dated proxy or by attending the meeting and giving oral notice of your intention to vote in person. Your attendance at the meeting will not by itself constitute a revocation of your proxy. You must also vote your shares in person at the meeting. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

     Unless contrary instructions are indicated on your proxy, all of your shares represented by valid proxies will be voted FOR the approval of the merger proposal.

                                   THE MERGER

WHAT YOU WILL RECEIVE IN THE MERGER (PAGES 36-43)

     You will receive $19.00 per share in cash in exchange for each share of our common stock that you own. The merger price represents a premium of approximately 55.9% over the $12.19 per share closing price of our common stock on September 5, 2000, the last trading day before we announced the receipt of the offer which led to the signing of the merger agreement.

BACKGROUND OF THE MERGER; REASONS FOR THE MERGER (PAGES 15-19)

     For a description of the events leading to the approval of the merger by the Board, you should refer to "Special Factors -- Background of the Merger" and "-- Recommendations of the Special Committee and the Board of Directors; Reasons for the Merger."

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER (PAGES 19-20)

     The principal purpose of the merger is to enable Berkshire Hathaway and the other members of the investor group to own all of the equity interests in Shaw and to provide you with the opportunity to receive a cash price for your shares at a premium over the market prices at which our common stock traded before announcement of the receipt of the offer which led to signing of the merger agreement.

     The merger will terminate all common equity interests in Shaw held by shareholders other than the members of the investor group. The members of the investor group will be the sole beneficiaries of any earnings and growth of Shaw following the merger, and will bear all of the risk of any decrease in the value of Shaw following the merger. We expect that Berkshire Hathaway will own 87.3% of Shaw following the completion of the merger and the other members of the investor group will own the remaining 12.7% of Shaw.

     Upon completion of the merger, our common stock will be delisted from the New York Stock Exchange and will no longer be publicly traded.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD (PAGES 20-23)

     A special committee of the Board has unanimously determined that the terms of the merger as contemplated by the merger agreement are fair to and in the best interests of our shareholders (other than the members of the investor group) and has recommended that the Board approve and declare advisable the merger agreement and submit the merger agreement to our shareholders and recommend that our shareholders adopt the merger agreement. The special committee consists solely of directors who are not officers or employees of Shaw and who will not retain an interest in Shaw following the merger. The Board, taking into account the recommendation of the special committee and the opinion of Merrill Lynch, the special committee's independent financial advisor, has unanimously determined (with four directors affiliated with the investor group recusing themselves) that the merger is fair to, and in the best interests of, Shaw and our shareholders (other than the members of the investor group), recommends the merger proposal and recommends that you vote FOR approval of the merger proposal.

OPINION OF MERRILL LYNCH (PAGES 23-28)

     Merrill Lynch delivered an opinion to the special committee on October 19, 2000, to the effect that, as of the date of its opinion, the price per share to be received by our shareholders (other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement) in the merger was fair from a financial point of view. We have included a copy of this opinion as Appendix E in this proxy statement. The opinion of Merrill Lynch is addressed to the special committee and does not constitute a recommendation as to how you should vote at the special meeting. We urge you to read the opinion of Merrill Lynch in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Merrill Lynch.

INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (PAGES 31-33)

     In considering the Board's recommendation that you vote in favor of the merger proposal, you should be aware that some of our directors and officers have interests in the merger that are different from your interests as a shareholder, including the following:

     - Robert E. Shaw, a director and our Chairman and Chief Executive Officer, Julian D. Saul, a director and our President, William C. Lusk, Jr. and W. Norris Little, each a director, and eight other members of our management are members of the investor group. In connection therewith, they have entered into the contribution agreement under which they will contribute certain of their existing shares of our common stock to SII Acquisition immediately prior to completion of the merger in exchange for an equivalent number of shares of common stock in SII Acquisition. The exchange of our common stock for equivalent common stock in SII Acquisition is expected to be accomplished on a tax-free basis. Upon completion of the merger, SII Acquisition will be merged into us and the common stock of SII Acquisition will be converted, by virtue of the merger, into common stock of Shaw, as the surviving company. As a result, all common equity interests in Shaw following the merger will be owned by the investor group. It is expected that Mr. Shaw, together with certain of his family members and related family interests, will own approximately 6.4% of the equity and voting interests in Shaw following the merger, Mr. Saul, through certain of his family interests, will own approximately 5.2% of the equity and voting interests in Shaw following the merger and the other directors and management members included in the investor group will own in the aggregate approximately 1.1% of the equity and voting interests in Shaw following the merger.

     - Our directors and executive officers as a group hold options to purchase a total of 551,800 shares of our common stock, 233,500 of which are not currently vested. Immediately prior to the effective time of the merger, the unvested stock options will vest and become immediately exercisable. Each stock option which is outstanding at the time of the merger will be cancelled and, in consideration of the cancellation, the holder of the option will receive the difference between the $19.00 per share merger price and the exercise price of the option.

     - Included in our outstanding stock options are options to purchase 795,800 shares of our common stock which are held by certain of the members of our management included in the investor group. We have agreed to allow these individuals in connection with their exercise of options to purchase 546,300 shares to direct that certain shares of our common stock which would otherwise be issuable upon such exercise be withheld by us as payment of the exercise price applicable to the options, with the withheld shares being valued at the $19.00 per share merger price. We have also agreed to pay, subject to certain limitations, to each of these individuals who exercises any of these stock options and contributes the shares received as a result of such exercise to SII Acquisition under the contribution agreement a bonus to cover all federal and state taxes incurred by such individual (including a gross-up to pay taxes imposed as a result of such bonus payment) in connection with the exercise of the stock options to purchase 546,300 shares.

     - Under the contribution agreement, the members of the investor group (other than Berkshire Hathaway) are given certain rights to require Berkshire Hathaway to purchase their common stock in Shaw following the completion of the merger.

     - It is expected that all of our executive officers will continue to serve in their current capacities following the merger.

     - In the merger agreement, we, as the surviving corporation in the merger, are required to indemnify our directors and officers following the merger.

MERGER FINANCING; SOURCE OF FUNDS (PAGE 33)

     The maximum total amount of funds required to complete the merger, including related costs and expenses, is expected to be approximately $2.0 billion. This amount assumes that no shareholders perfect their dissenters' rights under Georgia law, but excludes approximately $342 million of our shares (valued at the merger price) which are expected to be contributed to SII Acquisition by Berkshire Hathaway and the other members of the investor group.

CONDITIONS TO THE MERGER (PAGE 41)

     Each party's obligation to complete the merger is subject to a number of conditions, including the following:

     - Approval by our shareholders of the merger proposal;

     - The expiration or termination of the waiting period under the Hart-Scott-Rodino Act;

     - The absence of any order or injunction prohibiting the merger; and

     - The receipt of all required consents or approvals of any governmental authorities in foreign jurisdictions.

     Our obligation to complete the merger is subject to the following additional conditions:

     - The material accuracy of the representations and warranties of SII Acquisition and Berkshire Hathaway and the performance in all material respects of their respective obligations under the merger agreement; and

     - Our receipt of customary closing certificates and legal opinions.

     The obligations of SII Acquisition to complete the merger are subject to the following additional conditions:

     - The material accuracy of our representations and warranties and the performance in all material respects of our obligations under the merger agreement;

     - The receipt of all material third party consents to the merger;

     - The holders of less than 10% of our outstanding shares of common stock perfecting dissenters' rights under Georgia law;

     - The receipt by SII Acquisition and Berkshire Hathaway of customary closing certificates and legal opinions; and

     - The closing of the transactions under the contribution agreement.

     The obligations of SII Acquisition to complete the merger are not subject to a financing condition.

REGULATORY FILINGS AND APPROVALS (PAGES 48-49)

     We must make filings with and receive approvals of various federal, state and foreign regulatory agencies before the merger can be completed. At the federal level, these approvals include the expiration or termination of the waiting period under the Hart-Scott-Rodino Act. We also must file a notification with the Mexican Federal Competition Commission.

TERMINATION OF THE MERGER AGREEMENT (PAGES 41-42)

     The parties to the merger agreement can mutually agree to terminate the merger agreement at any time, whether before or after receiving shareholder approval, without completing the merger. The merger agreement may also be terminated:

     - By us or Berkshire Hathaway if:

      -- a law or court order permanently prohibits the merger;

      -- the merger is not completed on or before March 31, 2001; or

      -- our shareholders do not approve the merger proposal.

     - By Berkshire Hathaway if:

      -- our board withdraws, modifies or amends, or proposes publicly to withdraw, modify or amend, in a manner adverse to SII Acquisition or Berkshire Hathaway, its approval or recommendation of the merger or the merger agreement, or fails to reconfirm its recommendation within five business days after a written request to do so;

      -- our board fails to include its recommendation in this proxy statement;

      -- our board approves or recommends, or proposes publicly to approve or recommend, any takeover proposal with respect to us or our significant subsidiaries by any third party;

      -- the special committee withdraws, or publicly proposes to withdraw, in a manner adverse to SII Acquisition or Berkshire Hathaway, its approval of the merger or the merger agreement;

      -- a takeover proposal with respect to us or our significant subsidiaries by a third party which contains a proposal as to price is commenced, is publicly proposed or communicated to us and we fail to reject the proposal within 10 business days of our receipt of the proposal or, if sooner, the date the proposal first becomes publicly disclosed; or

      -- any of the conditions to its obligations or the obligations of SII
         Acquisition to complete the merger are not satisfied by March 31, 2001.

     - By us if:

      -- prior to the shareholder vote, we enter into a definitive agreement concurrently with the termination of the merger agreement which provides for a superior proposal that was made (and not solicited) after the date of the merger agreement and under circumstances not otherwise involving a breach of the merger agreement, if our Board determines, after consultation with outside legal counsel, that the failure to enter into the definitive agreement would constitute a breach of its fiduciary duties to our shareholders; or

      -- any of the conditions to our obligations to complete the merger are not satisfied by March 31, 2001.

NO TERMINATION FEES

     The merger agreement does not provide for the payment of a termination fee in the event the merger agreement is terminated by any party.

DISSENTERS' RIGHTS (PAGES 34-36)

     You are entitled to exercise dissenters' rights in connection with the merger. If you elect to exercise dissenters' rights, you must deliver to us, before the shareholder vote to approve the merger proposal is taken, written notice of your intent to demand payment of the "fair value" of your shares if the merger is completed, and you must not vote to approve the merger proposal. A copy of the relevant sections of the Georgia Business Corporation Code regarding dissenters' rights are included in this proxy statement as Appendix F.

FEDERAL INCOME TAX CONSEQUENCES (PAGES 33-34)

     You will be taxed on the cash you receive in the merger to the extent that the cash exceeds your tax basis in your shares or, conversely, you will recognize loss to the extent that your tax basis exceeds the cash you receive. You should consult your tax advisor regarding the U.S. Federal income tax consequences of the merger, as well as any tax consequences under state, local or foreign laws.

CONTRIBUTION AND PARTICIPATION AGREEMENT (PAGES 43-47)

     SII Acquisition, Berkshire Hathaway, Mr. Shaw and certain of his family members and related family interests, Mr. Saul and Mr. Little, through certain of their family interests, Mr. Lusk, and the eight other members of our management who are part of the investor group have entered into a contribution and participation agreement. A copy of the contribution agreement is included with this proxy statement as Appendix B.

     Under the contribution agreement, Berkshire Hathaway has agreed to contribute 2,194,200 shares of our common stock and $2,016,686,315 in cash to SII Acquisition in exchange for 108,335,585 shares of common stock in SII Acquisition.

     In addition, under the contribution agreement:

     - Mr. Shaw and certain of his family members and related family interests have agreed to contribute in the aggregate 7,999,000 shares of our common stock to SII Acquisition in exchange for the same number of shares of common stock of SII Acquisition;

     - Mr. Saul, through certain of his family interests, has agreed to contribute in the aggregate 6,485,604 shares of our common stock to SII Acquisition in exchange for the same number of shares of common stock of SII Acquisition; and

     - Mr. Lusk and Mr. Little, through a family limited partnership, and eight other members of our management have agreed to contribute in the aggregate 1,318,034 shares of our common stock to SII Acquisition in exchange for the same number of shares of common stock of SII Acquisition.

     If either the Shaw or the Saul shareholder group referred to above fails to contribute a minimum of 6,485,604 shares of our common stock, SII Acquisition and Berkshire Hathaway will have the option to terminate the contribution agreement. The closing of the transactions under the contribution agreement is a condition to the completion of the merger and, therefore, a termination of the contribution agreement would effectively terminate the merger agreement.

     Upon completion of the merger, SII Acquisition will be merged into Shaw and the common stock of SII Acquisition will be converted, by virtue of the merger, into common stock of Shaw, as the surviving company. After completion of the merger, Messrs. Shaw and Saul and their respective family members and related family interests who are parties to the contribution agreement, Mr. Little's family limited partnership, Mr. Lusk and the eight other members of management who are parties to the contribution agreement will have certain rights under the contribution agreement to require Berkshire Hathaway to purchase their common stock. In addition, under the contribution agreement, after the merger and until Berkshire Hathaway owns more than 95% of the common stock of Shaw, the contribution agreement prohibits Shaw from merging or consolidating with, or acquiring, any other company that is not engaged in the manufacture, distribution and/or sale of floor coverings without the prior consent of certain of the holders of the Shaw common stock other than Berkshire Hathaway.

VOTING AGREEMENT AND INVESTOR VOTING AGREEMENT (PAGES 47-48)

     Berkshire Hathaway, SII Acquisition, and certain of our shareholders (including Mr. Shaw and certain of his family members and related family interests and Mr. Saul, through certain of his family interests) who in the aggregate own 35,200,790 shares of our common stock, or 28.4% of the shares outstanding as of October 19, 2000, have entered into an amended and restated voting agreement. A copy of the voting agreement is included in this proxy statement as Appendix C. Under the voting agreement, these shareholders have agreed, among other things, to vote their shares of our common stock in favor of the merger proposal and against any third party proposal and, for that purpose, have given Berkshire Hathaway their irrevocable proxy to vote their shares of our common stock at the special meeting and any other meeting of our shareholders at which the merger proposal is considered. In addition, these shareholders have agreed:

     - Not to dispose of any of their shares during the term of the voting agreement;

     - Not to encourage or facilitate any proposal from any third party relating to the acquisition of shares of our common stock or any transaction that would constitute a takeover proposal under the terms of the merger agreement;

     - Not to participate in any discussions or negotiations or furnish any information or otherwise cooperate in any way in any transaction that might constitute a takeover proposal under the merger agreement involving any third party; and

     - To immediately cease and terminate all existing discussions or negotiations with respect to any of the foregoing with any third party.

     The foregoing provisions do not prohibit Messrs. Shaw, Saul, Lusk and Little, in their capacities as members of our Board, from taking actions in such capacity with respect to "superior proposals" that are permitted under the merger agreement as described herein under "The Merger Agreement -- No Solicitation of Transactions."

     In connection with the proxy given to Berkshire Hathaway under the voting agreement, Berkshire Hathaway has entered into the investor voting agreement with us under which Berkshire Hathaway has agreed to vote an aggregate of 13,433,261 shares of our common stock which are subject to the voting agreement and are also subject to the contribution agreement in the same proportion as the other shares of our common stock voting on the approval of the merger and the merger agreement are voted on such matters. The remaining 21,767,529 shares of our common stock which are subject to the voting agreement will be voted for the approval of the merger and the merger agreement and will be counted in determining how the 13,433,261 shares subject to the investor voting agreement are voted. A copy of the investor voting agreement is included in this proxy statement as Appendix D.

                   SELECTED HISTORICAL FINANCIAL DATA OF SHAW

     The following selected historical financial data for the fiscal years ended January 1, 2000 and January 2, 1999 have been derived from our audited consolidated financial statements incorporated by reference into this proxy statement. The selected historical financial data for each of the nine-month periods ended September 30, 2000 and October 2, 1999 have been derived from our unaudited consolidated financial statements incorporated by reference into this proxy statement. This information is only a summary, and you should read it together with the historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference. See "Where You Can Find More Information."

                                               NINE MONTHS ENDED              FISCAL YEAR ENDED
                                          ----------------------------   ---------------------------
                                          SEPTEMBER 30,    OCTOBER 2,     JANUARY 1,     JANUARY 2,
                                              2000            1999           2000           1999
                                          -------------   ------------   ------------   ------------
                                                  (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
INCOME STATEMENT DATA:
Net Sales...............................  $  3,091,777    $  3,103,852   $  4,107,736   $  3,542,202
Costs and Expenses:
  Cost of sales.........................     2,322,354       2,284,455      3,028,248      2,642,453
  Selling, general and administrative...       484,920         469,435        627,075        620,878
  Charges to record loss on sale of
     residential retail operations,
     store closing costs and write-down
     of certain assets..................        46,574              --          4,061        132,303
  Charge to record pending settlement of
     class action antitrust
     litigation.........................        27,500              --             --             --
  Restructuring charge..................         6,600              --             --             --
  Charge to record plant closing
     costs..............................            --              --          1,834             --
  Interest, net.........................        55,907          46,572         62,812         62,553
  Loss on sale of equity securities.....            --              --             --         22,247
  Other expense, net....................         3,643           2,898          1,319          4,676
                                          ------------    ------------   ------------   ------------
Income Before Income Taxes..............       144,279         300,492        382,387         57,092
Provision for Income Taxes..............        61,610         123,345        157,361         38,407
                                          ------------    ------------   ------------   ------------
Income Before Equity in Income of Joint
  Ventures..............................        82,669         177,147        225,026         18,685
Equity in Income of Joint Ventures......           857           2,959          2,925          1,947
                                          ------------    ------------   ------------   ------------
Net Income..............................  $     83,526    $    180,106   $    227,951   $     20,632
                                          ============    ============   ============   ============
Earnings Per Common Share:
  Basic.................................  $       0.65    $       1.29   $       1.64   $       0.16
  Diluted...............................          0.65            1.27           1.62           0.16
Cash Dividends Per Share................          0.15            0.05           0.10          0.075
Weighted Average Shares Outstanding:
  Basic.................................   128,073,069     139,820,506    138,591,266    128,031,290
  Diluted...............................   128,673,206     142,176,072    140,680,923    129,915,178
Ratio of Earnings to Fixed Charges(1)...          3.58x           7.45x          7.09x          1.91x
BALANCE SHEET DATA (AS OF END OF
  INDICATED PERIOD):
Working Capital.........................  $    587,680    $    555,948   $    581,957   $    627,560
Property, Plant & Equipment, net........       776,515         742,115        753,805        716,428
Total Assets............................     2,384,172       2,352,148      2,291,719      2,261,447
Total Long-Term Debt....................       891,395         768,939        823,821        927,434
Shareholders' Investment................       802,288         904,017        868,585        797,368
Shareholders' Investment Per Common
  Share(2)..............................          6.47            6.56           6.55           5.66

---------------

(1) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes, non-distributed equity in income of joint ventures and fixed charges, by the fixed charges. The fixed charges consist of interest expense.
(2) Shareholders' investment per common share has been calculated by dividing shareholders' investment by the number of common shares outstanding at the end of each of the periods presented.

                   INFORMATION CONCERNING THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     This proxy statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for the special meeting of
shareholders to be held at 11:00 a.m., Eastern Standard time, on             ,
2000, at our administrative offices located at 616 East Walnut Avenue, Dalton, Georgia, or any postponement or adjournment of the meeting. This proxy statement, the notice of special meeting and the accompanying form of proxy card
are first being mailed to shareholders on or about             , 2000.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, you will be asked:

     - To consider and vote upon a proposal to approve the merger agreement among SII Acquisition, Shaw and Berkshire Hathaway and the merger of SII Acquisition with and into Shaw. In the merger, each issued and outstanding share of our common stock (other than shares held by Shaw, SII Acquisition and their respective subsidiaries and other than shares held by shareholders who perfect dissenters' rights under Georgia law) will be converted into the right to receive $19.00 per share in cash; and

     - To transact any other business that may properly come before the special meeting or any adjournment or postponement of the meeting.

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE

     All record holders of shares of our common stock at the close of business on November 10, 2000 are entitled to notice of, and to vote at, the special meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock is required to constitute a quorum for the transaction of business. A list of record holders will be available for examination at our administrative offices at the time and place of the special meeting. At the close of business on November 10, 2000, there were shares of our common stock outstanding.

VOTING RIGHTS

     You are entitled to one vote for each share of common stock that you held as of the close of business on the record date. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the merger and the merger agreement. Under Georgia law, in determining whether approval of the merger and the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the merger and the merger agreement. Certain of our shareholders (including Mr. Shaw and certain of his family members and related family interests and Mr. Saul, through a family trust), who collectively own an aggregate of 35,200,790 shares of our common stock, or 28.4% of the shares outstanding as of October 19, 2000, have entered into an amended and restated voting agreement with Berkshire Hathaway and SII Acquisition. Under the voting agreement, these shareholders have agreed, among other things, to vote their shares in favor of the merger and the merger agreement and against any third party takeover proposal and, for that purpose, have given Berkshire Hathaway their irrevocable proxy to vote their shares at the special meeting and any other meeting of our shareholders at which the merger or the merger agreement are considered.

     Included in the shares which are subject to the voting agreement are 13,433,261 shares which are required to be contributed to SII Acquisition under the contribution agreement. In connection with the proxy granted to Berkshire Hathaway under the voting agreement, Berkshire Hathaway has entered into an investor voting agreement with Shaw under which Berkshire Hathaway has agreed to vote those shares subject to the voting agreement which are also subject to the contribution agreement in the same proportion as all of the other shares of our common stock voting on the approval of the merger and the merger agreement are voted on such matters. As a result of the voting agreement and the investor voting agreement, an aggregate of 21,767,529 shares of our common stock will be voted at the special meeting pursuant to proxies granted under the voting agreement for the merger and the merger agreement and an aggregate of 13,433,261 shares of our common stock will be voted at the special meeting pursuant to proxies granted under the voting agreement in the same proportion as all of the other shares of our common stock voting on the approval of the merger and merger agreement (including the 21,767,529 shares subject only to the voting agreement) are voted on such matters.

VOTING AND REVOCATION OF PROXIES

     A form of proxy card for your use at the special meeting accompanies this proxy statement. All properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" approval of the merger proposal and the merger agreement in accordance with the recommendation of the Board. In that event, you will not have the right to dissent from the merger and seek payment of the fair value of your shares.

     If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting, giving oral notice of your intention to vote in person and voting your shares in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. If you have executed and delivered a proxy to us, your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. You must also vote your shares in person. If you vote in favor of the merger proposal, you will not have the right to dissent and seek payment of the fair value of your shares. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote AGAINST the merger proposal.

SOLICITATION OF PROXIES

     We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

OTHER MATTERS

     We do not know of any matters other than those described in this proxy statement which may come before the special meeting. If any other matters are properly presented to the special meeting for action, we intend that the persons named in the enclosed form of proxy card will vote in accordance with their best judgment. These matters may include an adjournment or postponement of the special meeting from time to time if our Board so determines. If any adjournment or postponement is made, we may solicit additional proxies during the adjournment period.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the meeting in person.

     You should not send any certificates representing common stock with your proxy card. If we complete the merger, the procedure for the exchange of certificates representing common stock will be as described under the heading "The Merger Agreement -- The Merger -- Exchange of Common Stock Certificates" of this proxy statement.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     On June 6, 2000, Robert E. Shaw, Julian D. Saul, Warren E. Buffett and a third party representative met at the offices of Berkshire Hathaway in Omaha, Nebraska concerning a possible transaction between us and a third party in which a subsidiary of Berkshire Hathaway would be an insurer of certain liabilities in that transaction. At the conclusion of that meeting, a decision was made not to pursue that transaction, which was wholly unrelated to the merger.

     In a parting conversation, Mr. Shaw inquired of Mr. Buffett regarding Mr. Buffett's interest in making a direct investment in Shaw. Mr. Buffett's response was non-committal. Mr. Shaw's office subsequently sent publicly available financial information about Shaw to Berkshire Hathaway.

     On June 13, 2000, Mr. Shaw, Mr. Saul, W. Norris Little and Mr. Buffett met at the offices of Berkshire Hathaway to discuss the possibility of a direct investment by Berkshire Hathaway in Shaw. Mr. Buffett indicated that a direct investment by Berkshire Hathaway in Shaw was unlikely but inquired whether Shaw had any objection to Berkshire Hathaway purchasing shares of Shaw in the open market. The Shaw representatives responded that they had no objection. Mr. Buffett indicated that he would give the possibility of direct investment further consideration and would discuss this further with the Shaw representatives on June 19. On June 13, Berkshire Hathaway began purchasing shares of our common stock in the open market.

     On June 16, 2000, Mr. Shaw's office sent Mr. Buffett a press release issued by Shaw concerning the bankruptcy of Flooring America, Shaw's single largest customer. On June 19, Mr. Shaw and Mr. Buffett spoke by telephone and agreed that any further discussion regarding a direct investment in Shaw by Berkshire Hathaway would be put on hold at that time. Brief telephone conversations occurred on July 11, 12 and 24 between Mr. Shaw and Mr. Buffett, with Mr. Shaw extending an invitation to Mr. Buffett to visit our headquarters in Dalton and view our operations.

     On August 10, 2000, Mr. Shaw and Mr. Buffett spoke twice by telephone. These conversations comprised the first discussions between them regarding the possibility of a direct investment or other transaction involving Berkshire Hathaway since the meeting in Omaha on June 13. Among other topics, they discussed the possibility of a "going private" transaction involving Shaw and the possibility of Berkshire Hathaway participating in that transaction.

     On August 16, 2000, Mr. Shaw and Mr. Buffett had a lengthy telephone conversation during which they discussed for the first time the possibility of an acquisition of Shaw by Berkshire Hathaway. Berkshire Hathaway ceased purchasing shares of our common stock on the open market on this date. Brief telephone conversations between Mr. Shaw and Mr. Buffett followed on August 21 and 23, with the latter telephone conversation including plans for a meeting in person between them to be held on August 25.

     On August 25, 2000, Mr. Shaw, Mr. Little, Mr. Buffett and Charles Munger, Berkshire Hathaway's Vice Chairman, met at the offices of Berkshire Hathaway. This was Mr. Munger's first contact with any representatives of Shaw. The parties discussed the terms of a possible acquisition of Shaw by Berkshire Hathaway and a tentative agreement was reached between them providing for a price to be paid by Berkshire Hathaway of $19.00 per share of our common stock for a minimum 80.1% ownership of Shaw by Berkshire Hathaway. On August 28, a lengthy telephone conversation occurred between Mr. Shaw and Mr. Buffett regarding the possible acquisition of Shaw by Berkshire Hathaway, under the proposed terms later contained in Mr. Buffett's letter to Mr. Shaw dated August 29, along with a discussion of the conditions that might apply to minority shares in any new company. On August 28, Mr. Shaw advised certain members of our senior management of a possible transaction with Berkshire Hathaway.

     On August 29, 2000, Mr. Buffett's office sent by telecopy to Mr. Shaw's office a letter on behalf of Berkshire Hathaway offering, subject to approval of our Board of Directors, to purchase between 80.1% and 82% of our common stock for a purchase price of $19.00 in cash per share. The offer was not subject to any financing contingencies. The offer stated that Mr. Shaw and Mr. Saul would each respectively be required to retain at least a 5% interest following the acquisition and anticipated that other members of management and members of the family of Mr. Shaw would retain enough shares (including outstanding options) to own the 18% to 19.9% that would not be owned by Berkshire Hathaway. The offer stated that Berkshire Hathaway anticipated that not more than 40 shareholders would participate in the ownership of Shaw following the acquisition and that current management would continue to manage Shaw. The letter offered to provide an arrangement for disposition of shares owned after the acquisition pursuant to a formula plan facilitating full disposition of shares at death and gradual disposition during the lifetime of employees who participated in Shaw ownership following the acquisition.

     On August 29, 2000, Mr. Shaw and Mr. Buffett spoke on two occasions concerning possible revisions to the letter received that day from Berkshire Hathaway, and Shaw advised its outside counsel of the possibility of a transaction between Berkshire Hathaway and Shaw.

     On August 30, 2000, Mr. Buffett's office sent by telecopy to Mr. Shaw's office a revised letter amplifying and amending Berkshire Hathaway's letter of August 29 in accordance with their telephone conversations on August 29.

     The August 30 letter from Berkshire Hathaway to Mr. Shaw stated that, with the approval of our Board of Directors, Berkshire Hathaway, through a newly formed subsidiary, would offer to purchase between 80.1% and 86% of our common stock for $19.00 per share in cash. The offer was not subject to any financing contingencies but was subject to developing and agreeing upon appropriate documentation. Berkshire Hathaway indicated that if the Board should approve the offer, it was prepared to move promptly.

     The August 30 letter further stated that each of Mr. Shaw and Mr. Saul would be required to retain at least a 5% interest in the new company, which could include shares owned by them personally as well as shares owned by members of their immediate families. The letter indicated that Berkshire Hathaway anticipated that other members of management and members of the Shaw and Saul families would retain enough shares (including outstanding options) to fulfill the 14% to 19.9% that would not be owned by Berkshire Hathaway. Berkshire Hathaway again stated that it anticipated that the new company would not have more than 40 shareholders and our current management would continue to run Shaw after the transaction.

     The August 30 letter further stated that as to shares of the new company included in the minimum ownership requirement imposed upon Messrs. Shaw and Saul and their immediate families, at the option of those shareholders, on March 31 of each year beginning March 31, 2002, the new company would purchase for cash up to 10% of those shares on a cumulative basis at a price equal to $19.00 per share plus the increase in book value per share at the prior year end over the book value per share as of December 31, 2000. As to shares in the new company not included within the minimum ownership requirement, at the option of the owner, the new company would purchase one-third of such shares on a cumulative basis for cash at the same formula price commencing March 31, 2002. In the event of the death of any family group shareholder or the death or termination of employment of any management shareholder, the new company would purchase all of the shares of such shareholder for cash at the same formula price.

     On August 30, 2000, after receipt of the revised letter from Berkshire Hathaway, Mr. Shaw contacted each member of our Board of Directors in order to call a special meeting of the Board of Directors. Due to the intervening Labor Day holiday, the meeting was set for September 6. Mr. Shaw advised each Board member that the subject of the meeting was to review a proposal to effect a going private transaction involving Shaw. He did not advise them at that time that Berkshire Hathaway was to be a participant in this transaction.

     On August 31, 2000, a lengthy telephone conversation occurred between Mr. Shaw and Mr. Buffett regarding the possible transaction and plans being made to call a meeting of our Board on September 6.

     On September 5, 2000, Mr. Shaw and Mr. Buffett spoke twice by telephone concerning the possible transaction with particular reference to the anticipated process by which the transaction would move forward. On the same day, other members of our management were notified of the possible transaction and that a special meeting of our Board of Directors had been called to consider the offer made by Berkshire Hathaway.

     On September 6, 2000, the New York Stock Exchange delayed the opening of trading in our common stock at our request. Two brief telephone conversations occurred between Mr. Shaw and Mr. Buffett prior to the meeting of our Board of Directors on September 6. At this meeting, the Board reviewed the letter of August 30 from Berkshire Hathaway to Mr. Shaw and Mr. Shaw advised the members of the Board of the background which led to receipt of this letter and his and Mr. Saul's reasons for supporting the proposed transaction. Outside counsel for Shaw discussed legal requirements relative to the proposed transaction, including fiduciary obligations of members of the Board and the desirability of referring the consideration of the matter to a special committee of the Board. After discussion, the Board appointed a special committee of independent members of the Board consisting of directors Thomas G. Cousins, Roberto Garza Delgado, J. Hicks Lanier and Robert J. Lunn to consider the offer by Berkshire Hathaway and negotiate the purchase price and other material financial terms of the transaction. The Board authorized the special committee to engage its own counsel and financial advisor in connection with such task. The Board confirmed that we would indemnify the members of the special committee with respect to their service on the committee as permitted under Georgia law and our articles of incorporation and bylaws.

     At the conclusion of the Board meeting, the New York Stock Exchange was advised of the press release proposed to be issued by Shaw. We then issued a press release announcing receipt of the offer by Berkshire Hathaway, including a summary of the terms thereof, and the appointment by our Board of Directors of the special committee. Subsequently, trading commenced on the New York Stock Exchange in our common stock.

     Following the September 6 Board meeting, the special committee designated Mr. Lanier as its chairman. Over the next several days, Mr. Lanier held discussions with and received proposals from nationally recognized investment banking and law firms with respect to acting as advisors to the special committee. The special committee then retained Merrill Lynch as its financial advisor pursuant to a letter agreement dated September 14, 2000 and retained Winston & Strawn as its counsel.

     On September 9, 2000, counsel for Berkshire Hathaway and counsel for Shaw began preparing and negotiating the merger agreement, the voting agreement and the contribution agreement.

     On September 21, 2000, Mr. Buffett, Berkshire Hathaway's counsel, Mr. Shaw and Robert R. Harlin, consultant to Shaw, and outside counsel for Shaw spoke by telephone concerning the terms of the contribution agreement.

     On September 14, 2000, the special committee held a telephonic meeting with its financial and legal advisors. Representatives of Winston & Strawn reviewed with the special committee its legal duties and responsibilities in evaluating the Berkshire Hathaway proposal and other alternatives. Representatives of Merrill Lynch discussed with the special committee a process to evaluate the Berkshire Hathaway proposal and strategic alternatives. Merrill Lynch also presented a preliminary public market overview of companies in the carpet manufacturing industry and a profile of previously announced Berkshire Hathaway investment transactions. The special committee instructed Merrill Lynch to conduct a due diligence review of Shaw and to develop in consultation with the special committee a process to evaluate the Berkshire Hathaway proposal, and other strategic alternatives available to us, including a sale to other interested third parties.

     Beginning the week of September 18, 2000, Merrill Lynch conducted a due diligence review of Shaw.

     On September 28, 2000, the special committee held a meeting in Atlanta, Georgia at which representatives of Winston & Strawn again reviewed with the special committee its legal duties and responsibilities in evaluating the Berkshire Hathaway proposal and other alternatives. Representatives of Merrill Lynch then made a presentation to the special committee that included an overview of the carpet manufacturing industry, our financial performance and trading history, preliminary valuation ranges for Shaw and an evaluation of the Berkshire Hathaway proposal. The preliminary analysis presented by Merrill Lynch made no recommendations and did not express Merrill Lynch's position as to the fairness of the Berkshire Hathaway proposal from a financial point of view. Instead, the preliminary analysis outlined the types of analyses and valuation methodologies that Merrill Lynch would present to the special committee and use in connection with rendering its fairness determination on any business combination transaction.

     At the September 28, 2000 meeting, Merrill Lynch presented a proposed list of parties to be contacted regarding an alternative transaction. After a discussion of the proposed list, the special committee authorized and directed Merrill Lynch to contact a broad group of third parties in order to assess their interest in pursuing a transaction with Shaw. The special committee determined that the third parties to be contacted should include companies in the same industry as Shaw, companies in other industries that may have a strategic interest in a transaction with Shaw and financial sponsors of leveraged and management buyouts. The special committee did not restrict Merrill Lynch's search for alternative proposals by requiring management participation in the proposals.

     Following the September 28 meeting, at the instruction of the special committee, Merrill Lynch contacted twenty-three parties to assess their interest in a merger with, or acquisition of, Shaw. On October 6, 2000, the special committee held a telephonic meeting with its financial and legal advisors at which Merrill Lynch presented a preliminary report of the results of its discussions with third parties. Of the twenty-three parties contacted, nineteen had declined to express interest in an alternative transaction, and four parties had not yet responded. The special committee directed Merrill Lynch to continue its discussions with the remaining parties.

     On October 10, 2000, the special committee held a telephonic meeting with its financial and legal advisors at which Merrill Lynch presented an updated report of the results of its discussions with third parties. Of the four remaining parties contacted, three had declined to express interest in an alternative transaction, and one party had not yet responded. Merrill Lynch then made an updated preliminary presentation to the committee, including an evaluation of the Berkshire Hathaway proposal and presentation of potential valuation ranges for Shaw. The updated preliminary analysis presented by Merrill Lynch made no recommendations and did not express Merrill Lynch's position as to the fairness of the Berkshire Hathaway proposal. Representatives of Winston & Strawn then briefed the committee on the terms of the Berkshire Hathaway proposal and the material provisions of the draft definitive agreements that had been provided to Winston & Strawn by counsel to Shaw. After a discussion, the special committee authorized and directed Merrill Lynch to negotiate with Berkshire Hathaway to attempt to improve the financial terms of the proposed transaction. The special committee also authorized and directed Winston & Strawn to negotiate the legal terms of a potential transaction with counsel to Berkshire Hathaway.

     On October 11, 2000, representatives of Merrill Lynch contacted Mr. Buffett to discuss the financial terms of the proposed transaction. Mr. Buffett informed them that the $19.00 per share offer represented the highest price at which Berkshire Hathaway was willing to proceed with the proposed transaction.

     On October 13, 2000, the special committee held a telephonic meeting with its financial and legal advisors at which the Merrill Lynch representatives reported on their negotiations with Berkshire Hathaway, and the Winston & Strawn representatives reported on their negotiations with counsel to Berkshire Hathaway. Merrill Lynch also reported that the third party who had not previously responded in regards to a potential transaction with Shaw had declined to express interest. The special committee directed Winston & Strawn to continue negotiations with Berkshire Hathaway's counsel on remaining legal issues.

     On October 19, 2000, the special committee held a meeting in Dalton, Georgia with its financial and legal advisors. At the meeting, representatives of Winston & Strawn reviewed with the special committee the legal terms of the proposed Berkshire Hathaway transaction and the fiduciary duties of the special committee under the circumstances. Representatives of Merrill Lynch then made a presentation to the special committee that included updated overviews of the carpet manufacturing industry, our financial performance and trading history, valuation ranges for Shaw and an evaluation of the Berkshire Hathaway proposal. Merrill Lynch then delivered its opinion to the special committee that, as of October 19, 2000, based on the assumptions and qualifications set forth in its analysis, the consideration to be received in the merger by holders of our common stock outstanding at the time of the merger (other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement) was fair to such shareholders from a financial point of view. In connection with the presentation from Merrill Lynch, the special committee reviewed the basis of and assumptions underlying the financial analysis included in the materials distributed to the special committee and summarized under the caption "Special Factors -- Fairness Opinion of Merrill Lynch."

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

     Following further discussion, the special committee unanimously (by means of a vote of the three special committee members then present and by a unanimous written consent of all four special committee members) determined that the merger agreement, and the transactions contemplated thereby, are fair to and in the best interests of Shaw and our shareholders (other than the members of the investor group) and recommended that our Board approve and declare advisable the merger agreement and the transactions contemplated thereby and submit to our shareholders, with the recommendation that they adopt, the merger agreement and the transactions contemplated thereby.

     Following receipt of the special committee's recommendation, our Board met on October 19, 2000. All of the members of our Board, other than Roberto Garza Delgado, were present at the meeting. A representative of counsel for Shaw reviewed with the directors the legal terms of the proposed merger transaction. Following a discussion, the members of the Board present at the meeting unanimously (with four directors affiliated with the investor group recusing themselves) determined that the terms of the merger are fair to and in the best interests of Shaw and our shareholders (other than the members of the investor group) and adopted the merger and approved the merger and the merger agreement. Our Board further directed that the merger agreement and the transactions contemplated thereby be submitted to our shareholders for approval and set a record date for the special meeting of November 10, 2000.

     On October 19, 2000, following the meeting of our Board, and after a conversation between Mr. Shaw and Marc Hamburg, the Chief Financial Officer of Berkshire Hathaway, regarding preliminary third quarter results, the merger agreement was executed by us and by SII Acquisition and Berkshire Hathaway and the contribution agreement, the original voting agreement and the investor voting agreement were executed by the parties to those agreements.

     On October 20, 2000, we issued a press release announcing that the Board had approved the proposed merger and that we had entered into the merger agreement.

     On October 30, 2000, the amended and restated voting agreement, which corrected the number of shares subject to that agreement, was executed by the parties to that agreement.

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The principal purpose of the merger is to enable Berkshire Hathaway and the other members of the investor group to own all of our outstanding common stock and afford our other shareholders the opportunity to receive a cash price for their shares that represents a premium over the market price at which the shares traded prior to the announcement of the receipt of the offer which led to signing of the merger agreement. This will be accomplished by a merger of SII Acquisition, a corporation formed by Berkshire Hathaway and to be owned by the investor group immediately prior to the merger, with and into Shaw, with Shaw as the surviving company. In the merger, all of the shares of our common stock held by our shareholders (other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement) will be converted into the right to receive the merger consideration of $19.00 per share.

     The merger will terminate all common equity interests in Shaw held by our shareholders. We will become wholly-owned by Berkshire Hathaway and the other members of the investor group. The members of the investor group will be the sole beneficiaries of any earnings and growth of Shaw following the merger. Accordingly, our shareholders whose shares will be converted into cash in the merger will no longer benefit from any increase in the value of Shaw, nor will they bear any risk of a decrease in the value of Shaw following the merger.

     Our common stock is currently registered under the Securities Exchange Act of 1934 and is listed for trading on the New York Stock Exchange under the symbol "SHX." Upon the completion of the merger, our common stock will be delisted from this exchange and registration of our common stock under the Exchange Act will be terminated. Because our common stock will be privately held, we will enjoy certain efficiencies, such as the elimination of the time devoted by management and certain other employees to comply with the reporting obligations of the Exchange Act. In addition, we will be relieved of certain listing and reporting requirements under the rules of the stock exchange on which our common stock is listed. We will be able to reduce certain costs, including the costs of preparing, printing and mailing annual reports and proxy statements, the expenses of a transfer agent and registrar, the costs associated with the number of members of our Board and the costs of certain investor relations activities.

     The merger is structured as a one-step transaction. If the merger proposal is approved by shareholders and all other conditions to the merger are satisfied, SII Acquisition will merge with and into Shaw. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Under the terms of the investor voting agreement, Berkshire Hathaway has agreed to vote 13,433,261 shares of common stock for which it holds a proxy under the terms of the voting agreement, and which are also subject to the contribution agreement, in the same proportion as all other shares voting on the approval of the merger and the merger agreement (including all other shares voted by Berkshire Hathaway pursuant to the voting agreement) are voted on such matters. Berkshire Hathaway will vote the remaining 21,767,529 shares of our common stock for which it holds a proxy under the terms of the voting agreement for approval of the merger and the merger agreement.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

  Recommendations of the Special Committee and the Board of Directors

     On October 19, 2000, the special committee unanimously determined that the merger and the merger agreement are fair to and in the best interests of the Shaw shareholders (other than the members of the investor group) and unanimously voted to recommend that our Board approve the merger and the merger agreement and recommend to our shareholders that they vote to approve the merger and the merger agreement.

     At a meeting of the Board held immediately after the special committee meeting on October 19, 2000, the members of the Board present at the meeting unanimously determined (with Messrs. Shaw, Saul, Lusk and Little recusing themselves) that the terms of the merger are fair to and in the best interests of Shaw and our shareholders (other than the members of the investor group) and adopted the plan of merger and approved the merger and the merger agreement. ACCORDINGLY, OUR BOARD UNANIMOUSLY (WITH FOUR DIRECTORS AFFILIATED WITH THE INVESTOR GROUP RECUSING THEMSELVES) RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

  Reasons for the Merger

     The Special Committee. In reaching its determination that the merger agreement and the merger are fair to, and in the best interests of, our shareholders (other than the members of the investor group), and in recommending that the Board approve the merger and the merger agreement and recommend to our shareholders that they vote to approve the merger and the merger agreement, the special committee consulted with our executive officers (other than Mr. Shaw and Mr. Saul) and its financial and legal advisors and considered the following factors:

     - The historical results of operations, financial condition, assets, liabilities, business strategy and prospects of Shaw and the nature of the industry in which we compete. Based on this knowledge and the other factors considered by the special committee, the special committee concluded that, from the perspective of the holders of our common stock (other than the members of the investor group), it was preferable to our shareholders that Shaw enter into the merger agreement providing for a price of $19.00 per share in cash, rather than our shareholders continuing to own our common stock, the value of which would be subject to the risks of future performance and the market's reaction to that performance;

     - The special committee's consideration of strategic alternatives;

     - An extensive market checking process pursuant to which twenty-three potential acquirors, including our competitors, major suppliers and equity sponsors of leveraged buyouts, were contacted by Merrill Lynch to determine their interest in acquiring Shaw;

     - The fact that the market checking process did not result in preliminary indications of interest from any potentially interested party;

     - The fact that, since the announcement of the offer on September 6, 2000, no third party has come forward with an alternative transaction proposal;

     - The opinion of Merrill Lynch, dated October 19, 2000, as to the fairness of the consideration to be received in the merger by our shareholders (other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement) from a financial point of view. The special committee also considered Merrill Lynch's presentation to the special committee. In its review of the analyses performed by Merrill Lynch, the special committee did not weigh each analysis prepared by Merrill Lynch separately, but rather considered all of them taken as a whole;

     - The relationship of the $19.00 per share cash consideration offered in the merger to the pre-announcement market price and the market prices for our common stock during the previous five years. The special committee considered the fact that our common stock had closing prices as high as $24.31 per share and as low as $10.38 per share during the five-year period prior to the public announcement of the Berkshire Hathaway proposal and the fact that the highest closing price during such period ($24.31) occurred on March 5, 1999 and March 8, 1999. The special committee also considered the fact that the $19.00 per share cash consideration offered in the merger represents a premium of approximately 55.9% over the per share closing price of our shares on September 5, 2000, the last trading day prior to the public announcement of the merger proposal;

     - The terms and conditions of the merger agreement. The special committee considered in particular the termination provisions of the merger agreement, the "no solicitation" provisions of the merger agreement and the absence of any termination fee. As discussed below, the merger agreement contains provisions that would allow the special committee to consider and, under certain circumstances, pursue an unsolicited alternative proposal from a third party. While the merger agreement prohibits us from soliciting alternative proposals, it does not prohibit us from considering unsolicited proposals, negotiating with the parties submitting such proposals or furnishing such third parties with information about us. Also, the merger agreement permits us, subject to certain conditions, to terminate the merger agreement if a superior proposal is received from a third party and not matched by SII Acquisition;

     - The fact that approval of the merger agreement requires the affirmative vote of a majority of our outstanding shares entitled to vote thereon and that, under Georgia law, our shareholders have the right to exercise their dissenters' rights to receive the "fair value" of their shares if they dissent from the merger;

     - The business reputation, financial resources and high rate of success of Berkshire Hathaway in structuring and completing transactions similar to the merger and the belief that the investor group has the ability to complete the merger in a timely manner;

     - The investor group's financial ability to complete the merger, including the investor group's representation that it has sufficient cash on hand to pay the merger consideration, and the absence of any financing condition to the merger;

     - The nature of the SII Acquisition funding commitments from the investor group under the contribution agreement and the special committee's belief as to the strength of such commitments;

     - The fact that the per share price to be received in the merger is payable in cash, eliminating any uncertainties in valuing the merger consideration to be received by our shareholders;

     - The arm's-length negotiations between the special committee and its advisors, on the one hand, and Berkshire Hathaway and its counsel, on the other hand, including that the negotiations resulted in:

      -- Berkshire Hathaway's direct covenant with us to perform Berkshire
         Hathaway's funding obligations under the contribution agreement, subject only to the conditions in the contribution agreement;

      -- making us a third-party beneficiary of the contribution agreement; and

      -- the agreement that certain of the investor group's shares will be voted proportionately with all other shares on all matters relating to the merger.

     In addition, the special committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the special committee to represent effectively the interests of the shareholders (other than the members of the investor group) including:

     - The composition of the special committee, consisting solely of directors who are not officers or employees of Shaw, and who have no financial interest in the proposed merger different from our shareholders generally, permitted it to represent effectively the interests of our shareholders (other than the members of the investor group);

     - The manner in which the strategic transaction process was conducted and the fact that the special committee was delegated exclusive authority for conducting all aspects of the strategic transaction process;

     - That the special committee retained and received advice from its independent legal counsel, Winston & Strawn; and

     - That the special committee was advised by and received the opinion of Merrill Lynch as its investment banker.

     The special committee also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

     - The actual or potential conflicts of interest that some of our executive officers and directors have in connection with the merger, including the arrangements among the members of the investor group described under "Interests in the Merger that Differ From Your Interests." The special committee believed that these conflicts of interest were mitigated by the establishment of the special committee to negotiate the terms of the merger agreement and to evaluate the fairness of the merger;

     - The cash consideration to be received by our shareholders will be taxable to them; and

     - Following the merger, our shareholders (other than the investor group) will cease to participate in any future earnings growth of Shaw or benefit from any increase in the value of the company.

     The foregoing discussion includes all of the material factors considered by the special committee in reaching its conclusions and recommendations but is not meant to be exhaustive. In view of the variety of factors considered in reaching its determination, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusions and recommendations. In addition, individual members of the special committee may have given different weights to different factors.

     The Board of Directors. Our Board consists of twelve members, four of whom served on the special committee. At the October 19, 2000 meeting of our Board, the special committee, with representatives of Winston & Strawn participating, reported to our entire Board on its review of the merger agreement and the related contribution agreement and voting agreements. Our Board considered the conclusions and recommendations of the special committee and believes that these factors supported the determination of fairness by our Board. Furthermore, our Board considered the fact that certain terms and conditions of the merger agreement were the result of arm's-length negotiations among the special committee, on the one hand, and Berkshire Hathaway, on the other hand, and their respective advisors, and the fact that the special committee received a fairness opinion from Merrill Lynch. Our Board believes that these factors support its fairness determination.

     In determining to adopt the plan of merger, approve the merger and the merger agreement and recommend the merger and the merger agreement to our shareholders, and in reaching its determination that the merger and the merger agreement are fair to, and in the best interests of, Shaw and our shareholders (other than the members of the investor group), our Board consulted with our executive officers (other than Mr. Shaw and Mr. Saul) and our legal advisors, and considered the following factors:

     - The determination and recommendation of the special committee. In considering the special committee's recommendation, our Board noted that:

      -- the special committee, which consisted solely of independent directors of our Board, represented the interests of Shaw and our shareholders;

      -- the members of the special committee were experienced and sophisticated in business and financial matters and were well informed about our business and operations;

      -- the special committee retained and was advised by independent legal counsel experienced in advising on transactions similar to the merger;

      -- the special committee retained and was advised by Merrill Lynch in its evaluation of the proposed merger; and

      -- the special committee met on a number of occasions and engaged in extensive deliberations to evaluate the merger and potential alternatives to the merger; and

     - Each of the factors referred to above under "-- The Special Committee" which were taken into account by the special committee in its deliberations.

     In connection with its consideration of the determination by the special committee, and as part of its determination with respect to the fairness of the consideration to be received by our shareholders (other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement) in the merger, our Board adopted the conclusion and underlying analysis of the special committee, based upon the view of our Board as to the reasonableness of such analysis.

     In considering the fairness of the merger, the special committee and the Board did not consider our net book value or liquidation value because they believed those values were not material indicators of our value as a going concern. Our book value per outstanding share as of September 30, 2000 was $6.47 per share, substantially below the $19.00 per share consideration to be paid in the merger.

     All of the factors described above which were considered by the special committee and our Board supported their conclusions that the merger is fair to and in the best interests of our shareholders (other than the members of the investor group).

     The above discussion concerning the information and factors considered by our Board is not intended to be exhaustive, but includes all of the material factors considered by our Board in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, our Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination. In addition, individual members of our Board may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

FAIRNESS OPINION OF MERRILL LYNCH

     On September 14, 2000, the special committee retained Merrill Lynch to act as its exclusive financial advisor in connection with assisting us in respect to a possible sale, including the possibility of effecting the merger. The special committee retained Merrill Lynch to act as its exclusive financial advisor in connection with the merger because Merrill Lynch is a leading investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, secondary distributions of securities, private placements and valuations for corporate purposes. Merrill Lynch has in the past performed investment advisory and/or corporate finance services for us.

     On October 19, 2000, Merrill Lynch delivered its oral opinion to the special committee, subsequently confirmed in writing, that as of such date and based upon the assumptions made, matters considered and limitations on the review described in the opinion, the proposed merger consideration is fair from a financial point of view to the holders of our common stock outstanding at the time of the merger, other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement.

     THE FULL TEXT OF MERRILL LYNCH'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX E TO THIS PROXY STATEMENT AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. THE DESCRIPTION OF MERRILL LYNCH'S OPINION BELOW SETS FORTH THE MATERIAL TERMS OF THE OPINION. HOLDERS OF SHARES ARE URGED TO AND SHOULD READ CAREFULLY THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF MERRILL LYNCH'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     Merrill Lynch's opinion is addressed to the special committee and addresses only the fairness from a financial point of view of the consideration to be received in the merger by the holders of our common stock outstanding at the time of the merger, other than SII Acquisition, Shaw or any subsidiary of Shaw to the extent they hold shares of our common stock and other than holders that perfect dissenters' rights with respect to their shares or contribute their shares to SII Acquisition under the contribution agreement. The opinion does not address the merits of our underlying decision to engage in the merger, and does not constitute, nor should it be construed as, a recommendation to any shareholder as to how he or she should vote with respect to the merger.

     In connection with the preparation of the opinion, Merrill Lynch, among other things:

     - Reviewed certain publicly available business and financial information relating to Shaw and Berkshire Hathaway that it deemed to be relevant;

     - Reviewed certain business and financial information, including financial forecasts, relating to our business, earnings, cash flow, assets, liabilities and prospects furnished to it by us;

     - Reviewed our management's internal financial projections for the years ending through December 31, 2002 furnished to it by us and extrapolated such figures, based on guidance from our management, for the years ending through December 31, 2005;

     - Conducted discussions with members of our senior management and our representatives concerning our business and prospects, as well as the matters described above;

     - Reviewed the market prices and valuation multiples for our common stock and compared them with those of certain publicly traded companies that it deemed to be relevant;

     - Reviewed the results of our operations, as furnished to it by us or publicly available, and compared them with those of certain publicly traded companies that it deemed to be relevant;

     - Compared the proposed financial terms of the merger with the financial terms of certain other transactions that it deemed to be relevant;

     - Participated in discussions and negotiations among our representatives and Berkshire Hathaway and its and our legal advisors;

     - Reviewed final versions, dated October 19, 2000, of (i) the merger agreement; (ii) the original voting agreement; (iii) the investor voting agreement and (iv) the contribution agreement;

     - Conducted a "market test" regarding the sale of Shaw to other potential acquirors, including strategic manufacturers, raw material producers and financial buyers; and

     - Reviewed other financial studies and analyses and took into account other matters that they deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying any of this information or undertaking an independent evaluation or appraisal of the assets or liabilities of Shaw, nor was Merrill Lynch furnished with such an independent evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of our properties or facilities. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by us, Merrill Lynch has assumed that it has been reasonably prepared and that such information reflects the best currently available estimates and judgment of our management as to our expected future financial performance. Merrill Lynch expresses no opinion as to the financial forecast information or the assumptions on which they were based.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and upon the information made available to Merrill Lynch as of, the date of the opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger.

     In accordance with customary investment banking practice, Merrill Lynch employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material analyses utilized by Merrill Lynch in connection with providing its opinion.

     Valuation of the Company

     Unsolicited and Solicited Third Party Interest. Although the offer to acquire Shaw and the special committee's engagement of Merrill Lynch were publicly announced, Merrill Lynch did not receive any unsolicited indications of interest from third parties with regard to acquiring Shaw. In addition, in connection with the preparation of its opinion, Merrill Lynch was authorized by the special committee to solicit, and did actively solicit, third-party indications of interest for the acquisition of Shaw. Specifically, Merrill Lynch contacted six strategic manufacturers, five raw material producers and twelve financial buyers concerning a potential acquisition of Shaw, all of whom expressed no interest due to strategic, valuation or financing issues.

     Historical Trading Performance. Merrill Lynch reviewed the historical trading averages for our common stock during the five-year period preceding the public announcement of the offer which led to the signing of the merger agreement. The offer represents:

     - a premium of 55.9% to the closing price of our common stock on the day immediately preceding the public announcement;

     - a premium of 40.7% to the trading high, a premium of 64.3% to the trading low and a premium of 50.2% to the average closing price of our common stock for the one-month period preceding the announcement;

     - a premium of 9.7% to the trading high, a premium of 73.7% to the trading low and a premium of 38.1% to the average closing price of our common stock for the six months preceding the announcement;

     - a discount of 9.0% to the trading high, a premium of 73.7% to the trading low and a premium of 31.5% to the average closing price of our common stock for the twelve months preceding the announcement; and

     - a discount of 21.9% to the trading high, a premium of 83.1% to the trading low and a premium of 28.7% to the average closing price of our common stock for the five-year period preceding the announcement.

     Merrill Lynch also reviewed the trading volume of our common stock for the three-year period preceding the public announcement of the offer which led to the signing of the merger agreement. During the one-year period preceding the announcement, 99.3% of the volume of our common stock traded below $19.00 per share. During the three-year period preceding the announcement, 79.4% of the volume of our common stock traded below $19.00 per share.

     Selected Comparable Publicly Traded Companies Analysis. Merrill Lynch compared certain financial and operating ratios for Shaw with the corresponding financial and operating ratios for a group of publicly traded companies engaged primarily in the carpet industry that Merrill Lynch deemed to be comparable to Shaw. For the purpose of its analyses, the following companies in the carpet industry were used as companies comparable to Shaw: The Dixie Group, Inc., Interface, Inc. and Mohawk Industries, Inc.

     For each of the comparable companies, Merrill Lynch calculated stock price as a multiple of estimated earnings per share for the calendar year ended 2001. This analysis resulted in the following relevant ranges for the comparable companies as of October 17, 2000: a range of stock price as a multiple of estimated 2001 earnings per share of 3.8x to 9.1x with a mean of 6.2x (as compared to the offer of 10.1x and 11.8x based upon publicly available research estimates and our management's estimates, respectively). Based on the foregoing, Merrill Lynch determined a reference range for an implied value per share of $9.50 to $12.75 based on our management's estimates and $11.25 to $15.00 based on publicly available research estimates.

     To calculate the trading multiples utilized in the analysis of selected comparable publicly traded companies, Merrill Lynch used publicly available information concerning the historical and projected financial performance of the comparable companies, including public historical financial information and consensus analysts' earnings estimates.

     None of the comparable companies is, of course, identical to Shaw. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading volume of the comparable companies, as well as that of Shaw. In addition, the multiples of stock price to estimated 2001 earnings multiples for the comparable companies is based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

     Selected Comparable Transactions Analysis. Using publicly available information, Merrill Lynch considered selected transactions in the textile and home furnishing industry that Merrill Lynch deemed to be relevant. Specifically, Merrill Lynch reviewed the following transactions which it deemed to be comparable:

     - Fabrica International, Inc.'s merger with The Dixie Group, Inc.,

     - Synthetic Industries, Inc.'s merger with Investcorp SA,

     - Consoltex Group Inc.'s merger with American Industrial Partners,

     - Conso International Corp.'s merger with Citicorp Venture Capital Ltd.,

     - Jerry Zucker's acquisition of Johnston Industries Inc.,

     - Monterey Carpets Inc.'s merger with Collins & Aikman Floorcoverings Inc.,

     - Knoll, Inc.'s merger with Warburg, Pincus, Ventures, LP,

     - O'Sullivan Industries Inc.'s merger with Bruckman, Rosser, Sherrill & Co. II LP,

     - Durkan Patterned Carpets, Inc.'s merger with Mohawk Industries, Inc.,

     - Multitex Corporation of America's merger with The Dixie Group, Inc.,

     - Mohawk Industries, Inc.'s acquisition of Image Industries, Inc. from The Maxim Group, Inc.,

     - World Carpets Inc.'s merger with Mohawk Industries, Inc.,

     - Queen Carpets Corporation's merger with Shaw,

     - General Felt Industries Inc./Foamex L.P.'s merger with Breitlin, Inc.,

     - Collins & Aikman Floorcoverings Inc.'s merger with Quad-C Inc. and

     - Foamex-JPS Automotive, L.P.'s merger with Collins & Aikman Products, Co.

     Using publicly available information concerning historical financial performance, Merrill Lynch calculated the transaction values for the target companies as a multiple of the latest twelve months earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for the comparable transactions for the latest twelve months immediately preceding the announcement of each of the respective transactions. This analysis resulted in the following relevant ranges for the comparable transactions: a range of enterprise value as a multiple of latest twelve months EBITDA of 4.9x to 9.8x with a mean of 6.8x (as compared to the offer of 7.0x). Based on the foregoing, Merrill Lynch determined a reference multiple range of estimated latest twelve months EBITDA for the calendar year ending 2000 for Shaw of 6.0x to 8.0x, resulting in a reference range for an implied value per share of $14.25 to $21.75 based on our management's estimates and $15.25 to $22.75 based on publicly available research estimates.

     No company utilized in the selected comparable transaction analysis is identical to Shaw nor is any transaction identical to the contemplated transaction between Shaw and Berkshire Hathaway. An analysis of the results therefore requires complex considerations and judgments regarding the financial and operating characteristics of Shaw and the companies involved in the comparable transactions, as well as other facts that could affect their publicly-traded and/or transaction values. The numerical results are not in themselves meaningful in analyzing the contemplated transaction as compared to comparable transactions.

     Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis (i.e., analysis of the present value of the projected unlevered after-tax cash flows) for Shaw for the fiscal years ended 2001 through 2005, inclusive, using discount rates (determined through the use of the capital asset pricing model) ranging from 8.5% to 10.5% and terminal value multiples of year 2005 EBITDA ranging from 5.0x to 6.0x, based on the comparable companies and pre-announcement trading levels of Shaw. Based upon the foregoing, Merrill Lynch determined a reference range for an implied value per share of $13.50 to $18.50 from our management's estimates and $15.50 to $20.75 from projections based upon publicly available research estimates and growth rates provided by First Call Corp.

     Implied Share Price Based on Projected Earnings Per Share
Analysis. Merrill Lynch used projections provided by our management and projections based upon publicly available research estimates and First Call growth rates for the years 2001 through 2005, inclusive, and additionally assumed that excess cash flow during the projection period would be used to repurchase some of the outstanding shares to calculate pro forma earnings per share for 2001 to 2005. Merrill Lynch applied a forward price to the earnings per share multiple range of 7.0x to 9.0x (based on historical trading ranges for Shaw) to the pro forma earnings per share to calculate the projected share price for Shaw. Using discount rates reflecting an equity cost of capital of 12.5%, Merrill Lynch determined a reference range for an implied value per share of $10.00 to $13.50 from our management's estimates and $11.25 to $15.50 from projections based upon publicly available research estimates and First Call growth rates.

     Financial Sponsor Internal Rate of Return Analysis. Using financial projections provided by our management and financial projections based upon publicly available research estimates and First Call growth rates, Merrill Lynch performed a financial sponsor internal rate of return valuation for Shaw. To determine the financial sponsor internal rate of return, Merrill Lynch calculated the rate of return on an equity investment made on January 1, 2001 compared to the equity value of Shaw on December 31, 2005. Acquisition prices were calculated to yield an investment return to the financial sponsor of approximately 25.0% to 30.0%. Based upon the foregoing analysis, Merrill Lynch determined an implied value per share of $11.75 to $16.00 from our management's projections and $13.50 to $17.50 from projections based upon publicly available research estimates and First Call growth rates.

     The summary set forth above does not purport to be a complete description of the analyses presented by Merrill Lynch. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that selecting any portion of its analyses or of the summary set forth above, without considering the analyses as a whole, would create an incomplete view of the process underlying Merrill Lynch's opinion. In arriving at its opinion, Merrill Lynch considered the results of all its analyses. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by Merrill Lynch's analyses. The analyses do not purport to be appraisals or to reflect the prices at which Shaw might actually be sold or the prices at which our common stock may trade at any time in the future. The analyses were prepared solely for the purposes of Merrill Lynch providing its opinion to the special committee. Analyses based upon forecasts or future results are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by Merrill Lynch's analyses. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors related to general economic and competitive conditions beyond the control of the parties or their respective advisors, none of Merrill Lynch, Shaw, Berkshire Hathaway or any other person assumes responsibility if future results or actual values are materially different from those forecast. The foregoing summary does not purport to be a complete description of the analyses performed by Merrill Lynch and is qualified by reference to the written opinion dated as of October 19, 2000 of Merrill Lynch, which is included in this proxy statement as Appendix E to this proxy statement.

     Under the terms of an engagement letter dated September 14, 2000, Shaw will pay a fee of $1,000,000 to Merrill Lynch for its services and for rendering its opinion to the special committee. The payment of this fee is conditioned on the merger becoming effective. In addition to any fees payable to Merrill Lynch under the engagement letter, Shaw has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with providing its services and rendering its opinion, including the reasonable fees of its legal counsel (which may not exceed $50,000 without the consent of the special committee, which consent will not be unreasonably withheld). Shaw has also agreed to indemnify Merrill Lynch, its affiliates and each of their respective directors, officers, agents, employees and controlling persons against various liabilities, including liabilities arising under U.S. federal securities laws or related to or arising out of the merger or the engagement of Merrill Lynch.

     Merrill Lynch has, in the past, provided financial advisory and/or financing services to Shaw and entities in which Berkshire Hathaway may hold a substantial interest, including entities that may be deemed "affiliates" of Berkshire Hathaway, and may continue to do so, and has received, and may receive, fees for rendering these services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade securities of Shaw and Berkshire Hathaway for Merrill Lynch's own account and for the accounts of its customers and, accordingly, Merrill Lynch may at any time hold a long or short position in their securities.

POSITION OF THE INVESTOR GROUP AS TO THE FAIRNESS OF THE MERGER

     The investor group has concluded that the merger and the terms of the merger agreement, including the merger consideration of $19.00 per share, are fair to Shaw and our shareholders (other than the members of the investor group) based on the following factors:

     - The appointment of the special committee, which consisted solely of independent members of the Board;

     - The unanimous approval and recommendation of the merger and the merger agreement by the special committee and the members of our Board present at the meeting at which the merger agreement was approved (other than Messrs. Shaw, Saul, Lusk and Little who recused themselves),

     - The independent factors referred to above as having been taken into account by the special committee and the Board; and

     - The fact that the price per share to be paid in the merger represents a premium of approximately 55.9% to the closing price of our common stock on the trading day prior to the announcement of the receipt of the offer which led to signing of the merger agreement.

     In connection with its consideration of the fairness of the consideration to be received by our shareholders under the merger agreement, the investor group has adopted the conclusions as to fairness set forth under "-- Recommendations of the Special Committee and the Board of Directors; Reasons for the Merger," and the analyses underlying such conclusions, of the special committee and the Board, based upon the views of the members of the investor group as to the reasonableness of such analyses. The investor group has not assigned any relative or specific weights to the foregoing factors. However, the investor group believes that each of the factors is material to its determination that the transaction is fair, and has characterized as positive each of the factors characterized as positive by the special committee. Individual members of the investor group may have given differing weights to different factors and may have viewed certain factors more positively or negatively than others.

CERTAIN PROJECTIONS PROVIDED TO FINANCIAL ADVISORS

     In the normal course of business, our management prepares internal budgets, plans, estimates, forecasts or projections as to future revenues, earnings or other financial information in order to be able to anticipate our financial performance. We do not, as a matter of course, publicly disclose these internal documents.

     We provided Merrill Lynch, in its capacity as financial advisor to the special committee, with certain financial projections which reflected our management's best estimates and good faith judgments as to our future performance.

     The financial projections were subject to and prepared on the basis of estimates, limitations, qualifications and assumptions, and involved judgments with respect to, among other things, future economic, competitive, regulatory and financial and market conditions and future business decisions which may not be realized and are inherently subject to significant business, economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. These uncertainties are described under "Cautionary Statement Regarding Forward-Looking Statements."

     While we believe these estimates and assumptions to have been reasonable, there can be no assurance that the projections will be accurate, and actual results may vary materially from those shown. In light of the uncertainties inherent in forward-looking information of any kind, the inclusion of these projections should not be regarded as a representation by us, the investor group or any other entity or person that the anticipated results will be achieved, and you are cautioned not to place undue reliance on such information.

     The financial projections provided to Merrill Lynch in its capacity as financial advisor to the special committee included the following items which may be material:

           PROJECTED NORMALIZED(1) CONSOLIDATED OPERATING STATEMENTS

                                                                     FISCAL YEAR
                                                              --------------------------
                                                               2000      2001      2002
                                                              ------    ------    ------
                                                                    (IN MILLIONS)
Net Sales...................................................  $4,100    $4,100    $4,284
Cost of Sales...............................................  $3,079    $3,079    $3,196
                                                              ------    ------    ------
          Total Gross Margin................................  $1,021    $1,021    $1,088
            Gross Margin %..................................    24.9%     24.9%     25.4%
Selling, General and Administrative Expense.................  $  617    $  605    $  632
  Selling, General and Administrative %.....................    15.1%     14.8%     14.8%
                                                              ------    ------    ------
Operating Income............................................  $  404    $  416    $  456
  Operating Income %........................................     9.9%     10.2%     10.7%
Interest and Other Expenses.................................  $   80    $   80    $   75
                                                              ------    ------    ------
Income Before Income Taxes..................................  $  324    $  336    $  381
  Pretax Margin %...........................................     7.9%      8.2%      8.9%
Provision for Income Taxes..................................  $  135    $  138    $  156
  Effective Tax Rate........................................    41.5%     41.0%     41.0%
Equity in Income of Joint Ventures..........................  $    1    $    2    $    2
                                                              ------    ------    ------
Net Income..................................................  $  190    $  200    $  227
  Net Income Margin %.......................................     4.7%      4.9%      5.3%
EBITDA......................................................  $  497    $  510    $  550
Cash Flow:
  Net Income................................................  $  190    $  200    $  227
  Working Capital Requirements..............................      13        --       (37)
  Depreciation/Amortization.................................      92        92        92
                                                              ------    ------    ------
     Cash Flow..............................................  $  295    $  292    $  282
  Capital Expenditures......................................  $  135    $   90    $   90
                                                              ------    ------    ------
     Free Cash Flow.........................................  $  160    $  202    $  192

---------------------

(1) Excludes operating results from all divested operations and all nonrecurring charges. Nonrecurring charges in 2000 include Flooring America writeoffs of $16 million, net of tax, and a sales force restructuring charge of $4 million, net of tax. Nonrecurring charges may be recorded during 2000 or 2001 and could include an antitrust settlement of $17 million, net of tax, as well as a nonrecurring charge to reflect payments which may be required under guarantees of Flooring America leases.

                     PROJECTED CONSOLIDATED BALANCE SHEETS

                                                                          AS OF
                                                              ------------------------------
                                                              DECEMBER 30,     DECEMBER 31,
                                                                  2000             2001
                                                              -------------    -------------
                                                                      (IN THOUSANDS)
Assets
  Current Assets:
     Cash and cash equivalents..............................   $   10,000       $   10,000
     Accounts receivable, less allowances...................      228,318          228,318
     Inventories............................................      692,682          692,774
     Other..................................................      150,000          150,000
                                                               ----------       ----------
          Total Current Assets..............................    1,081,000        1,081,092
                                                               ----------       ----------
  Property, Plant & Equipment, at cost:
     Land & land improvements...............................       27,724           27,724
     Buildings & leasehold improvements.....................      363,260          389,732
     Machinery & equipment..................................    1,197,578        1,276,995
     Construction in progress...............................       60,889           45,000
     Less: Accumulated depreciation & amortization..........     (875,578)        (954,578)
                                                               ----------       ----------
                                                                  773,873          784,873
                                                               ----------       ----------
  Goodwill, net of amortization.............................      391,752          379,752
                                                               ----------       ----------
  Other Assets..............................................       43,000           43,000
                                                               ----------       ----------
          Total Assets......................................   $2,289,625       $2,288,717
                                                               ==========       ==========

Liabilities & Shareholders' Investment
  Current Liabilities:
     Current maturities of long-term debt...................   $       --       $       --
     Accounts payable.......................................      242,439          242,471
     Accrued liabilities....................................      270,000          270,000
                                                               ----------       ----------
          Total Current Liabilities.........................      512,439          512,471
                                                               ----------       ----------
  Long-Term Debt, less current maturities...................      778,186          593,246
                                                               ----------       ----------
  Deferred Income Taxes.....................................       75,000           75,000
                                                               ----------       ----------
  Other Liabilities.........................................       32,000           33,000
                                                               ----------       ----------
  Shareholders' Investment..................................      892,000        1,075,000
                                                               ----------       ----------
          Total Liabilities & Shareholders' Investment......   $2,289,625       $2,288,717
                                                               ==========       ==========

     These financial projections were not furnished to Berkshire Hathaway.

     We do not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date the projections were prepared or to reflect the occurrence of unanticipated events. The financial projections should be read together with the summary of the opinion of Merrill Lynch under "Special Factors -- Fairness Opinion of Merrill Lynch" and its opinion attached to this proxy statement as Appendix E.

INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS

     In considering the recommendations of the special committee and the Board with respect to the merger, you should be aware that some of our directors and officers have interests in the merger that are different from your interests as a shareholder. The special committee and the Board were aware of and considered these actual and potential conflicts of interest.

     Members of the Investor Group; Contribution Agreement. Robert E. Shaw, a director and our Chairman and Chief Executive Officer, and Julian D. Saul, a director and our President, are members of the investor group. In connection therewith, Mr. Shaw, together with certain of Mr. Shaw's family members and related family interests and Mr. Saul, through certain of his family interests, will contribute under the terms of the contribution agreement 14,484,604 shares of our common stock to SII Acquisition immediately prior to completion of the merger in exchange for the same number of shares of common stock of SII Acquisition. It is expected that Mr. Shaw, together with certain of his family members and related family interests, will own approximately 6.4% of the equity interests and voting interests in Shaw following the merger and that Mr. Saul, through certain of his family interests, will own approximately 5.2% of the equity interests and voting interests in Shaw following the merger.

     W. Norris Little (through a family limited partnership) and William C. Lusk, Jr., each a director of Shaw, and eight other members of our management are included in the investor group and, in connection therewith, will contribute under the terms of the contribution agreement 1,318,034 shares of Shaw common stock to SII Acquisition immediately prior to completion of the merger in exchange for the same number of shares of common stock of SII Acquisition. It is expected that these members of the investor group will own approximately 1.1% of the equity interests and voting interests in Shaw following the merger.

     The common stock of SII Acquisition will be converted into common stock of Shaw at the time of completion of the merger. The exchange of our common stock for common stock of SII Acquisition, and the subsequent conversion of such shares into shares of common stock of Shaw, is expected to be accomplished on a tax-free basis. As a result of their participation in the investor group, these shareholders will continue to have the opportunity to participate in any future earnings growth of Shaw following the merger and to benefit from any increase in the value of Shaw.

     Directors' and Executive Officers' Shares and Stock Options. Our directors and executive officers as a group owned, as of October 30, 2000, an aggregate of 32,729,807 shares of our common stock and options to purchase 551,800 shares of our common stock, including 233,500 unvested options which will become fully exercisable and vested as a result of the merger. In accordance with the terms of the merger agreement, each stock option which is outstanding at the time of the merger will be cancelled and in consideration of the cancellation the holder of the option will receive the difference between the $19.00 per share merger consideration and the exercise price of the option.

     Stock Options held by Certain Members of Management; Bonuses. Included in our outstanding stock options are options to purchase 795,800 shares of our common stock which are held by the following members of our management, each of whom is included in the investor group: Vance D. Bell, Kenneth G. Jackson, Gerald R. Embry, Spright D. Holland, Jeffrey Todd Meadows, Percy D. Merritt, Henry H. Long and Julius C. Shaw, Jr. We have agreed to allow these individuals in connection with their exercise of options to purchase 546,300 shares to direct that certain shares of our common stock which would otherwise be issuable upon such exercise be withheld by us as payment of the exercise price applicable to the options, with the withheld shares being valued at the $19.00 per share merger price. We have also agreed to pay to each of these individuals who exercises any of these stock options and contributes the shares received as a result of such exercise to SII Acquisition under the contribution agreement a bonus to cover all federal and state taxes incurred by such individual (including a gross-up to pay taxes imposed as a result of such bonus payment) in connection with the exercise of the stock options to purchase 546,300 shares. The aggregate amount of the bonuses is limited to $2,276,849. If all of these options are exercised, 391,284 shares of our common stock resulting from the exercise will be withheld as payment of the exercise price and 155,015 shares will be issued to the option holders.

     Repurchase Rights Under the Contribution Agreement. After completion of the merger, the members of the investor group other than Berkshire Hathaway will have certain rights under the contribution agreement to require Berkshire Hathaway to purchase their Shaw common stock. See "The Contribution and Participation Agreement -- Puts and Calls."

     Executive Officers to Remain After Merger. It is expected that all of our executive officers will continue to serve in their current capacities following the merger.

     Indemnification of Directors and Officers. We have agreed in the merger agreement to indemnify and hold harmless, to the fullest extent permitted by applicable law, each of our present and former directors and officers and those of any of our subsidiaries against any losses or expenses, claims, damages or amounts paid in settlement (if the settlement is consented to by us) arising out of actions or omissions occurring at or prior to the effective time that:

     - are wholly or partly based on the fact that the person is or was our director or officer or a director or officer of any of our subsidiaries, or

     - arise out of or pertain to the transactions contemplated by the merger agreement.

Berkshire Hathaway has (subject to certain limitations) agreed to provide this indemnity to the extent that we are unable to satisfy this obligation or applicable law prevents us from providing it.

PLANS FOR SHAW FOLLOWING THE MERGER

     It is expected that, following the completion of the merger, the operations and business of Shaw will be conducted substantially as they are currently conducted. Neither Shaw, Berkshire Hathaway nor any other member of the investor group has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, Shaw, Berkshire Hathaway and the other members of the investor group will continue to evaluate our business and operations after the merger from time to time, and may in the future propose or develop new plans and proposals which they consider to be in the best interests of Shaw and its shareholders at such time.

MERGER FINANCING; SOURCE OF FUNDS

     The maximum total amount of funds required to complete the merger, including related costs and expenses, is expected to be approximately $2.0 billion. This amount assumes that no shareholders perfect their dissenters' rights under Georgia law, but excludes approximately $342 million of shares of our common stock (valued at the merger price) which are expected to be contributed to SII Acquisition by the members of the investor group. We expect
to incur approximately $   million in costs and expenses in connection with the
merger and the related transactions, as set forth in the table below.

                          EXPENSES                            ESTIMATED AMOUNT
                          --------                            ----------------
                                                               (IN THOUSANDS)
Financial advisory fees.....................................      $
Legal fees..................................................
Accounting fees.............................................
Printing and mailing fees...................................
Solicitation expenses.......................................
SEC filing fees.............................................      479,914
Miscellaneous...............................................
                                                                  -------
          Total.............................................      $
                                                                  =======

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain U.S. federal income tax consequences of the merger to you and our other shareholders receiving the cash merger consideration.

     The receipt of cash in exchange for our common stock in the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. You and our other shareholders receiving the cash merger consideration will generally recognize gain or loss for Federal income tax purposes in an amount equal to the difference between the adjusted tax basis in your common stock and the amount of the cash received in exchange for your common stock. Your gain or loss will generally be a capital gain or loss if you hold our common stock as a capital asset, and will be a long-term capital gain or loss if, at the effective time of the merger, you have held your common stock for more than one year. Net long-term capital gain is currently taxed, in the case of an individual, at a maximum rate of 20% for Federal income tax purposes. Capital loss generally can be used only to reduce capital gain income and, in the case of an individual, up to $3,000 of capital loss (in excess of capital gain) can be used to reduce other ordinary income, for Federal income tax purposes.

     This discussion may not apply to the following shareholders:

     - Those who acquired their Shaw common stock by exercising employee stock options or through other compensation arrangements with us;

     - Those who are not citizens or residents of the United States; and

     - Those who dissent and receive the appraised fair value of their shares or who are otherwise subject to special tax treatment.

     You may be subject to "backup withholding" at a rate of 31% on payments received in connection with the merger unless you:

     - Provide a correct taxpayer identification number (which, if you are an individual, is your social security number) and any other required information to the paying agent, or

     - Are a corporation or come within certain exempt categories and, when required, demonstrate this fact, and otherwise comply with applicable requirements of the backup withholding rules.

If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against your federal income tax liability. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption. You may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the paying agent for the merger when you submit your stock certificate(s) following the effective time of the merger.

     You are urged to consult your tax advisor with respect to the tax consequences of the merger, including the effects of applicable state, local, foreign or other tax laws.

ACCOUNTING TREATMENT

     The merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

DISSENTERS' RIGHTS OF SHAREHOLDERS

     Georgia law provides that you are entitled to dissent from the merger, and obtain payment of the fair value of your shares, if you comply with the applicable requirements.

     If you wish to assert your dissenters' rights, you must:

     - Deliver to us before the vote is taken written notice of your intent to demand payment for your shares if the merger is effectuated; and

     - Not vote your shares in favor of the merger.

     If you do not satisfy the above requirements, you will not be entitled to payment for your shares under Georgia law. If the merger is approved, we will be required to deliver a written dissenters' notice to all holders of common stock who satisfied the above requirements. We will be required to send this notice no later than 10 days after the merger is approved and will have to:

     - State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     - Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     - Set a date by which we must receive the payment demand, which cannot be fewer than 30 nor more than 60 days after the date our written dissenters' notice is delivered; and

     - Send a copy of Article 13 of the GBCC on dissenters' rights along with the notice.

     If you properly assert your dissenters' rights and we send you a dissenters' notice, you will have to demand payment and deposit your certificates in accordance with the terms of the notice. If you do not demand payment or deposit your share certificates where required, each by the date set in the dissenters' notice, you will not be entitled to payment for your shares.

     Within 10 days of the later of the date the merger is effectuated or receipt of a payment demand, we, by notice to each dissenter who complied with the terms of the dissenters' notice, will be required to offer to pay to such dissenter the amount which we estimate to be the fair value of the dissenter's shares, plus accrued interest. The offer of payment will have to be accompanied by:

     - Our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     - A statement of our estimate of the fair value of the shares;

     - An explanation of how the interest was calculated;

     - A statement of the dissenter's right to demand payment under Code Section 14-2-1327 of the GBCC; and

     - A copy of Article 13 of the GBCC on dissenters' rights.

     If you are a dissenting shareholder who accepts our offer by written notice to us within 30 days after our offer or are deemed to have accepted such offer by failure to respond within those 30 days, payment for your shares will be made within 60 days after the making of the offer or effectuating the merger, whichever is later. If we do not effectuate the merger within 60 days after the date set for demanding payment and depositing share certificates, we will have to return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning deposited certificates and releasing transfer restrictions, we then effectuate the merger, we would be required to send a new dissenters' notice and repeat the payment demand procedure.

     A dissenter could notify us in writing of such shareholder's own estimate of the fair value of the shares and amount of interest due, and demand payment thereof, if:

     - The dissenter believed that the amount offered by us is less than the fair value of the shares or that the interest due is incorrectly calculated; or

     - We, having failed to effectuate the merger, did not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenter would waive the right to demand payment and would be deemed to have accepted our offer unless the dissenter were to notify us of his, her or its demand in writing in the manner described above within 30 days after we offered payment for such shareholder's shares.

     If we were not to offer payment within the specified time:

     - The dissenting shareholder could demand our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any, and we would be required to provide the information to the shareholder within ten days after receipt of a written demand for the information; and

     - The shareholder, at any time, within a three year period following the merger, could notify us of such shareholder's own estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate of the fair value of such shareholder's shares and interest due.

     If a demand for payment remains unsettled, we will be required to commence a proceeding within 60 days after receiving the payment demand and petition a state court in Georgia to determine the fair value of the shares and accrued interest. If we fail to commence the proceeding within the 60 day period, we will be required to pay each dissenter whose demand remained unsettled the amount demanded.

     A copy of the relevant sections of the GBCC regarding dissenters' rights is attached hereto as Appendix F.

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the merger agreement. The following summary is qualified in its entirety by reference to the merger agreement, which we have attached as Appendix A to this proxy statement and which we incorporate by reference into this document. We encourage you to read the merger agreement in its entirety.

THE MERGER

     The merger agreement provides that, following the approval of the merger agreement by our shareholders and the satisfaction or waiver of the other conditions to the merger, including obtaining the requisite regulatory approvals, SII Acquisition will be merged with and into Shaw, and Shaw will be the surviving company. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Georgia or at such later time agreed to by the parties and specified in the articles of merger.

     When the merger becomes effective, the Amended and Restated Articles of Incorporation of Shaw will be the Articles of Incorporation of the surviving company, but these articles will be amended immediately thereafter to conform to the Articles of Incorporation of SII Acquisition.

     Conversion of Capital Stock. At the effective time of the merger, pursuant to the merger agreement and the GBCC, each issued and outstanding share of our common stock, other than any shares:

     - owned by us, SII Acquisition, or any of our or their respective subsidiaries, all of which will be canceled without consideration, or

     - held by a dissenting shareholder exercising and perfecting dissenters' rights,

will be converted into the right to receive the merger consideration of $19.00 per share in cash, without interest.

     Exchange of Common Stock Certificates. At the effective time, each certificate representing shares of our common stock then outstanding, other than any shares owned by us, SII Acquisition, or any of our or their respective subsidiaries or held by a dissenting shareholder perfecting dissenters' rights, will represent the right to receive the cash into which such issued and outstanding shares may be converted. At the effective time, all such shares of our common stock will be canceled and cease to exist, and each holder of a certificate representing any such shares will cease to have any voting or other rights with respect to such shares, except the right to receive upon the surrender of such certificate the cash consideration payable under the merger agreement, without interest.

     SII Acquisition will designate a bank or trust company to act as exchange agent and, as soon as possible after the effective time of the merger, mail a letter of transmittal to you. The letter of transmittal will tell you how to surrender your common stock certificates in exchange for the $19.00 per share merger consideration. You should not send in your common stock certificates until you receive a letter of transmittal. You should send them only pursuant to instructions set forth in the letter of transmittal. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

     We strongly recommend that certificates for common stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Holders of common stock whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and may be required to post a bond in such amount as we may reasonably require to indemnify against any claim that may be made against us with respect to such certificate.

     Any merger consideration not validly claimed by our shareholders for 12 months after the effective time and any interest and other income received by the exchange agent will be delivered to us upon demand and any holders of shares of common stock who have not complied with the terms and conditions for the exchange of certificates set forth in the merger agreement will thereafter look only to Shaw, and only as general creditors, for the payment of their claim to the merger consideration.

     Stock Options. We have agreed to take all actions necessary so that, immediately prior to the completion of the merger, all options to acquire shares of our common stock granted under any of our option plans become fully vested and exercisable. At the effective time of the merger, all outstanding options will be canceled and in consideration of the cancellation of each option, the holder of the option will receive a cash payment from us equal to the $19.00 per share merger consideration minus the exercise price of the option, multiplied by the number of shares subject to the option (less any applicable income or employment tax withholding). For a discussion of the treatment of certain options held by certain members of our management who are part of the investor group, see "Special Factors -- Interests in the Merger that Differ from Your Interests -- Stock Options Held by Certain Members of Management; Bonuses."

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties by us relating to, among other things:

     - Our and our subsidiaries' organization, qualification, capital structure and similar corporate matters;

     - Our authorization, execution and delivery of the merger agreement and its binding effect on us;

     - The absence of violation of organizational documents, law or contracts;

     - The required regulatory and statutory filings and approvals;

     - The accuracy of the information contained in the reports and financial statements that we file with the SEC and other governmental authorities;

     - The absence of undisclosed broker's fees;

     - The absence of material adverse changes, undisclosed liabilities and litigation;

     - Our compliance with applicable laws, permits and agreements;

     - The accuracy of information supplied by us for use in this proxy statement;

     - The receipt by the special committee of our Board of a fairness opinion from Merrill Lynch;

     - Certain tax, employee benefits, environmental, intellectual property and real property matters;

     - The non-applicability of the fair price and business combination provisions of the GBCC and our shareholder rights agreement to the merger;

     - The special committee's determination that the merger proposal is fair to and in the best interests of our shareholders (other than the members of the investor group) and its approval of the merger and merger agreement;

     - The Board's approval of the merger agreement and its recommendation to shareholders to approve the merger proposal; and

     - The shareholder vote required to approve the merger proposal.

     The merger agreement contains customary representations and warranties by SII Acquisition and Berkshire Hathaway relating to, among other things:

     - Their organization, operation and similar corporate matters;

     - Their authorization, execution and delivery of the merger agreement and its binding effect on them;

     - The required regulatory and statutory filings and approvals;

     - The absence of violation of organizational documents, law or contracts;

     - The absence of undisclosed broker's fees;

     - The fact that SII Acquisition was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions;

     - The accuracy of information provided by them for inclusion in this proxy statement;

     - Their financing arrangements for the merger; and

     - The capitalization of SII Acquisition.

     The foregoing representations and warranties are subject, in some cases, to specified exceptions and qualifications. The representations and warranties of each of the parties will expire upon completion of the merger.

CERTAIN COVENANTS

     We have agreed under the merger agreement that, from the date of the merger agreement until the effective time of the merger or its earlier termination, we will conduct our business only in the ordinary course of business consistent with past practice. We will use all reasonable efforts to preserve our business organization, business goodwill and to maintain third party relationships as well as the services of our key officers and employees. In addition, we have agreed that we will not take any of the following actions without Berkshire Hathaway's prior written consent, subject to certain exceptions:

     - Authorize, issue, sell or encumber any shares of our capital stock or convertible securities, other than issuances pursuant to outstanding stock options;

     - Split, combine, reclassify, redeem or repurchase our capital stock, or issue, propose to issue, or authorize the issuance of any securities in respect of our capital stock;

     - Declare or pay dividends or make distributions in respect of our capital stock except for quarterly cash dividends in the amount of $0.05 per share, consistent with past practice;

     - Incur or guarantee indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity (other than one of our subsidiaries) except in the ordinary course of business consistent with past practice;

     - Sell, transfer or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to us and our subsidiaries, taken as a whole, or cancel any material indebtedness to us or release any material claim, except in the ordinary course of business consistent with past practice, or pursuant to intercompany arrangements, or pursuant to agreements existing on the date of the merger agreement;

     - Make any material acquisition or investment in a business or make purchases of property, assets, equipment, materials, supplies or services of any person or entity, other than our wholly owned subsidiaries, for an amount that is material to us and our subsidiaries taken as a whole;

     - Enter into or amend employment agreements and employee benefit plans or increase the amounts payable to our directors, officers or employees other than pursuant to agreements existing on the date of the merger agreement and other than normal increases in salaries, wages and benefits of employees who are not directors or officers made in the ordinary course of business consistent with past practice;

     - Amend our governing documents or materially change any of our accounting principles other than those implemented following the date of the merger agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated after the date of the merger agreement;

     - Make any tax election or settle or compromise any income tax liability except in the ordinary course of business and consistent with past practice; and

     - Waive or fail to enforce any provision of any confidentiality agreement or standstill agreement to which we are a party.

OTHER AGREEMENTS

     The merger agreement also includes the following agreements made by us, SII Acquisition and/or Berkshire Hathaway:

     - We have agreed to indemnify our officers and directors against all losses and expenses incurred as a result of their duties as officers and directors or arising out of or pertaining to the merger or the merger agreement, to the fullest extent allowed by law, and to the extent we are unable to satisfy this obligation to indemnify our officers and directors, or to the extent applicable law prevents us from doing so, Berkshire Hathaway has (subject to certain limitations) agreed to provide such indemnity;

     - SII Acquisition and Berkshire Hathaway have agreed not to amend or waive any provision of the contribution agreement without our consent, if the amendment or waiver would:

      -- reduce the value of the consideration (cash and shares of our common stock with the shares valued at $19.00 per share committed under the contribution agreement);

      -- add conditions to the transactions contemplated by the contribution agreement; or

      -- have a material adverse effect on the completion of the merger;

     - SII Acquisition and Berkshire Hathaway have also agreed:

      -- to enforce the provisions of the contribution agreement;

      -- to use reasonable efforts to fulfill their obligations under the contribution agreement and to satisfy the conditions to funding under the contribution agreement as soon as reasonably practicable; and

      -- to give us prompt notice of any material breach, termination, or threatened termination of the contribution agreement;

     - We have agreed to furnish to SII Acquisition and Berkshire Hathaway any information concerning us and our subsidiaries as they may reasonably request in connection with any filings or approvals contemplated by the merger agreement to SII Acquisition;

     - We have agreed, along with SII Acquisition and Berkshire Hathaway, to cooperate, and use reasonable efforts to obtain the permits, consents and approvals of all regulatory authorities and other persons necessary or advisable to complete the merger; and

     - We have agreed, along with SII Acquisition and Berkshire Hathaway, that if a "fair price," "moratorium," or "control share acquisition" provision, or other form of anti-takeover regulation becomes applicable to the merger proposal, to take actions that are reasonably necessary to allow the transactions contemplated by the merger agreement to be completed.

NO SOLICITATION OF TRANSACTIONS

     We have agreed not to directly or indirectly initiate, solicit, or encourage any proposal or offer from any person (other than SII Acquisition and Berkshire Hathaway) relating to any of the following (which we refer to as a "takeover proposal" in this proxy statement):

     - Any direct or indirect acquisition of 15% or more of our or our subsidiaries' assets or 15% or more of any class of our equity securities or the equity securities of any of our significant subsidiaries;

     - Any tender offer or exchange offer that if completed would result in any person owning 15% or more of any class of our equity securities or the equity securities of any of our significant subsidiaries; or

     - Any merger, consolidation, share exchange, business combination or recapitalization involving us or any of our significant subsidiaries.

We have also agreed to immediately cease any discussions or negotiations with any person (other than SII Acquisition and Berkshire Hathaway) concerning any takeover proposal.

     We may, however, make disclosures that are required under applicable law. Additionally, if before our shareholders approve the merger, we receive a superior proposal (as hereinafter defined), or a proposal which is reasonably expected to lead to a superior proposal, that was made (and not solicited) after the date of the merger agreement under circumstances not otherwise involving a breach of the merger agreement, and our Board in good faith determines, after consultation with outside counsel, that a failure to do so would constitute a breach of its fiduciary duties to our stockholders, then our Board may:

     - Negotiate and furnish information to the other party pursuant to a confidentiality agreement that:

      -- prohibits solicitation of our key employees;

      -- continues for at least one year;

      -- does not include an exclusive right to negotiate with us;

     - Withdraw or modify its approval of the merger agreement; and

     - Approve or recommend the superior proposal after the second business day following receipt by Berkshire Hathaway from us of notice of the superior proposal.

     A "superior proposal" means any of the following:

     - A bona fide written offer from any person (other than Berkshire Hathaway and its subsidiaries, affiliates and representatives) for a direct or indirect acquisition of 50% or more of our assets or the assets of any of our significant subsidiaries or 50% or more of any class of our equity securities or the equity securities of any of our significant subsidiaries;

     - Any tender offer or exchange offer that if consummated would result in any person (other than Berkshire Hathaway and its subsidiaries, affiliates and representatives) owning 50% or more of any class of our equity securities or the equity securities of any of our significant subsidiaries; and

     - Any merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving us or any of our significant subsidiaries, other than the transactions contemplated by the merger agreement;

provided that our Board determines in its good faith judgment, based upon the advice of independent financial advisors and legal counsel that:

     - The consideration to be paid in the contemplated transaction has a value on a per share basis (taking into account, among other things, the likelihood the transaction will be completed) which exceeds $19.00;

     - Considering all of the relevant factors, the acquisition is more favorable to us and our shareholders than the merger proposal; and

     - The party making the proposal has demonstrated that financing for the proposed transaction is likely to be obtained.

     We also agree to advise SII Acquisition in writing of any request for confidential information or any takeover proposal, the material terms of such request or proposal, the status and details of the request or proposal and the identity of the person making such request.

EMPLOYEE BENEFIT PLANS

     The merger agreement provides that, for at least two years following the effective time of the merger, the employees of the surviving corporation will continue to be provided with employee benefit plans (other than stock options or other plans involving the potential issuance of securities of the surviving corporation) which in the aggregate are substantially comparable to those which we currently provide to our employees.

CONDITIONS TO THE MERGER

     The parties' respective obligations to complete the merger are each subject to the following conditions:

     - Approval by our shareholders of the merger proposal;

     - The expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;

     - The absence of any order or injunction prohibiting the merger; and

     - The receipt of all required consents or approvals of any governmental authorities in foreign jurisdictions.

     Additionally, our obligation to complete the merger is subject to the following conditions:

     - The material accuracy of the representations and warranties of SII Acquisition and Berkshire Hathaway and the performance in all material respects of their respective obligations under the merger agreement; and

     - Our receipt of customary closing certificates and legal opinions.

     The obligations of SII Acquisition to complete the merger are subject to the following additional conditions:

     - The material accuracy of our representations and warranties and the performance in all material respects of our obligations under the merger agreement;

     - The receipt of all material third party consents to the merger;

     - The holders of less than 10% of our outstanding shares of common stock perfecting dissenters' rights under Georgia law;

     - The receipt by SII Acquisition and Berkshire Hathaway of customary closing certificates and legal opinions;

     - The closing of the transactions under the contribution agreement.

     The obligations of SII Acquisition to complete the merger are not subject to a financing condition.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time before the effective time of the merger under the following circumstances:

     - Written Mutual Consent -- by written mutual consent of Berkshire Hathaway and us;

     - Legal Impediments -- by us or Berkshire Hathaway if any governmental entity issues an order or takes any other action permanently enjoining or otherwise prohibiting the merger and the order or other action is final and not appealable;

     - Delay -- by us or Berkshire Hathaway if the merger is not completed on or before March 31, 2001, except that the reason for the delay must not have been the failure of the terminating party to take any of the actions it was required to take under the merger agreement;

     - Failure to Obtain Shareholder Approval -- by us or Berkshire Hathaway if our shareholders do not approve the merger proposal;

     - Board Recommendation -- by Berkshire Hathaway if our Board:

      -- withdraws, modifies or amends, or proposes publicly to withdraw, modify or amend, in a manner adverse to SII Acquisition or Berkshire Hathaway its approval or recommendation of the merger or the merger agreement, or fails to reconfirm its recommendation within five business days after a written request to do so;

      -- fails to include its recommendation in this proxy statement; or

      -- approves or recommends, or proposes publicly to approve or recommend, any takeover proposal with respect to us or our significant subsidiaries by any third party;

     - Special Committee Recommendation -- by Berkshire Hathaway if the special committee withdraws, or publicly proposes to withdraw, in a manner adverse to SII Acquisition or Berkshire Hathaway, its approval of the merger or the merger agreement;

     - Failure to Reject Takeover Proposal -- by Berkshire Hathaway if a takeover proposal with respect to us or our significant subsidiaries by a third party which contains a proposal as to price is commenced, is publicly proposed or is communicated to us, and we fail to reject the proposal within 10 business days of our receipt of the proposal or, if sooner, the date the proposal first becomes publicly disclosed;

     - Fiduciary Termination in Connection With Superior Proposal -- by us, prior to the shareholder vote, if we enter into a definitive agreement concurrently with the termination of the merger agreement providing for a superior proposal that was made (and not solicited) after the date of the merger agreement in circumstances not otherwise involving a breach of the merger agreement if our Board determines, after consultation with outside legal counsel, that the failure to enter into the agreement would constitute a breach of its fiduciary duties to our shareholders. We may not take any action in connection with the superior proposal until after the second business day following receipt by Berkshire Hathaway from us of written notice advising Berkshire Hathaway that our Board has received the superior proposal, specifying the material terms and conditions of the superior proposal, identifying the person making the superior proposal and providing notice of the determination of the Board concerning the actions we intend to take in connection with the superior proposal;

     - Breach of Merger Agreement

      -- by Berkshire Hathaway if we have materially breached any of our representations, warranties or covenants and have failed to cure the breach by March 31, 2001; or

      -- by us if SII Acquisition or Berkshire Hathaway has materially breached any of its representations, warranties or covenants and has failed to cure the breach by March 31, 2001.

     If the merger agreement is terminated under any of the circumstances described above, none of us, SII Acquisition or Berkshire Hathaway or any of our or their officers, members or directors will have any liability other than for expenses we or they incur.

EXPENSES

     All fees and expenses in connection with the merger will be paid by the party incurring such expense.

AMENDMENT; WAIVER

     The merger agreement may be amended by mutual agreement of the parties. However, after shareholder approval of the merger agreement, the parties may not change the amount of consideration that shareholders are to receive or alter the terms or conditions of the merger agreement if the changes would materially adversely affect the rights of our shareholders. Any party may extend the time for the other party to perform its obligations, waive any inaccuracy in the other party's representations and warranties or waive the other party's obligation to comply with any agreement or condition.

                  THE CONTRIBUTION AND PARTICIPATION AGREEMENT

     The following is a brief summary of the material provisions of the contribution agreement. The following summary is qualified in its entirety by reference to the contribution agreement, which we have included as Appendix B to this proxy statement and which we incorporate by reference into this document. We encourage you to read the contribution agreement in its entirety.

THE PARTIES

     SII Acquisition, Berkshire Hathaway, the Shaw Family Shareholders, the Saul Family Shareholders and the Management Shareholders are parties to the contribution agreement.

     Shaw Family Shareholders. The Shaw Family Shareholders are Robert E. Shaw, a director and our Chairman and Chief Executive Officer, Anna Sue Shaw, Robert
E. Shaw, Jr., Susan S. Young, Thomas Tripp Shaw, and Lewis Clayton Shaw, each of whom is a family member of Robert E. Shaw, and the Robert E. Shaw, L.P., a limited partnership controlled by Robert E. Shaw.

     Saul Family Shareholders. The Saul Family Shareholders are the Julian D. Saul Family Trust, a trust controlled by Mr. Saul, and the Anita Saul Family Trust, a trust controlled by Anita Saul, who is Mr. Saul's wife. Mr. Saul is a director and our President.

     Family Group Shareholders. The Shaw Family Shareholders and the Saul Family Shareholders.

     Management Shareholders. The Management Shareholders are William C. Lusk, Jr., Vance D. Bell, Gerald R. Embry, Spright D. Holland, Kenneth G. Jackson, Jeffrey Todd Meadows, Percy D. Merritt, Henry H. Long, Julius C. Shaw, Jr. and the Little Family Limited Partnership, a limited partnership controlled by W. Norris Little.

     Continuing Holders. The Shaw Family Shareholders, the Saul Family Shareholders and the Management Shareholders.

CONTRIBUTIONS

     Berkshire Hathaway has agreed to contribute to SII Acquisition 2,194,200 shares of our common stock and approximately $2.0 billion in cash in exchange for 108,335,585 shares of SII Acquisition common stock.

     The Shaw Family Shareholders and the Saul Family Shareholders are each, as a group, required to make an aggregate minimum contribution of 6,485,604 shares of our common stock to SII Acquisition. The Shaw Family Shareholders are required to make an additional aggregate contribution of 1,513,396 shares of our common stock to SII Acquisition. For each share of our common stock contributed to SII Acquisition, the contributing shareholder will receive one share of SII Acquisition common stock which will, by virtue of the merger, convert to one share of common stock of the surviving company. The shares of stock received by the Family Group Shareholders in exchange for their minimum contribution are referred to as the "Family Group Shares." The shares of stock received by the Shaw Family Shareholders in exchange for their additional contribution are referred to as the "Additional Shares."

     The number of shares of our common stock required to be contributed by each of the Shaw Family Shareholders and the Saul Family Shareholders are set forth below:

                                                            MINIMUM             ADDITIONAL
NAME                                                  CONTRIBUTION SHARES   CONTRIBUTION SHARES
----                                                  -------------------   -------------------
Shaw Family Shareholders:
  Robert E. Shaw....................................       6,485,604              148,744
  Anna Sue Shaw.....................................                               64,652
  Robert E. Shaw, Jr................................                              200,000
  Susan S. Young....................................                              350,000
  Thomas Tripp Shaw.................................                              200,000
  Lewis Clayton Shaw................................                              450,000
  Robert E. Shaw, L.P...............................                              100,000
Saul Family Shareholders:
  Julian D. Saul Family Trust.......................       6,267,883
  Anita Saul Family Trust...........................         217,721

     The Management Shareholders have agreed to contribute to SII Acquisition an aggregate of 1,318,034 shares of our common stock in exchange for an equal number of shares of SII Acquisition common stock (which will upon the merger be converted into shares of common stock of the surviving company) and which are referred to as the "Management Shares."

     The number of shares of our common stock required to be contributed by each of the Management Shareholders is as follows:

NAME                                                          CONTRIBUTION SHARES
----                                                          -------------------
William C. Lusk, Jr.........................................        300,000
Little Family Limited Partnership (W. Norris Little)........        112,332
Vance D. Bell...............................................        112,332
Gerald R. Embry.............................................         80,830
Spright D. Holland..........................................         23,535
Kenneth G. Jackson..........................................         49,748
Jeffrey Todd Meadows........................................         14,651
Percy D. Merritt............................................         51,532
Henry H. Long...............................................         30,029
Julius C. Shaw, Jr..........................................        543,045

FAILURE TO CONTRIBUTE SHARES; RIGHT TO TERMINATE

     If any of the Continuing Holders fails to deliver the shares of our common stock required to be delivered under the contribution agreement:

     - And if the failure to deliver results in receipt by SII Acquisition of less than 6,485,604 shares from either the Shaw Family Shareholders or the Saul Family Shareholders, then SII Acquisition and Berkshire Hathaway will each have an option to either complete the transactions contemplated by the contribution agreement with the other Continuing Holders or refuse, without liability, to complete the transactions and terminate all of its obligations under the contribution agreement, which would also effectively terminate the obligations of Berkshire Hathaway and SII Acquisition under the merger agreement (See "The Merger
       Agreement -- Conditions to the Merger");

     - And if neither SII Acquisition nor Berkshire Hathaway elects (to the extent permitted) to terminate its obligations under the contribution agreement, then SII Acquisition is required to issue the number of shares of SII Acquisition common stock which the defaulting Continuing Holder would have received in exchange for the shares of our common stock which were not delivered and Berkshire Hathaway is required to purchase these shares of SII Acquisition common stock for a purchase price equal to the additional consideration required to be paid under the merger agreement for the shares of our common stock which the defaulting Continuing Holder fails to deliver.

CONSENT OF CONTINUING HOLDERS TO CERTAIN BUSINESS COMBINATIONS

     After completion of the merger and until Berkshire Hathaway owns more than 95% of our common stock, we are not permitted to merge or consolidate with, or to acquire all or substantially all of the assets or 50% or more of the outstanding securities of, any company which is not engaged in the manufacture, distribution and/or sale of floor coverings without first obtaining the written consent of Continuing Holders owning more than 50% of the total number of shares of common stock then held by Continuing Holders.

PUTS AND CALL

     Family Group Shareholders' Annual Put. On March 31, 2002 and on each anniversary thereof (each, an "Exercise Date"), each Shaw Family Shareholder and each Saul Family Shareholder has the right to require Berkshire Hathaway to purchase:

     - Up to 10% of such shareholder's Family Group Shares,

     - Up to 33% of such shareholder's Additional Shares, and

     - Any additional Family Group Shares or Additional Shares owned by such shareholder which such shareholder had the right on any prior Exercise Date to, but did not, put to Berkshire Hathaway.

     Management Shareholders' Annual Put. On each Exercise Date, each Management Shareholder has the right to require Berkshire Hathaway to purchase:

     - Up to 33 1/3% of his Management Shares, and

     - Any additional Management Shares which he had the right on any prior Exercise Date to, but did not, put to Berkshire Hathaway.

     Triggered Put. At any time after a Triggering Event, the affected shareholder will have the right to require Berkshire Hathaway to purchase all, but not less than all, of the shares of our common stock owned by such shareholder at the Purchase Price (as defined below).

     A "Triggering Event" means any of the following:

     - The death of a Continuing Holder or, with respect to a Family Group Shareholder which is a partnership or a trust, an individual designated at the time of the execution of the contribution agreement by such entity,

     - The involuntary termination of employment of a Family Group Shareholder who is employed by us for any reason or the voluntary termination of such employment as a result of disability, or

     - The voluntary or involuntary termination of a Management Shareholder's employment for any reason.

     Triggered Call. At any time after the occurrence of a Triggering Event, Berkshire Hathaway will also have the right to purchase from the affected shareholder all, but not less than all, of the shares of our common stock owned by such shareholder at the Purchase Price.

     Purchase Price. The Purchase Price for shares of our common stock subject to an annual put, triggered put or triggered call is equal to the product of:

     - The number of shares of our common stock subject to such event, and

     - The purchase price per share.

The purchase price per share is $19.00:

     - Plus the amount, if any, by which the applicable Year End Book Value (as hereinafter defined) exceeds the Base Book Value (as hereinafter defined), or

     - If the Year End Book Value is less than the Base Book Value, minus the lesser of:

      -- the amount by which the Base Book Value exceeds the applicable Year End Book Value, and

      -- the sum, calculated on a per share basis, of all cash dividends and other distributions paid by Shaw to its shareholders since the merger.

The applicable Year End Book Value is:

     - With respect to an annual put, the Year End Book Value for the year immediately preceding the applicable annual put Exercise Date,

     - With respect to a triggered put, at the election of the affected shareholder, either

      -- the Year End Book Value for the year immediately preceding the date that notice of exercise of the triggered put is delivered, or

      -- the Year End Book Value (upon determination thereof) for the year during which the notice of exercise is delivered, and

     - With respect to a triggered call, the Year End Book Value (upon determination thereof) for the year during which the notice of exercise is delivered, unless the affected shareholder elects by timely notice to have the Year End Book Value for the immediate prior year apply, in which case such prior Year End Book Value will apply.

     The term "Book Value" means our total net equity as of a particular date, divided by the total number of shares of our common stock which were outstanding as of that date or which are issuable upon exercise of outstanding stock options. Total net equity is to be calculated in accordance with generally accepted accounting principles but without taking into account any merger-related adjustments thereto, with the result, among others, that amount of goodwill reflected in total net equity will be limited to the amount of goodwill that would have been so included had the merger not occurred.

     The term "Base Book Value" means the Book Value as of December 31, 2000.

     The term "Year End Book Value" means the Book Value as of December 31st of any year, beginning December 31, 2001, which will be:

     - Calculated after adding back any costs of the merger not accrued as of December 31, 2000, and

     - Appropriately adjusted to reflect our capitalization as of December 31, 2000, and any subsequent changes thereto.

SALES BY BERKSHIRE HATHAWAY

     After completion of the merger, if Berkshire Hathaway proposes to enter into a transaction with any unaffiliated third party for the sale of more than 50% of the total amount of shares of our common stock outstanding at such time, Berkshire Hathaway is required to assure that each Continuing Holder will have the right to elect to either:

     - Sell all of his, her or its shares of Shaw common stock to the third party on the same terms and at the same purchase price per share applicable to Berkshire Hathaway; or

     - Require Berkshire Hathaway to purchase all of his, her or its shares of our common stock at a purchase price computed as described under "-- Purchase Price" above calculated by applying the Year End Book Value for the year prior to the third party offer.

CONDITIONS TO COMPLETION OF THE CLOSING UNDER THE CONTRIBUTION AGREEMENT

     The parties' respective obligations to complete the transactions under the contribution agreement are each subject to the following conditions:

     - The expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of any necessary consents from foreign jurisdictions;

     - Receipt of the approval by our shareholders of the merger proposal; and

     - The absence of any preliminary or permanent injunction in effect or other order which prohibits the completion of the transactions contemplated by the contribution agreement or the merger agreement.

     Additionally, the obligations of each Continuing Holder to complete the transactions completed by the contribution agreement are subject to the following conditions:

     - The material accuracy of the representations and warranties of Berkshire Hathaway and the performance in all material respects of its obligations under the contribution agreement and the merger agreement; and

     - The material accuracy of the representations and warranties of SII Acquisition and the performance by SII Acquisition in all material respects of its obligations under the contribution agreement and the merger agreement.

     The obligations of Berkshire Hathaway and SII Acquisition to complete the transactions under the contribution agreement are subject to the following additional conditions:

     - The material accuracy of the representations and warranties of the Continuing Holders and the performance in all material respects by the Continuing Holders of their respective obligations under the contribution agreement;

     - The material accuracy of our representations and warranties and the performance in all material respects of our obligations under the merger agreement; and

     - The satisfaction of all of the conditions to SII Acquisition's obligations to completion of the merger on or prior to the effective time of the merger.

               THE VOTING AGREEMENT AND INVESTOR VOTING AGREEMENT

     The following is a brief summary of the material provisions of the amended and restated voting agreement and the investor voting agreement. The following summary is qualified in its entirety by reference to the voting agreement and the investor voting agreement, which we have included as Appendix C and Appendix D, respectively, to this proxy statement and which we incorporate by reference into this document. We encourage you to read the voting agreement and the investor voting agreement in their entirety.

     Berkshire Hathaway, SII Acquisition and the following named shareholders, who own the number of shares of our common stock indicated opposite their names, have entered into the voting agreement:

Robert E. Shaw..............................................   6,635,348
Julian D. Saul Family Trust.................................  11,160,724
J.C. Shaw...................................................   5,370,815
Shaw Family Holdings, LLC...................................   1,054,603
Linda Saul Schejola Family Trust............................   7,699,808
Julius C. Shaw, Jr..........................................     543,384
R. Julian McCamy............................................   1,572,939
Eleanor Shaw McCamy.........................................   1,163,169

     Under the voting agreement, these shareholders have agreed, among other things, to vote their shares of our common stock in favor of the merger proposal and against any third party proposal that would result in a breach of the merger agreement and, for that purpose, have given Berkshire Hathaway an irrevocable proxy to vote their shares of our common stock at the special meeting and any other meeting of our shareholders at which the merger proposal is considered. In addition, these shareholders have agreed:

     - To revoke all prior proxies or powers of attorney with respect to their shares;

     - Not to dispose of any of their shares, without Berkshire Hathaway's consent during the term of the voting agreement;

     - Not to encourage or facilitate any proposal from any third party relating to the acquisition of shares of our common stock or any transaction that would constitute a takeover proposal under the terms of the merger agreement;

     - Not to participate in any discussions or negotiations or furnish any information or otherwise cooperate in any way in any transaction that might constitute a takeover proposal under the merger agreement involving any third party; and

     - To immediately cease and terminate all existing discussions or negotiations with respect to any of the foregoing with any third party.

     The foregoing provisions will not prohibit Mr. Shaw and Mr. Saul, in their capacities as members of our Board, from taking actions in such capacity with respect to "superior proposals" that are permitted under the merger agreement as described in "The Merger Agreement -- No Solicitation of Transactions."

     The voting agreement will terminate upon the occurrence of any of the following events:

     - The written mutual consent of the parties thereto, or

     - Upon the earlier to occur of the effective time of the merger or the termination of the merger agreement.

     In connection with the proxy given Berkshire Hathaway under the voting agreement, Berkshire Hathaway has entered into the investor voting agreement with Shaw under which Berkshire Hathaway has agreed to vote an aggregate of 13,433,261 shares of our common stock which are subject to the voting agreement and are also subject to the contribution agreement in the same proportion as the other shares of our common stock voting on the approval of the merger and the merger agreement (including all other shares voted by Berkshire Hathaway pursuant to the voting agreement) are voted on such matters. The remaining 21,767,529 shares of our common stock which are subject to the voting agreement will be voted for approval of the merger and the merger agreement.

                               REGULATORY MATTERS

     Set forth below is a summary of the regulatory requirements affecting completion of the merger.

ANTITRUST CONSIDERATIONS

     The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. We and the investor group anticipate making our respective pre-merger notification filings pursuant to the Hart-Scott-Rodino Act on or about November 2, 2000, and the waiting period is currently scheduled to expire on or about December 2, 2000, subject to possible extension by the Antitrust Division or the FTC.

     The expiration or earlier termination of the Hart-Scott-Rodino Act waiting period would not preclude the Antitrust Division or the FTC from challenging the merger on antitrust grounds. We and the investor group believe that the merger will not violate federal antitrust laws.

     We conduct certain operations in Mexico through a joint venture in which we have a 49.9% interest. The merger would therefore be subject to the Federal Law of Economic Competition (Ley Federal de Competencia Economica) (the "FLEC") and the Merger constitutes a "concentration" (i.e., merger) subject to review by the Mexican Federal Competition Commission (Comision Federal de Competencia) (the "MFCC"). A notification must be filed with the MFCC in connection with the merger before consummation of the merger. We and Berkshire Hathaway intend to make the necessary notification under the FLEC as soon as practicable. The merger may be consummated after filing the necessary notification; however, the MFCC must ultimately issue a favorable final ruling which could possibly contain certain conditions relating to our Mexican operations. The imposition of conditions by the MFCC would, however, be unlikely because we do not expect that the merger will create any anticompetitive conditions regulated by the FLEC. Under the FLEC, the substantive test for a non-challenging or conditioning resolution is whether the notified merger diminishes, damages, or impedes the competition process by granting power to the acquiror to, inter alia, unilaterally fix prices or to substantially restrict output in the relevant market, by displacing other economic agents out of the market or impeding access to the relevant market, and by substantially allowing parties to incur in monopolistic practices. Once the notification is filed, the MFCC has an initial maximum term of 45 calendar days from the date the notification is filed or the date on which additional information requested by the MFCC is filed, to issue a final ruling on the matter. In extraordinary circumstances, this period may be extended by the Chairman of the MFCC for an additional 60 calendar days if the transaction in question requires additional analysis or review by the MFCC.

OTHER REGULATORY MATTERS

     We are not aware of any material governmental or regulatory approvals or actions that may be required for completion of the merger other than as described above. If any other governmental or regulatory approval or action is or becomes required, we currently contemplate that we would seek that additional approval or action.

                             PARTIES TO THE MERGER

SHAW

     We are headquartered in Dalton, Georgia and have approximately 30,000 employees. We are the world's largest carpet manufacturer based on both revenue and volume of production. We design and manufacture approximately 1,800 styles of tufted and woven carpet for residential and commercial use under the PHILADELPHIA, TRUSTMARK, CABIN CRAFTS, SHAW COMMERCIAL CARPETS, STRATTON, NETWORX, SHAWMARK, EVANS BLACK, SALEM, SUTTON, PATCRAFT, CUMBERLAND, DESIGNWEAVE, QUEEN CARPET, QUEEN COMMERCIAL and TUFTEX trade names and under certain private labels. Our manufacturing operations are fully integrated from the processing of yarns through the finishing of carpet. Our carpet is sold in a broad range of prices, patterns, colors and textures, with the majority of its sales in the medium to high retail price range. We sell our wholesale products to retailers, distributors and commercial users throughout the United States, Canada and Mexico; through our own residential and commercial contract distribution channels to various residential and commercial end-users in the United States; and to a lesser degree, export our products to additional overseas markets. We also provide installation services and sell laminate flooring, ceramic tile and hardwood flooring. Our common stock is traded on the New York Stock Exchange under the symbol "SHX." Information about us is available on the Internet at http://www.shawinc.com. Our principal address is 616 East Walnut Avenue, Dalton, Georgia 30720 and our telephone number is (706) 278-3812.

SII ACQUISITION

     Berkshire Hathaway formed SII Acquisition solely for the purpose of engaging in the merger and related transactions. SII Acquisition has entered into a contribution and participation agreement with an investor group that includes Berkshire Hathaway, Robert E. Shaw, a director and our Chairman and Chief Executive Officer, certain of Mr. Shaw's family members and related family interests, Julian D. Saul, a director and our

President, through certain of Mr. Saul's family interests, W. Norris Little (through a family limited partnership) and William C. Lusk, Jr., each a director, and certain other members of our management. Under the contribution agreement the members of the investor group have agreed to contribute to SII Acquisition immediately prior to completion of the merger shares of our common stock in exchange for shares of SII Acquisition common stock. In addition, Berkshire Hathaway has agreed to contribute cash to SII Acquisition in an amount necessary to complete the merger in exchange for shares of SII Acquisition common stock if all of the conditions to the merger are satisfied and a minimum contribution of 6,485,604 shares of our common stock is made to SII Acquisition by each of Messrs. Shaw and Saul together with certain of their family members and related family interests. We expect that Berkshire Hathaway will own 87.3% of SII Acquisition and the other members of the investor group will own the remaining 12.7% of SII Acquisition.

THE INVESTOR GROUP

     Berkshire Hathaway. Berkshire Hathaway is a holding company which owns subsidiaries engaged in a number of diverse businesses. Its most important business is the property and casualty insurance business, which is conducted on both a direct and reinsurance basis through a number of subsidiaries. Included in this group of subsidiaries is GEICO Corporation, the sixth largest auto insurer in the United States, and General Re Corporation, one of the four largest reinsurers in the world.

     Berkshire Hathaway's non-insurance subsidiaries conduct a variety of other business activities, including the publication of a daily and Sunday newspaper in Western New York, the manufacture and sale of boxed chocolates and other confectionery products, diversified manufacturing and distribution, the retail sale of home furnishings, the manufacture, import and distribution of footwear, the retail sale of fine jewelry, the providing of training to operators of aircraft and ships throughout the world, the providing of fractional ownership programs for general aviation aircraft, the licensing and servicing of almost 6,000 Dairy Queen Stores, the rental of furniture and accessories, and the manufacturing and production of face brick and concrete masonry products.

     Operating decisions are made by the managers of the various businesses. Investment decisions and all other capital allocation decisions are made by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of Berkshire Hathaway's board of directors.

     The New York Stock Exchange lists Berkshire Hathaway's Class A Common Stock, which trades under the symbol "BRKA", and its Class B Common Stock, which trades under the symbol "BRKB".

     Berkshire Hathaway's executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and its telephone number is (402) 346-1400.

     For information concerning the amount of cash and the number of shares of our common stock which are required to be contributed to SII Acquisition by Berkshire Hathaway see "The Contribution and Participation
Agreement -- Contributions."

     Family Group Shareholders

     Shaw Family Shareholders. Robert E. Shaw is a director of Shaw and has been its Chairman and Chief Executive Officer since April 27, 1995. Mr. Shaw served as President and Chief Executive Officer of Shaw for more than five years prior to such date. He is also a director of Oxford Industries, Inc., an apparel manufacturer. Anna Sue Shaw, Robert E. Shaw, Jr., Susan S. Young, Thomas Tripp Shaw and Lewis Clayton Shaw, each of whom is a family member of Robert E. Shaw, and the Robert E. Shaw, L.P., a limited partnership controlled by Robert E. Shaw, are also included in the Shaw Family Shareholders. For information concerning the number of shares of our common stock which is required to be contributed to SII Acquisition by each of the Shaw Family Shareholders see "The Contribution and Participation Agreement -- Contributions."

     Saul Family Shareholders. Julian D. Saul joined Shaw in October 1998, and on January 24, 1999, he was elected to the office of President. Mr. Saul is also a director of Shaw. Prior to October 3, 1998, Mr. Saul was the Chief Executive Officer and Chairman of the Board of Queen Carpet Corporation. Mr. Saul will not be a direct party to the contribution agreement but will participate through the Julian D. Saul Family Trust, a trust controlled by Mr. Saul, and the Anita Saul Family Trust, a trust controlled by Anita Saul, who is Mr. Saul's wife. For information on the number of shares of our common stock which is required to be contributed to SII Acquisition by the Saul Family Shareholders. See "The Contribution and Participation Agreement -- Contributions."

     Management Shareholders. The other members of the investor group are the following directors and/or members of our management:

     - W. Norris Little (through a family limited partnership) -- Director and Vice Chairman

     - William C. Lusk, Jr. -- Director

     - Vance D. Bell -- Executive Vice President, Operations

     - Kenneth G. Jackson -- Executive Vice President and Chief Financial
       Officer

     - Gerald R. Embry -- Controller

     - Spright D. Holland -- Vice President, Logistics

     - Jeffrey Todd Meadows -- Vice President, Shaw Rugs

     - Percy D. Merritt -- Vice President, Sales and Marketing, Residential Division

     - Henry H. Long -- Vice President, Contract Division

     - Julius C. Shaw, Jr. -- Executive Vice President, Investor Relations

     For information concerning the number of shares of our common stock which is required to be contributed to SII Acquisition by the Management Shareholders see "The Contribution and Participation Agreement -- Contributions."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial
ownership of our common stock as of           , 2000, by (1) each person or
group known by us to own beneficially more than 5% of our outstanding common stock, (2) each of our directors and executive officers, (3) each of our "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) for our last full fiscal year and (4) all of our directors and executive officers as a group (18 persons). Except as set forth in the table, the business address of each person is c/o Shaw Industries, Inc., 616 East Walnut Avenue, Dalton, Georgia 30722.

                                                               NUMBER OF SHARES OF
                                                                  COMMON STOCK        PERCENTAGE OF
BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)     CLASS(1)
----------------                                              ---------------------   -------------
Berkshire Hathaway Inc.(2)..................................       37,394,990(3)           30.2
Robert E. Shaw(4)...........................................        7,400,583(5)            6.0
J.C. Shaw(6)................................................        6,490,040(7)            5.2
Julian D. Saul(8)...........................................       11,666,667(9)            9.4
Linda Saul Schejola(10).....................................        7,777,777(11)           6.3
J. Hicks Lanier.............................................           12,275                 *
R. Julian McCamy............................................        3,163,344(12)           2.6
Thomas G. Cousins...........................................           61,275                 *
S. Tucker Grigg.............................................        1,801,827(13)           1.5
William C. Lusk, Jr.........................................          634,257(14)             *
W. Norris Little............................................          428,850                 *
Robert R. Harlin............................................              508                 *
Roberto Garza Delgado.......................................            1,550                 *
Robert J. Lunn..............................................            3,275                 *
Vance D. Bell...............................................          172,250                 *
Kenneth G. Jackson..........................................           74,812                 *
All directors and executive officers of Shaw as a group (18
  persons)..................................................       32,963,307(15)          26.5

---------------

  * Less than 1%

 (1) Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to (a) where applicable, the proxies granted pursuant to the voting agreement described in the "The Voting Agreement and Investor Voting Agreement" section of this proxy statement,
     (b) community property laws where applicable and (c) the information contained in the footnotes to this table. Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and group, that all shares which may be acquired by such person or group pursuant to options currently exercisable, or which
     become exercisable within 60 days following           , 2000, are
     outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, the unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person. As of September 30, 2000, there were 123,983,208 shares of common stock outstanding.
 (2) Berkshire Hathaway's address is 1440 Kiewit Plaza, Omaha, Nebraska 68131.
 (3) Includes 35,200,790 shares owned by Shaw shareholders who are parties to the voting agreement described in "The Voting Agreement and the Investor Voting Agreement" section of this proxy statement and 2,194,200 shares owned by Berkshire Hathaway. Berkshire Hathaway and the other parties to the contribution agreement and the voting agreement may be deemed to have formed a "group" under Rule 13d-5 of the Exchange Act and the group may be deemed to have acquired beneficial ownership with respect to the 43,072,186 shares beneficially owned by all of the members combined, representing 34.6% of the issued and outstanding common stock of Shaw.
 (4) Mr. Shaw's address is 107 South Wildberry Road, Rocky Face, Georgia 30740.

 (5) Includes 567,840 shares owned by Mr. Shaw's spouse, as to which Mr. Shaw shares voting and investment powers, and 100,000 owned by Robert E. Shaw, L.P.
 (6) Mr. Shaw's address is 721 West Avenue, Cartersville, Georgia 30120.
 (7) Includes 64,622 shares owned by Mr. Shaw's spouse, as to which Mr. Shaw shares voting and investment powers, and 1,054,603 shares held in a family holding limited liability company.
 (8) Mr. Saul's address is 702 Mt. Sinai Street, Dalton, Georgia 30720.
 (9) Includes 11,160,724 shares held in the Julian D. Saul Family Trust and 388,989 shares held in the Anita Saul Family Trust. Mr. Saul shares voting and investment powers with respect to the shares held in the Anita Saul Family Trust.
(10) Ms. Schejola's address is 1106 West Lakeshore Drive, Dalton, Georgia 30720.
(11) Includes 7,699,808 shares held in the Linda Saul Schejola Family Trust.
(12) Includes 1,163,169 shares owned by Mr. McCamy's spouse and 427,236 shares held in trust for Mr. McCamy's children. Mr. McCamy disclaims beneficial ownership of the shares held by his spouse and in trust for his children.
(13) Includes 1,148,480 shares owned by the estate of Mr. Grigg's deceased spouse and 58,520 shares held in trust for his children. Mr. Grigg disclaims beneficial ownership of the shares held by the estate of his spouse and in trust for his children.
(14) Includes 8,528 shares owned by Mr. Lusk's spouse, as to which Mr. Lusk shares voting and investment powers, and 17,400 shares held for Mr. Lusk's grandchildren.
(15) Includes 233,500 shares that are subject to options that are currently exercisable, including 55,800 shares for Mr. Bell and 58,600 shares for Mr. Jackson.

     There were no transactions in the shares of common stock that were effected during the past 60 days by Shaw, Berkshire Hathaway, SII Acquisition or any of their respective subsidiaries, directors, executive officers or controlling persons or by any other member of the investor group, its general partners or controlling persons, if applicable, other than routine acquisitions within Shaw's retirement savings (401(k)) plan and except that Spright D. Holland disposed of 1,600 shares by gift on October 7, 2000.

     The following table sets forth information regarding purchases of common stock by Shaw during the past two years.

                                                                                      PER SHARE RANGE
                                                NUMBER OF          COST OF       -------------------------
               QUARTER ENDED                 SHARES ACQUIRED   SHARES ACQUIRED    HIGH     LOW     AVERAGE
               -------------                 ---------------   ---------------   ------   ------   -------
December 1998..............................         5,000       $     86,875     $17.38   $17.38   $17.38
March 1999.................................             0                  0          0        0        0
June 1999..................................     3,140,000         57,812,572      19.38    17.13    18.41
September 1999.............................     1,076,000         21,699,436      22.00    18.13    20.15
December 1999..............................     5,114,400         79,947,734      16.78    13.44    15.63
March 2000.................................             0                  0          0        0        0
June 2000..................................     9,364,647        135,332,538      15.75    13.00    14.45
September 2000.............................             0                  0          0        0        0

     The following table sets forth information concerning stock purchases during the past two years by certain members of the investor group who are also directors and/or executive officers of Shaw.

                                                                                  PER SHARE RANGE
                                          NUMBER OF          COST OF       ------------------------------
              PURCHASER                SHARES ACQUIRED   SHARES ACQUIRED     HIGH       LOW      AVERAGE
              ---------                ---------------   ---------------   --------   --------   --------
Vance D. Bell                               7,539          $131,253.99     $  17.41   $  17.41   $  17.41
Vance D. Bell                              23,114           453,958.96        19.64      19.64      19.64
Vance D. Bell                               7,331            87,330.00      11.9125    11.9125    11.9125
Kenneth G. Jackson                          3,200            34,000.00       10.625     10.625     10.625
Kenneth G. Jackson                          2,701            53,047.64        19.64      19.64      19.64
Kenneth G. Jackson                          6,598            78,598.68      11.9125    11.9125    11.9125
Julius C. Shaw, Jr.                         2,854            33,998.28      11.9125    11.9125    11.9125

     The following table sets forth information provided to us by Berkshire Hathaway with respect to purchases of common stock of Shaw by Berkshire Hathaway during the past two years.

                                                                                      PER SHARE RANGE
                                                NUMBER OF          COST OF       -------------------------
QUARTER ENDED                                SHARES ACQUIRED   SHARES ACQUIRED    HIGH     LOW     AVERAGE
-------------                                ---------------   ---------------   ------   ------   -------
June 2000..................................     1,650,100        $20,646,216     $12.38   $13.08   $12.51
September 2000.............................       544,100          7,033,798      12.53    13.03    12.93

                             CERTAIN RELATIONSHIPS

     Messrs. J. C. Shaw and Robert E. Shaw are brothers. Messrs. McCamy and Grigg are brothers-in-law of Messrs. J. C. Shaw and Robert E. Shaw.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Our common stock is listed on the New York Stock Exchange under the symbol "SHX." The following table sets forth, for the fiscal quarters indicated, the high and low closing prices per share of Shaw common stock as quoted on the New York Stock Exchange composite tape and cash dividends paid per share.

                                                              HIGH      LOW      DIVIDENDS
                                                              ----      ---      ---------
1998:
  First Quarter.............................................  $15 3/4   $10 15/16  $.075
  Second Quarter............................................   18 3/16   14 7/16      --
  Third Quarter.............................................   19 15/16  15 1/8       --
  Fourth Quarter............................................   24 1/4    12 1/16      --
1999:
  First Quarter.............................................  $24 1/4   $18 7/16   $  --
  Second Quarter............................................   20 3/8    16 7/8       --
  Third Quarter.............................................   21 11/16  15 7/8     .050
  Fourth Quarter............................................   17 15/16  13 1/2     .050
2000:
  First Quarter.............................................  $15 3/16  $11 3/16   $.050
  Second Quarter............................................   17 1/16   12 3/8     .050
  Third Quarter.............................................   18 5/8    11 5/8     .050
  Fourth Quarter through November   , 2000..................                        .050

     On September 5, 2000, the last full trading day prior to the public announcement of the receipt of the offer which lead to signing of the merger agreement, the closing sale price of our common stock reported on the New York Stock Exchange was $12 3/16 per share and the high and low trading prices per share of our common stock as quoted on the New York Stock Exchange Composite
tape were $12 11/16 and $12 1/8, respectively. On             , 2000, the most
recent practicable date prior to the date of this proxy statement, the closing price of our common stock reported on the New York Stock Exchange was
$          . You are urged to obtain current market quotations for our common stock prior to making any decision with respect to the proposed merger.

     As of November 10, 2000, there were approximately                holders of
record of our common stock, as shown on the records of our transfer agent.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

     - Certain statements, including possible or assumed future results of operations of Shaw, contained in "Special Factors -- Background of the Merger;" "-- Recommendation of the Special Committee and
the Board of Directors; Reasons for the Merger," "-- Opinions of Financial Advisors" and "-- Certain Projections Provided to Financial Advisors," including any forecasts, projections and descriptions of anticipated cost savings referred to therein, and certain statements incorporated by reference from documents filed by us with the SEC and any statements made herein or therein regarding the outcome of current and future rate/regulatory proceedings, the continued application of regulatory accounting principles, future cash flows, the potential recovery of stranded costs, future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income or the effects of the merger;

     - Any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "estimates," "projects" or similar expressions; and

     - Other statements contained or incorporated by reference into this proxy statement regarding matters that are not historical facts.

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement.

     Among the factors that could cause actual results to differ materially are:

     - Changes in economic conditions generally;

     - Changes in consumer spending for durable goods;

     - Interest rates in new single- and multi-family construction;

     - Competition from other carpet, rug and floor covering manufacturers;

     - Changes in raw material prices; and

     - Other risks detailed from time to time in our reports filed with the SEC.

     The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events. Please refer to our SEC filings incorporated into this proxy statement by reference for a description of such factors.

                               OTHER INFORMATION

PROPOSALS BY SHAREHOLDERS OF SHAW

     If we complete the merger, we will no longer have public shareholders or any public participation in our shareholder meetings. If we do not complete the merger, we intend to hold our next annual shareholder meeting on April 26, 2001. In that case, you would continue to be entitled to attend and participate in our shareholder meetings.

     If the merger is not completed, any shareholder proposal that is submitted to us for inclusion in our proxy statement for our annual meeting in 2001 pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices, Mail Drop Dbl-18, P.O. Drawer 2128, Dalton, Georgia 30722-2128 before the close of business on December 10, 2000.

     The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2001 annual meeting of shareholders but not submitted for inclusion in the proxy statement for that meeting unless notice of the matter is received by us at our principal executive office not later than February 15, 2001 and certain other conditions of the applicable SEC rules are satisfied.

     SEC rules establish standards as to which shareholder proposals are required to be included in a proxy statement for an annual meeting. We will only consider proposals meeting the requirements of applicable SEC rules.

INDEPENDENT AUDITORS

     The consolidated financial statements incorporated in this proxy statement by reference from our Annual Report on Form 10-K for the year ended January 1, 2000, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

     As required by law, we file reports, proxy statements and other information with the SEC. Because the proposed merger is a "going private" transaction, we, SII Acquisition and the members of the investor group have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The
Schedule 13E-3 and the reports, proxy statements and other information that we file with the SEC contain additional information about us. You may read and copy this information at the following offices of the SEC:

Public Reference Room        New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center         500 West Madison Street
Room 1024                    Suite 1300                   Suite 1400
Washington, DC 20549         New York, NY 10048           Chicago, IL 60661

     For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may also access some of this information via the World Wide Web through the SEC's Internet address at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and materials may be inspected at the New York Stock Exchange's offices at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supercede the information in this proxy statement.

     We incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the special meeting. We also incorporate by reference into this proxy statement the following documents that we filed with the SEC (File No. 1-11505) under the Exchange Act:

     - Our Annual Report on Form 10-K for the year ended January 1, 2000, as amended;

     - Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000;

     - Our Current Report on Form 8-K, filed on September 6, 2000; and

     - Our Current Report on Form 8-K, filed on October 24, 2000, as amended by Form 8-K/A, filed on November 2, 2000.

     All subsequent documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting will be deemed to be incorporated by reference into this proxy statement and to be a part of the proxy statement from the date of filing of those documents.

     You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated
  , 2000. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to you shall not create any implication to the contrary.

     Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

        Shaw Industries, Inc.
        616 East Walnut Avenue
        Dalton, Georgia 30722
        Attention: Corporate Secretary
        Telephone: (706) 278-3812

     If you would like to request documents from us, please do so by , 2000 in order to ensure timely receipt before the special meeting.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 19, 2000

                                  BY AND AMONG

                             SII ACQUISITION, INC.,

                             SHAW INDUSTRIES, INC.

                                      AND

                            BERKSHIRE HATHAWAY INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE 1  THE MERGER; CLOSING..............................   A-6
  1.1  The Merger...........................................   A-6
  1.2  Closing..............................................   A-6
ARTICLE 2  EFFECTS OF THE MERGER............................   A-6
  2.1  Effects of the Merger................................   A-6
  2.2  Articles of Incorporation; Bylaws....................   A-6
  2.3  Directors............................................   A-6
  2.4  Officers.............................................   A-6
ARTICLE 3  EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY
  AND MERGER SUB............................................   A-7
  3.1  Merger Sub Stock.....................................   A-7
  3.2  Effect on the Common Stock...........................   A-7
     (a) Cancellation of Treasury Stock and Merger Sub-Owned
           Common Stock.....................................   A-7
     (b) Conversion of the Common Stock.....................   A-7
     (c) Cancellation and Retirement of the Common Stock....   A-7
     (d) Stock Option Plans.................................   A-7
  3.3  Exchange of Certificates.............................   A-7
     (a) Exchange Agent.....................................   A-7
     (b) Exchange Procedures................................   A-8
     (c) No Further Ownership Rights in Common Stock........   A-8
     (d) Termination of Exchange Fund.......................   A-8
     (e) No Liability.......................................   A-8
     (f) Investment of Exchange Fund........................   A-9
     (g) Lost Certificates..................................   A-9
  3.4  Dissenting Shares....................................   A-9
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....   A-9
  4.1  Corporate Organization...............................   A-9
  4.2  Capitalization.......................................  A-10
  4.3  Authority............................................  A-10
  4.4  Consents and Approvals; No Violations................  A-11
  4.5  SEC Documents; Undisclosed Liabilities...............  A-11
  4.6  Broker's Fees........................................  A-12
  4.7  Absence of Certain Changes or Events.................  A-12
  4.8  Legal Proceedings....................................  A-12
  4.9  Compliance with Applicable Law.......................  A-12
  4.10 Company Information..................................  A-13
  4.11 Opinion of Financial Advisor.........................  A-13
  4.12 Employee Matters.....................................  A-13
  4.13 Environmental Matters................................  A-13
  4.14 Takeover Statutes....................................  A-14
  4.15 Rights Agreement.....................................  A-14
  4.16 Properties...........................................  A-14
  4.17 Tax Returns and Tax Payments.........................  A-15
  4.18 Intellectual Property................................  A-15
  4.19 Board and Special Committee Recommendations..........  A-15
  4.20 Required Vote........................................  A-16

                                                              PAGE
                                                              ----
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND
  INVESTOR..................................................  A-16
  5.1  Corporate Organization...............................  A-16
  5.2  Authority............................................  A-16
  5.3  Consents and Approvals; No Violation.................  A-16
  5.4  Broker's Fees........................................  A-17
  5.5  Merger Sub's Operation...............................  A-17
  5.6  Merger Sub and Investor Information..................  A-17
  5.7  Financing............................................  A-17
  5.8  Capitalization of Merger Sub.........................  A-17
  5.9  Stock Ownership......................................  A-17
ARTICLE 6  COVENANTS........................................  A-17
  6.1  Conduct of Businesses Prior to the Effective Time....  A-17
ARTICLE 7  ADDITIONAL AGREEMENTS............................  A-19
  7.1  Preparation of the Proxy Statement; Stockholder
         Meeting............................................  A-19
  7.2  Indemnification......................................  A-19
  7.3  Expenses.............................................  A-21
  7.4  No Solicitation......................................  A-21
  7.5  Publicity............................................  A-23
  7.6  Notification of Certain Matters......................  A-23
  7.7  Contribution Agreement...............................  A-23
  7.8  Access to Information................................  A-23
  7.9  Further Assurances...................................  A-24
  7.10 Additional Agreements................................  A-24
  7.11 Takeover Statutes....................................  A-24
  7.12 Employee Benefits....................................  A-24
ARTICLE 8  CONDITIONS PRECEDENT.............................  A-25
  8.1  Conditions to Each Party's Obligation To Effect the
         Merger.............................................  A-25
     (a) Company Stockholder Approval.......................  A-25
     (b) HSR Act............................................  A-25
     (c) No Injunctions or Restraints.......................  A-25
     (d) Foreign Government Consents........................  A-25
  8.2  Conditions to Obligation of Merger Sub...............  A-25
     (a) Representations and Warranties.....................  A-25
     (b) Performance of Obligations of the Company..........  A-25
     (c) Consents, etc. ....................................  A-25
     (d) Dissenters' Rights.................................  A-25
     (e) Legal Opinion......................................  A-25
     (f) Contribution Agreement.............................  A-25
  8.3  Conditions to Obligation of the Company..............  A-26
     (a) Representations and Warranties.....................  A-26
     (b) Performance of Obligations of Merger Sub and
           Investor.........................................  A-26
     (c) Legal Opinion......................................  A-26
ARTICLE 9  TERMINATION, AMENDMENT AND WAIVER................  A-26
  9.1  Termination..........................................  A-26
  9.2  Effect of Termination................................  A-27
  9.3  Amendment............................................  A-27
  9.4  Extension; Waiver....................................  A-27

                                                              PAGE
                                                              ----
ARTICLE 10  GENERAL PROVISIONS..............................  A-27
  10.1  Nonsurvival of Representations and Warranties.......  A-27
  10.2  Notices.............................................  A-27
  10.3  Definitions.........................................  A-29
  10.4  Interpretation......................................  A-29
  10.5  Counterparts........................................  A-29
  10.6  Entire Agreement; No Third-Party Beneficiaries......  A-29
  10.7  Governing Law.......................................  A-29
  10.8  Assignment..........................................  A-29
  10.9  Enforcement.........................................  A-29
  10.10 Severability........................................  A-29

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of October 19, 2000 by and between Berkshire Hathaway Inc., a Delaware corporation ("Investor"), SII Acquisition, Inc., a Georgia corporation and, at the time of execution of this Agreement, a wholly owned direct subsidiary of Investor ("Merger Sub") and Shaw Industries, Inc., a Georgia corporation (the "Company").

                                    RECITALS

     WHEREAS, each of the Board of Directors of the Company and the Special Committee (as defined in Section 4.19) has determined that it is in the best interests of the Company and its stockholders for the Company to merge with Merger Sub pursuant to the terms and conditions set forth herein;

     WHEREAS, the Board of Directors of the Company has heretofore taken the actions referred to in Section 4.14 relating to the Takeover Statutes (as defined in Section 4.14) and the actions referred to in Section 4.15 relating to the Company Rights Agreement (as defined in Section 4.15);

     WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved, and deems it advisable, that Merger Sub merge with and into the Company, with the result that each holder of a share of Common Stock, no par value per share, of the Company (the "Common Stock"), together with the associated rights (the "Rights") under the Company Rights Agreement (as defined in Section 4.15) (throughout this Agreement, each reference to a share of Common Stock referring to such share of Common Stock together with the associated Rights), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.1(b)) will be entitled to receive a cash payment in exchange for such share, upon the terms and subject to the conditions set forth herein (except for shares of Common Stock owned by the Company or any subsidiary of the Company or by Merger Sub, which, as provided in Section 3.2(a), shall be cancelled without any such payment);

     WHEREAS, the Merger and this Agreement require the approval thereof by a majority of the votes entitled to be cast thereon by holders of the outstanding shares of Common Stock entitled to vote thereon, voting together as a single class (the "Company Stockholder Approval");

     WHEREAS, the Board of Directors of the Company recommends approval and adoption of the Merger and this Agreement by the holders of the outstanding shares of Common Stock entitled to vote thereon;

     WHEREAS, in order to induce Merger Sub and Investor to enter into this Agreement, as a condition to, and concurrently with the execution of, this Agreement, certain beneficial owners of Common Stock are entering into a voting agreement with Merger Sub and Investor (the "Voting Agreement") in the form attached hereto as Exhibit A;

     WHEREAS, in order to induce Investor to enter into this Agreement, as a condition to, and concurrently with the execution of, this Agreement, certain beneficial owners of Common Stock and certain holders of Company Stock Options (as defined in Section 3.2(d)) are entering into a Contribution and Participation Agreement (the "Contribution Agreement") with Investor, in the form attached hereto as Exhibit B; and

     WHEREAS, concurrently with the execution of this Agreement, the Voting Agreement and the Contribution Agreement, Investor is entering into a voting agreement with the Company (the "Investor Voting Agreement"), in the form attached hereto as Exhibit C, with respect to certain shares of Common Stock which are subject to the Contribution Agreement and for which Investor is being granted a proxy pursuant to the Voting Agreement;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                              THE MERGER; CLOSING

     1.1 The Merger.

          (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Georgia Business Corporation Code (the "GBCC"), at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger") and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Georgia.

          (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below), the Company and Merger Sub shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Georgia in accordance with the GBCC. The Merger shall become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Georgia in accordance with the GBCC, or at such later time as may be agreed to by Merger Sub and the Company and specified in the Certificate of Merger in accordance with applicable law. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 8, the closing (the "Closing") of the Merger will take place at 10:00 a.m. local time on the second business day immediately following the date on which the last of the conditions set forth in Article 8 hereof is satisfied or waived (the "Closing Date"), at the offices of Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree, N.E., Atlanta, Georgia 30303, unless another date, time or place is agreed to in writing by the parties hereto.

                                   ARTICLE 2

                             EFFECTS OF THE MERGER

     2.1 Effects of the Merger. The Merger shall have the effects set forth in the GBCC.

     2.2 Articles of Incorporation; Bylaws. The Articles of Incorporation of the Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation but shall be amended, immediately after the filing of the Certificate of Merger, to conform to the Articles of Incorporation of Merger Sub, and shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Bylaws of Merger Sub as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation or by applicable law.

     2.3 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

     2.4 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 3

        EFFECT OF THE MERGER ON SECURITIES OF THE COMPANY AND MERGER SUB

     3.1 Merger Sub Stock. At the Effective Time, by virtue of the Merger, each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Corporation.

     3.2 Effect on the Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Common Stock:

          (a) Cancellation of Treasury Stock and Merger Sub-Owned Common
     Stock. Each share of Common Stock that is owned by the Company or any subsidiary of the Company and each share of Common Stock that is owned by Merger Sub shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (b) Conversion of the Common Stock. Except as otherwise provided herein and subject to Sections 3.3 and 3.4, at the Effective Time each issued and outstanding share of Common Stock shall be converted into and represent the right to receive cash in the amount of $19.00 (the "Per Share Amount") payable to the holder thereof, without interest.

          (c) Cancellation and Retirement of the Common Stock. All shares of the Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except, other than for shares referred to in Section 3.2(a) and Section 3.4, the right to receive cash in accordance with
     Section 3.2(b) to be paid in consideration therefor upon surrender of such certificate in accordance with Section 3.3.

          (d) Stock Option Plans.

             (i) The Company shall take all actions necessary to provide that, immediately prior to the Effective Time, (x) each outstanding option to acquire shares of Common Stock (the "Company Stock Options") granted under any of the Company's 1987 Incentive Stock Option Plan, 1992 Incentive Stock Option Plan, 1997 Stock Incentive Plan, or 2000 Stock Incentive Plan (collectively, the "Option Plans"), whether or not then exercisable or vested, shall become fully exercisable and vested, (y) each Company Stock Option which is then outstanding shall be canceled and (z) in consideration of such cancellation, and except to the extent that Merger Sub and the holder of any Company Stock Option otherwise agree in writing, the Company (or, at Merger Sub's election, the Surviving Corporation) shall pay in cash to each holder of Company Stock Options an amount in respect thereof equal to the product of (A) the excess, if any, for each Company Stock Option, of the Per Share Amount over the per share exercise price thereof and (B) the number of shares of Common Stock subject thereto (such payment to be net of applicable withholding taxes).

             (ii) (A) The Option Plans, the Company Stock Options and any other plan, program, agreement or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any subsidiary (collectively, the "Stock Plans") shall terminate as of the Effective Time, and (B) the Company shall ensure that following the Effective Time no holder of a Company Stock Option nor any party to or participant in any of the Stock Plans shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any of their respective subsidiaries.

     3.3 Exchange of Certificates.

          (a) Exchange Agent. Prior to the mailing of the Proxy Statement (as defined in Section 7.1(a)) to the Company's stockholders, Merger Sub shall designate and appoint a bank or trust company reasonably satisfactory to the Company to act as exchange agent (the "Exchange Agent") to receive the funds necessary to make the payments contemplated by Section 3.2(b). Immediately following the

     Effective Time, the Surviving Corporation shall cause the aggregate consideration to which the holders of shares of Common Stock are entitled pursuant to Section 3.2(b) to be deposited (the "Exchange Fund") with the Exchange Agent for the benefit of such holders, for exchange in accordance with this Article 3. The Exchange Agent shall, pursuant to irrevocable instructions, deliver such consideration out of the Exchange Fund to holders of shares of Common Stock in accordance with this Article 3.

          (b) Exchange Procedures. As soon as practicable but no later than three (3) business days after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of an outstanding certificate or certificates which prior thereto represented shares of Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificates to such Exchange Agent), and
     (ii) instructions for use in effecting the surrender of the certificates for the aggregate Per Share Amount relating thereto. Upon proper surrender to the Exchange Agent of such certificates for cancellation, the holder of such certificates shall after the Effective Time be entitled only to payment in cash of the aggregate Per Share Amount relating thereto. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Common Stock and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of cash as provided in
     Section 3.2(b) and this Section 3.3(b). If a payment of cash pursuant hereto is to be remitted to a name other than that in which the certificate for Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the remittance of cash in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3(b), except as provided in Section 3.4 hereof, each certificate for shares of Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the aggregate Per Share Amount relating thereto. No interest will be paid or will accrue on the aggregate Per Share Amount payable pursuant to this Agreement.

          (c) No Further Ownership Rights in Common Stock. All cash paid pursuant to Section 3.3(b) upon the surrender for exchange of certificates representing shares of Common Stock in accordance with the terms of this
     Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such certificates.

          (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the certificates representing shares of the Common Stock for twelve months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of Common Stock who have not theretofore complied with this Article 3 shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for the applicable Per Share Amount.

          (e) No Liability. None of Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash payable pursuant to Section 3.2(b) would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.4(a)), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Investment of Exchange Fund. The Exchange Agent shall invest the cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

          (g) Lost Certificates. If any certificate that prior to the Effective Time represented shares of Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Per Share Amount payable pursuant to this Agreement with respect to the shares of Common Stock formerly represented by such certificate.

     3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who have properly exercised dissenter's rights with respect thereto ("Dissenting Common Stock") in accordance with Sections 14-2-1321 and 14-2-1323 of the GBCC, shall not be exchangeable for the right to receive cash pursuant to
Section 3.2(b), and holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the fair value of such shares of Dissenting Common Stock in accordance with the provisions of Article 13 of the GBCC unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to demand payment under the GBCC. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the aggregate Per Share Amount relating thereto, without any interest thereon. Notwithstanding anything to the contrary contained in this
Section 3.4, if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Article 13 of the GBCC shall cease. The Company shall give Investor prompt notice of any demands received by the Company for payment for shares of Dissenting Common Stock. The Company shall not, except with the prior written consent of Investor, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Merger Sub and Investor as follows:

     4.1 Corporate Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Significant Subsidiaries (as defined below) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect (as defined below) on the Company ("Company Material Adverse Effect"). As used in this Agreement, the term "Material Adverse Effect" means, a material adverse effect on the business, operations or financial condition of such party and its subsidiaries taken as a whole or a material adverse effect on the party's ability to consummate the transactions contemplated hereby; provided, however, that a "Material Adverse Effect" shall not include any of the following or any combination of the following: any change or effect resulting from or attributable to (A) general national, international or regional economic or financial conditions, (B) other developments which are not unique to such party and its subsidiaries, but also affect other persons who engage in the lines of business in which such party or its subsidiaries are engaged, or (C) the announcement or pendency of this Agreement or the transactions contemplated hereby (including, if resulting therefrom, employee attrition and delay, reduction or cancellation or change in the terms of orders or purchases from or other transactions with the Company or its subsidiaries). As used in this Agreement, (i) the word "subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, and (ii) "Significant Subsidiary" has the meaning given such term in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). The copies of the Articles of Incorporation and Bylaws of the Company (the "Company Articles" and "Company Bylaws"), as most recently filed with the Company's SEC Documents (as hereinafter defined), are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     4.2 Capitalization.

          (a) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 250,000 shares of preferred stock, no par value per share ("Preferred Stock"), of which 200,000 shares are designated Series A Participating Preferred Stock. At the close of business on September 30, 2000, there were 123,983,208 shares of Common Stock issued and outstanding, no shares of Preferred Stock issued and outstanding, and 5,728,866 shares of Company Common Stock issuable upon the exercise of outstanding Company Stock Options pursuant to the Option Plans. Except as set forth in Section 4.2(a) of the disclosure schedule of the Company delivered to Merger Sub concurrently herewith (the "Company Disclosure Schedule"), all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.2(a) of the Company Disclosure Schedule or pursuant to the Company's Outside Directors Stock Plan, since December 31, 1999, the Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of Company Stock Options pursuant to the Option Plans. Except as set forth above or in Section 4.2(a) of the Company Disclosure Schedule, as of the date of this Agreement there are not and, as of the Effective Time there will not be, any shares of capital stock issued and outstanding or any subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any Common Stock (other than the Rights).

          (b) Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Significant Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever ("Liens") which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Company's Significant Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such Significant Subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Significant Subsidiary.

     4.3 Authority.

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval with respect to consummation of the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and the Special Committee and, except for obtaining the Company Stockholder Approval with respect to the consummation of the Merger, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and
     (ii) is subject to general principles of equity.

          (b) Each of the Board of Directors of the Company and the Special Committee has approved and taken all corporate action required to be taken by the Board of Directors or the Special Committee for the consummation by the Company of the transactions contemplated by this Agreement.

     4.4 Consents and Approvals; No Violations.

          (a) Except for (i) the consents and approvals set forth in Section 4.4(a) of the Company Disclosure Schedule, (ii) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement,
     (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia pursuant to the GBCC, and (iv) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any similar requirements of foreign jurisdictions, no consents or approvals of, or filings, declarations or registrations with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), are necessary for the consummation by the Company of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

          (b) Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Articles or Company Bylaws or any of the organizational documents of any of its Significant Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4(a) and the Company Stockholder Approval are duly obtained in accordance with the GBCC, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     4.5 SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms and registration statements with the SEC since January 1, 1998 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth on Section 4.5 of the Company Disclosure Schedule, since December 31, 1999, neither the Company nor any of its subsidiaries, has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP except (i) as and to the extent set forth or reflected on the audited balance sheet of the Company and its subsidiaries as of December 31, 1999 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement,
(iii) as incurred after December 31, 1999 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since December 31, 1999 (the "Recent SEC Documents"), or (v) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

     4.6 Broker's Fees. Neither the Company nor any subsidiary of the Company nor any of their respective officers or directors on behalf of the Company or such subsidiaries, including the Special Committee, has employed any financial advisor, broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby, other than Merrill Lynch & Co., the fees and expenses of which will be paid by the Company (pursuant to an engagement letter, a copy of which has been furnished to Merger Sub and Investor).

     4.7 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed prior to the date hereof or as set forth in Section 4.7 of the Company Disclosure Schedule, since December 31, 1999, (a) no events have occurred which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect and (b) the Company and its subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, except for such deviations of the Company's business from the ordinary course of business which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

     4.8 Legal Proceedings.

          (a) Except as disclosed in the SEC Documents or in Section 4.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any, and there are no pending legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its subsidiaries or challenging the validity or propriety of the transactions contemplated hereby, which proceedings, claims, actions, or investigations, in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as set forth in the SEC Documents or in Section 4.8 of the Company Disclosure Schedule, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its subsidiaries or the assets of the Company or any of its subsidiaries which, when aggregated with all other such injunctions, orders, judgments, decrees and restrictions, would reasonably be expected to have a Company Material Adverse Effect.

     4.9 Compliance with Applicable Law. Except as disclosed in Section 4.9 of the Company Disclosure Schedule, the Company and each of its subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as presently conducted and are in compliance with the terms thereof, except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, when aggregated with all other such failures or noncompliance, reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of, or has received notice of, any material violations of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of
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

its subsidiaries, which, in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

     4.10 Company Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or in any other document filed with any other Governmental Entity in connection herewith at the respective times filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the shares of Common Stock, and at the time of the Company Stockholders Meeting (as defined in Section 7.1(d) hereof), will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Merger Sub or Investor for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of applicable federal securities law.

     4.11 Opinion of Financial Advisor. The Special Committee has obtained the opinion of Merrill Lynch & Co., dated as of the date of this Agreement and a copy of which has been provided to Merger Sub and Investor, to the effect that, as of the date hereof, the Per Share Amount to be paid to holders of Common Stock (other than holders who are a party to the Contribution Agreement) pursuant to this Agreement is fair from a financial point of view to such holders.

     4.12 Employee Matters. The Company has delivered or made available to Merger Sub full and complete copies or descriptions of each material employment, severance, bonus, change-in-control, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its ERISA Affiliates (as defined below), for the benefit or welfare of any director, officer, employee or former employee of the Company or any of its ERISA Affiliates (such plans and arrangements being collectively the "Company Benefit Plans"). Each of the Company Benefit Plans is in material compliance with all applicable laws including ERISA and the Code except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect. The Internal Revenue Service has determined that each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and the Company is aware of no event occurring after the date of such determination that would adversely affect such determination. The liabilities accrued under each such plan are reflected on the latest balance sheet of the Company included in the Recent SEC Documents in accordance with generally accepted accounting principles applied on a consistent basis. No condition exists that is reasonably likely to subject the Company or any of its subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under Section 502(j) of ERISA or liability under Section 4069 of ERISA or 4975, 4976, or 4980B of the Code or the loss of a federal tax deduction under Section 280G of the Code or other liability with respect to the Company Benefit Plans that would have a Company Material Adverse Effect and that is not reflected on such balance sheet. There are no pending or to the Company's knowledge, threatened, claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto except where such claims would not reasonably be expected to have a Company Material Adverse Effect. "ERISA Affiliate" means, with respect to any person, any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of Section 4001(a)(15) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     4.13 Environmental Matters. Except as set forth on Section 4.13 of the Company Disclosure Schedule, to the knowledge of the Company (a) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, required environmental remediation activities, governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, provincial, federal or national
                                      A-13
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environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and Mexico's Ley General del Equilibrium Ecologico y la Proteccion al Ambiente (General Law of Ecological Equilibrium and Environmental Protection) (collectively, "Environmental Laws"), pending or threatened, against the Company or any of its subsidiaries, which liability or obligation would have or would reasonably be expected to have a Company Material Adverse Effect; (b) during or prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property, or (iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Company Material Adverse Effect; and (c) neither the Company nor any of its subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Company Material Adverse Effect.

     4.14 Takeover Statutes. The Company has taken all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation known to the Company (after consultation with legal counsel) to apply to the Merger or any other transaction contemplated by this Agreement (including, without limitation, Section 14-2-1111 and Section 14-2-1132 of the GBCC) (collectively, "Takeover Statutes") or restrictive provision of any applicable anti-takeover provision in the governing documents of the Company is, or at the Effective Time will be, applicable to the Company, Merger Sub, Investor, the shares of Common Stock, the Merger or any other transaction contemplated by this Agreement.

     4.15 Rights Agreement. The Company has taken all action required so that the entering into of this Agreement, the Voting Agreement, the Contribution Agreement, the Investor Voting Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Rights to be separated from the shares of Common Stock with which the Rights are associated, or to be distributed, exercisable, exercised, or nonredeemable or result in the Rights associated with any Common Stock beneficially owned by Investor or Merger Sub or any of their respective affiliates or associates (as defined in that certain Amended and Restated Rights Agreement, dated as of April 10, 1999, as amended, between the Company and EquiServ Trust Company, N.A. (the "Company Rights Agreement")) to be void or voidable. The Company has delivered to Merger Sub a true and correct copy of the Company Rights Agreement, as amended in accordance with its terms as necessary to render it inapplicable to this Agreement, the Voting Agreement, the Contribution Agreement, the Investor Voting Agreement, the Merger and the other transactions contemplated by this Agreement, the Voting Agreement, the Contribution Agreement and the Investor Voting Agreement.

     4.16 Properties. Except as set forth in Section 4.16 of the Company Disclosure Schedule or disclosed in the Recent SEC Documents and for such matters which would not have a Company Material Adverse Effect, each of the Company and its subsidiaries (i) has good and indefeasible title to all the properties and assets reflected on the latest audited balance sheet included in such Recent SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust except such secured indebtedness as is properly reflected in the latest audited balance sheet included in such Recent SEC Documents, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Recent SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is

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

in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Company's knowledge, the lessor.

     4.17 Tax Returns and Tax Payments. The Company and its subsidiaries have timely filed (or, as to subsidiaries, the Company has filed on behalf of such subsidiaries) all material Tax Returns (as defined below) required to be filed by it, except for such failure that would not result in a Company Material Adverse Effect. The Company and its subsidiaries have paid (or, as to subsidiaries, the Company has paid on behalf of such subsidiaries) all Taxes (as defined below) shown to be due on such Tax Returns and has provided (or, as to Subsidiaries, the Company has made provision on behalf of such Subsidiaries) reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns, except for such Taxes which, if unpaid or unreserved, would not result in a Company Material Adverse Effect. Except as set forth in Section 4.17 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has granted any request that remains in effect for waivers of the time to assess any Taxes. Except as disclosed in Section 4.17 of the Company Disclosure Schedule, no claim for unpaid Taxes has been asserted against the Company or any of its Subsidiaries in writing by a Tax authority which, if resolved in a manner unfavorable to the Company or any of its Subsidiaries, as the case may be, would result, individually or in the aggregate, in a Company Material Adverse Effect. There are no Liens for Taxes upon the assets of the Company or any Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and with respect to which adequate reserves have been taken, that could result in a Company Material Adverse Effect. Except as discussed in Section 4.17 of the Company Disclosure Schedule, no audit of any material Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority. None of the Company or any of its subsidiaries has made an election under Section 341(f) of the Code. Except as disclosed in Section 4.17 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), by contract or otherwise. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, employment, withholding, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes. As used herein, "Code" shall mean the Code and the Treasury Regulations promulgated thereunder.

     4.18 Intellectual Property. Except as set forth in Section 4.18 of the Company Disclosure Schedule, the Company or its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, domain names and tangible or intangible proprietary information or materials that are used in the respective businesses of the Company and its subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, have not had and are not reasonably likely in the future to have a Company Material Adverse Effect. All patents, registered trademarks and service marks and registered copyrights held by the Company or its subsidiaries are subsisting and in force except where failure to be subsisting and in force would not likely cause a Company Material Adverse Effect.

     4.19 Board and Special Committee Recommendations. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office),
(i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of the Common Stock approve this Agreement and the transactions contemplated herein, including the Merger. The special committee of independent directors of the Board of Directors of the Company (the "Special Committee") has, by unanimous vote, determined that this Agreement and the transactions contemplated hereby, including the Merger, are

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

advisable and are fair to and in the best interests of the stockholders and approved this Agreement and the transactions contemplated hereby, including the Merger.

     4.20 Required Vote. The Company Stockholder Approval, being the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the Merger and the other transactions contemplated hereby.

                                   ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF
                            MERGER SUB AND INVESTOR

     Merger Sub and Investor jointly and severally represent and warrant to the Company as follows:

     5.1 Corporate Organization. Each of Merger Sub and Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Merger Sub and Investor is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Material Adverse Effect on Merger Sub or Investor, as applicable.

     5.2 Authority. Each of Merger Sub and Investor has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub and Investor of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by their Boards of Directors and by Investor as the sole stockholder of Merger Sub and no other corporate action on the part of Merger Sub or Investor is necessary to authorize the execution and delivery by Merger Sub and Investor of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and Investor, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Merger Sub and Investor, enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

     5.3 Consents and Approvals; No Violation.

        (a) Except for (i) the filing with the SEC of the Proxy Statement, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia pursuant to the GBCC, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act and any similar requirements of foreign jurisdictions, and the Securities Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by each of Merger Sub and Investor of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Material Adverse Effect on Merger Sub or Investor, respectively.

        (b) Neither the execution and delivery of this Agreement by Merger Sub or Investor, nor the consummation by Merger Sub or Investor of the transactions contemplated hereby, nor compliance by Merger Sub or Investor with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Merger Sub or Investor, or (ii) assuming that the authorizations, consents and approvals referred to in Section 5.3(a) are obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Merger Sub or Investor or any of their respective subsidiaries, properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Merger Sub or Investor or any of their respective subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Merger Sub or Investor or any of their respective subsidiaries is a party, or by which Merger Sub or Investor or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Merger Sub or Investor, respectively.

     5.4 Broker's Fees. Neither Investor nor any subsidiary of Investor nor any of their respective officers or directors on behalf of Investor or such subsidiaries has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby.

     5.5 Merger Sub's Operation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     5.6 Merger Sub and Investor Information. None of the information supplied or to be supplied by Merger Sub or Investor for inclusion or incorporation by reference in the Proxy Statement or in any other document filed with any other Governmental Entity in connection herewith, at the respective time filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the Common Stock and at the time of the Company Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     5.7 Financing. Merger Sub and Investor have each entered into the Contribution Agreement with the other investors named therein, dated as of the date of this Agreement, pursuant to which the Investor and such other investors have agreed, on the terms and subject to the conditions contained therein, to provide consideration sufficient to pay pursuant to the Merger for all outstanding shares of Common Stock other than shares of Common Stock to be cancelled pursuant to Section 3.2(a). A true and correct copy of the Contribution Agreement has been provided to the Company. Investor has sufficient funds to enable it to perform its obligations under the Contribution Agreement.

     5.8 Capitalization of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, $0.01 par value per share, of which 100 shares are issued and outstanding and owned beneficially and of record by Investor free and clear of any liens. All of the issued and outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

     5.9 Stock Ownership. As of the date of this Agreement, except (i) for shares of Common Stock that Merger Sub may be deemed to own pursuant to the Contribution Agreement and (ii) as set forth in Section 5.9 of the disclosure schedule of Merger Sub and Investor delivered to the Company concurrently herewith, neither Merger Sub nor Investor beneficially owns any shares of Common Stock.

                                   ARTICLE 6

                                   COVENANTS

     6.1 Conduct of Businesses Prior to the Effective Time. Except as set forth in Section 6.1 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, unless Investor otherwise agrees in writing, the Company shall, and shall cause its subsidiaries to, in all material respects, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and (ii) use all reasonable efforts to maintain and preserve intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Investor:

          (a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, option, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date hereof, other than pursuant to the exercise of Company Stock Options outstanding as of the date hereof;
     (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock; or
     (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, except for quarterly cash dividends in the amount of $0.05 per share, consistent with past practice, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such;

          (b) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person other than the Company or its subsidiaries;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person that is material to the Company and its subsidiaries, taken as a whole, except in each case (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to contracts or agreements in force at the date of this Agreement;

          (d) make any material acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof, or, other than in the ordinary course of business consistent with past practice, purchase or enter into any agreement to purchase equipment, materials, supplies, or services for an amount that is material to the Company and its subsidiaries, taken as a whole;

          (e) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than (i) as required pursuant to the terms of agreements in effect on the date of this Agreement, and (ii) increases in salaries, wages and benefits of employees who are not directors or officers of the Company made in the ordinary course of business and in a manner consistent with past practice;

          (f) amend the Company Articles or the Company Bylaws or similar governing documents;

          (g) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules or regulations of the SEC promulgated following the date hereof;

          (h) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article 8 not being satisfied;

          (i) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any federal, state, local or foreign income tax liability;

          (j) waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party; or

          (k) make any commitment to take any of the actions prohibited by this
     Section 6.1.

                                   ARTICLE 7

                             ADDITIONAL AGREEMENTS

     7.1 Preparation of the Proxy Statement; Stockholder Meeting.

          (a) Promptly following the date of this Agreement, the Company shall prepare, in consultation with Investor, and file with the SEC a Proxy Statement on Schedule 14A (the "Proxy Statement"). The Company shall use all reasonable efforts to respond to comments from the SEC and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. The Company shall not mail, amend, or supplement the Proxy Statement unless the Proxy Statement or any amendment or supplement thereof is satisfactory in content to Investor in the exercise of its reasonable judgment. The Proxy Statement shall comply with Rule 13e-3 of the Exchange Act.

          (b) Promptly following the date of this Agreement, Investor and the Company shall file with the SEC, and shall use all reasonable efforts to cause any of their respective affiliates engaging in this transaction to file with the SEC, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3 Transaction Statement") with respect to the Merger. Each of the parties hereto agrees to use all reasonable efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Proxy Statement and the Schedule 13E-3 Transaction Statement. The Schedule 13E-3 Transaction Statement shall be filed with the SEC concurrently with the filing of the Proxy Statement.

          (c) Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement or the Schedule 13E-3 Transaction Statement if and to the extent that such information is or shall have become incomplete, false or misleading.

          (d) The Company will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company will, through its Board of Directors and the Special Committee, recommend to its stockholders approval of the foregoing matters, as set forth in Section 4.19. Such recommendation, together with a copy of the opinion referred to in Section 4.11, shall be included in the Proxy Statement. The Company will use reasonable efforts to hold such meeting as soon as practicable after the date hereof.

          (e) The Company will cause its transfer agent to make stock transfer records relating to the Company available to Investor, Merger Sub and the Exchange Agent to the extent reasonably necessary to effectuate the intent of this Agreement.

     7.2 Indemnification.

          (a) The Surviving Corporation shall indemnify, defend, protect and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the

     Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided, however, that such indemnification shall only be to the fullest extent a corporation is permitted under the GBCC to indemnify its own directors and officers. To the extent the Surviving Corporation is unable to satisfy such obligation to indemnify the Indemnified Parties or is restricted from indemnifying the Indemnified Parties pursuant to the foregoing proviso, Investor shall indemnify, defend, protect and hold harmless each of the Indemnified Parties against all Indemnified Liabilities on the same basis set forth in the foregoing clauses (i) and
     (ii), provided, however, that such indemnification shall not be applicable to any claims made against the Indemnified Parties (A) arising out of, based upon or attributable to the gaining in fact of any personal profit or advantage to which they were not legally entitled or (B) arising out of, based upon or attributable to the committing in fact of any criminal or deliberate fraudulent act.

          (b) Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Surviving Corporation and Investor, (ii) the Surviving Corporation (and, if applicable, Investor) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as such statements therefor are received; and (iii) the Surviving Corporation (and, if applicable, Investor) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation (and, if applicable, Investor) shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 7.2, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation and Investor (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this
     Section 7.2 except to the extent such failure materially prejudices such party), and shall deliver to the Surviving Corporation and Investor the undertaking contemplated by Section 14-2-853(a)(2) of the GBCC. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) Subject to applicable law, the Company Articles and Company Bylaws shall not be amended, including by operation of Section 2.2, in a manner which adversely affects the rights of the Indemnified Parties under any provisions regarding indemnification or exculpation from liability set forth therein or in this Section 7.2. All rights to indemnification and/or advancement of expenses contained in any agreement with any Indemnified Parties as in effect on the date hereof with respect to matters occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) shall survive the Merger and continue in full force and effect.

          (d) If the Surviving Corporation or any of its successors or assigns
     (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.2.

          (e) The provisions of this Section 7.2 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     7.3 Expenses. Except as specifically contemplated herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     7.4 No Solicitation.

          (a) The Company shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined) and shall seek to have returned to the Company any confidential information that has been provided in any such discussions or negotiations. From the date hereof, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any affiliate, investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, prior to obtaining the Company Stockholder Approval and following the receipt of a Superior Proposal (as hereinafter defined), or a proposal which is reasonably expected to lead to a Superior Proposal, that was made (and not solicited) after the date hereof in circumstances not otherwise involving a breach of this Agreement, the Board of Directors of the Company (or any special committee thereof to which such responsibility shall have been properly delegated in accordance with the requirements of applicable law) determines in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so would constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to such Takeover Proposal and subject to compliance with Section 7.4(c), (x) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a customary confidentiality agreement, provided that (i) such confidentiality agreement must include a provision prohibiting solicitation of key employees of the Company or its subsidiaries, such provision lasting at least one year, and may not include any provision calling for an exclusive right to negotiate with the Company and (ii) the Company advises Investor of all such nonpublic information delivered to such person concurrently with its delivery to the requesting party, and (y) participate in negotiations with such party regarding such Takeover Proposal. It is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its subsidiaries or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 7.4(a) by the Company.

          (b) Except as expressly permitted in this Section 7.4, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Merger Sub and/or Investor, the approval, determination of advisability, or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, including the Merger, (ii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to obtaining the Company Stockholder Approval the Board of Directors of the Company (or any special committee thereof to which such responsibility shall have been properly delegated in accordance with the requirements of applicable law) determines in good faith, in response to a Superior Proposal that was made (and not solicited) after the date hereof in circumstances not otherwise involving a breach of this Agreement, after considering applicable provisions of state law and after consultation with outside counsel, that the failure to do so would constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company and the Special Committee may (subject to this and the following sentences and to compliance with Section 7.4(a)) (x) withdraw or modify its approval, determination, or recommendation of this Agreement and the transactions contemplated hereby, including the Merger, or (y) approve, determine to be advisable, or recommend a Superior Proposal, provided, however, that any actions described in clause (y) may be taken only at a time that is after the second business day following Investor's receipt of written notice from the Company advising Investor that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and providing notice of the determination of the Board of Directors of the Company (or special committee thereof, if applicable) of what action referred to in clause (y) the Board of Directors of the Company (or special committee thereof, if applicable) has determined to take.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.4, the Company shall promptly advise Investor orally and in writing of any request for confidential information or of any Takeover Proposal, the material terms and conditions of such request or the Takeover Proposal and the identity of the person making such request or Takeover Proposal and shall keep Investor reasonably informed of the status and details of any such request or Takeover Proposal.

          (d) Nothing contained in this Section 7.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as in accordance with Section 7.4(b), withdraw or modify, or propose publicly to withdraw or modify, its approval, determination or recommendation with respect to the Merger and the other transactions contemplated by this Agreement or approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, a Takeover Proposal.

          (e) For purposes of this Agreement:

             (i) "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Investor and its subsidiaries, affiliates, and representatives) relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement.

             (ii) For purposes of this Agreement, a "Superior Proposal" means a bona fide written offer from any person (other than Investor and its subsidiaries, affiliates and representatives) for a direct or indirect acquisition or purchase of 50% or more of the assets of the Company or any of its Significant Subsidiaries or 50% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any person (other than Investor and its subsidiaries, affiliates and representatives) beneficially owning 50% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement, (A) which provides for consideration on a per share basis to the stockholders of the Company with a value (taking into account, among other things, the likelihood of such offer resulting in a consummated transaction) exceeding the Per Share Amount, (B) which, considering all relevant factors, is more favorable to the Company and its stockholders than the Merger, and (C) for which the third party has demonstrated that financing is likely to be obtained, in each case as determined by the Board of Directors in its good faith judgment (based on the advice of independent financial advisors and outside counsel). Any Superior Proposal is a Takeover Proposal.

     7.5 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Investor and the Company. Thereafter, so long as this Agreement is in effect, none of the Company, Investor or Merger Sub nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange as determined in the good faith judgment of the party wanting to make such release.

     7.6 Notification of Certain Matters. The Company shall give prompt notice to Investor, and Investor shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, on the one hand, or Merger Sub or Investor, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.7 Contribution Agreement. Merger Sub and Investor agree that they will not, without the prior consent of the Company, enter into any amendment to, or modification or waiver of, the Contribution Agreement if such amendment, modification or waiver would (i) reduce the value of the consideration (cash and shares of Common Stock with such shares valued for this purpose at $19.00 per share) committed under the Contribution Agreement, (ii) add additional conditions to the consummation of the transactions contemplated by the Contribution Agreement or (iii) have a material adverse effect on the consummation of the Merger. Merger Sub and Investor shall enforce to the fullest extent permitted under applicable law, the provisions of the Contribution Agreement, including but not limited to obtaining injunctions to enforce specifically the terms and provisions thereof in any court having jurisdiction. Merger Sub and Investor shall use all reasonable efforts to fulfill all of their obligations under the Contribution Agreement and to cause all conditions to funding under the Contribution Agreement (other than conditions to funding that are conditions to consummation of the Merger under this Agreement) to be fulfilled as promptly as reasonably practicable. Merger Sub and Investor shall give the Company prompt written notice of (i) any material breach or threatened material breach by any party of the terms or provisions of the Contribution Agreement, or (ii) any termination or threatened termination of the Contribution Agreement. Investor agrees that, subject to the fulfillment of the conditions set forth in Sections 8.1 and 8.3 of the Contribution Agreement (including, without limitation, the satisfaction of the Minimum Contribution Requirement, as such term is defined in the Contribution Agreement), Investor shall contribute to Merger Sub the amount of cash and shares of Common Stock specified on Schedule A to the Contribution Agreement.

     7.8 Access to Information.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Merger Sub and Investor, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its subsidiaries to, make available to Merger Sub and Investor (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

          (b) No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

          (c) The information provided pursuant to Section 7.8(a) will be used solely for the purpose of the transactions contemplated hereby, and unless and until the Merger is consummated, such information will be kept secret and confidential by Merger Sub and Investor, except that the information provided pursuant to Section 7.8(a) or portions thereof may be disclosed to those of Merger Sub's and Investor's or their affiliates' directors, officers, employees, agents and advisors (collectively, the "Representatives") who (a) need to know such information for the purpose of the transactions contemplated hereby, (b) shall be advised by Merger Sub or Investor, as the case may be, of this provision,
     (c) agree to hold the information provided pursuant to Section 7.8(a) as secret and confidential and (d) agree with Merger Sub and Investor to be bound by the provisions hereof. Merger Sub and Investor jointly agree to be responsible for any breach of this section by any of their Representatives. If this Agreement is terminated, Investor shall, and shall cause Merger Sub and each of their Representatives to, return or destroy (and certify destruction of) all information provided pursuant to Section 7.8(a).

     7.9 Further Assurances.

          (a) Subject to the terms and conditions of this Agreement, each of Investor and the Company shall, and shall cause its subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 8 hereof, to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger, as promptly as practicable and
     (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Investor or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

          (b) Subject to the terms and conditions of this Agreement, each of Investor and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

     7.10 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Surviving Corporation.

     7.11 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the parties hereto and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     7.12 Employee Benefits. Merger Sub agrees that, for a minimum period of two (2) years following the Effective Time, the employees of the Surviving Corporation will continue to be provided with employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Surviving Corporation) which in the aggregate are substantially comparable to those currently provided by the Company to such employees.

                                   ARTICLE 8

                              CONDITIONS PRECEDENT

     8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

          (d) Foreign Government Consents. If required to be obtained under applicable law prior to the consummation of the Merger, the consent or approval of any Government Entity in any foreign jurisdiction shall have been received.

     8.2 Conditions to Obligation of Merger Sub. The obligation of Merger Sub to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 8.2(a), any materiality standard expressly included in such representations or warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Investor and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Merger Sub and Investor shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Consents, etc. Investor and Merger Sub shall have received evidence, in form and substance reasonably satisfactory to them, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, other than where the failure to so obtain any such licenses, permits, consents, approvals, authorizations, qualifications or orders would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

          (d) Dissenters' Rights. The aggregate number of shares of Dissenting Common Stock at the Effective Time of the Merger shall not equal 10% or more of the shares of Common Stock outstanding as of the record date for the meeting of stockholders of the Company to vote on the Merger.

          (e) Legal Opinion. Investor and Merger Sub shall have received the opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to the Company, in form and substance customary for transactions of this type and reasonably satisfactory to Investor and Merger Sub, dated as of the Closing Date, as to the authorization, validity and enforceability of this Agreement with respect to the Company.

          (f) Contribution Agreement. The closing of the transactions under the Contribution Agreement shall have occurred.

     8.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of each of Merger Sub and Investor set forth in this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Merger Sub or Investor, respectively (ignoring, for purposes of this Section 8.3(a), any materiality standard expressly included in such representations or warranties), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties which are made as of a particular date, which shall be true and correct (subject to the above qualification) as of such date). The Company shall have received a certificates signed on behalf of each of Merger Sub and Investor by the chief executive officer and the chief financial officer of each of Merger Sub and Investor to such effect.

          (b) Performance of Obligations of Merger Sub and Investor. Each of Merger Sub and Investor shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of each of Merger Sub and Investor by the chief executive officer and the chief financial officer of each of Merger Sub and Investor to such effect.

          (c) Legal Opinion. The Company shall have received the opinion of Munger Tolles & Olson LLP, counsel to Merger Sub and Investor, in form and substance customary for transactions of this type and reasonably satisfactory to the Company, dated as of the Closing Date, as to the authorization, validity and enforceability of this Agreement with respect to Merger Sub and Investor.

                                   ARTICLE 9

                       TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after obtaining the Company Stockholder Approval:

          (a) by mutual written consent of Investor and the Company; or

          (b) by either Investor or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) by either Investor or the Company if the Merger shall not have been consummated on or before March 31, 2001 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective
     Time); or

          (d) by either Investor or the Company, if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (e) by Investor, if (i) the Board of Directors of the Company shall have (A) withdrawn, modified or amended, or proposed publicly to withdraw, modify or amend, in a manner adverse to Investor or Merger Sub, its approval or recommendation of this Agreement or the Merger, or failed to reconfirm its recommendation within five (5) business days after a written request to do so, (B) failed to include in the Proxy Statement such recommendation, or (C) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal from a person other than Merger Sub or Investor, (ii) the Company shall have failed as soon as practicable (after receipt of all necessary information from Merger Sub and Investor) to mail the Proxy Statement, containing the recommendation by the Board of Directors of the Company of this Agreement and the Merger, to its stockholders, (iii) the Special

     Committee shall have withdrawn, or proposed publicly to withdraw, in a manner adverse to Merger Sub or Investor, its approval of this Agreement or the Merger; or (iv) (x) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (y) the Company shall not have rejected such proposal within 10 business days of the earlier of its receipt or the date its existence first becomes publicly disclosed; or

          (f) by the Company, if it concurrently enters into a definitive agreement providing for a Superior Proposal entered into in accordance with
     Section 7.4(b); or

          (g) by Investor, if any of the conditions set forth in Section 8.2 shall fail to be met and any such failure that is reasonably capable of being cured has not been cured by the date specified in Section 9.1(c); or

          (h) by the Company, if any of the conditions set forth in Section 8.3 shall fail to be met and any such failure that is reasonably capable of being cured has not been cured by the date specified in Section 9.1(c).

     9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Investor as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Investor, Merger Sub or the Company, other than pursuant to the provisions of Section 7.3. Nothing contained in this Section shall, however, relieve any party of liability for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to any such termination.

     9.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     9.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     10.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when received if delivered personally, on the next business day if sent by overnight courier for next business day delivery (providing proof of delivery), when confirmation is received, if sent by facsimile or in 5 business days if sent by U.S. registered or certified mail, postage prepaid

(return receipt requested) to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Investor or Merger Sub, to:

           Berkshire Hathaway Inc.
           1440 Kiewit Plaza
           Omaha, Nebraska 68131
           Attn: Warren E. Buffett
           Facsimile No. (402) 346-3375

           with a copy to:

           Munger, Tolles & Olson LLP
           355 South Grand Avenue
           Los Angeles, California 90071
           Attn: Robert E. Denham
           Facsimile No. (213) 687-3702

        (b) if to the Company, to:

           Shaw Industries, Inc.
           616 East Walnut Avenue
           Dalton, Georgia 30722
           Attn: Robert E. Shaw
           Facsimile No. (706) 275-1985

           and

           Special Committee of the Board of Directors
           c/o Shaw Industries, Inc.
           616 East Walnut Avenue
           Dalton, Georgia 30722
           Facsimile No. (706) 275-1985

           with copies to:

           Shaw Industries, Inc.
           616 East Walnut Avenue
           Dalton, Georgia 30722
           Attn: General Counsel
           Facsimile No. (706) 275-1985

           Powell, Goldstein, Frazer & Murphy LLP
           Sixteenth Floor
           191 Peachtree Street, N.E.
           Atlanta, Georgia 30303
           Attn: G. William Speer
           Facsimile No. (404) 572-6999

           and

           Winston & Strawn
           35 West Wacker Drive
           Chicago, Illinois 60601
           Attn: Terrence R. Brady
           Facsimile No. (312) 558-5626

      10.3 Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; and

          (b) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     10.4 Interpretation. A reference made in this Agreement to an Article, Section, Exhibit or Schedule, shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     10.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     10.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Except as provided in Section 7.2, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

     10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Georgia or of the United States located in the State of Georgia in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any such court.

     10.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

     IN WITNESS WHEREOF, Merger Sub, the Company, and Investor have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                          SII ACQUISITION, INC.

                                          By: /s/ MARC D. HAMBURG
                                          --------------------------------------

                                          Its: Vice President
                                          --------------------------------------

                                          SHAW INDUSTRIES, INC.

                                          By: /s/ ROBERT E. SHAW
                                          --------------------------------------

                                          Its: Chairman and CEO
                                          --------------------------------------

                                          BERKSHIRE HATHAWAY INC.

                                          By: /s/ MARC D. HAMBURG
                                          --------------------------------------

                                          Its: Vice President
                                          --------------------------------------

                                                                      APPENDIX B

                    CONTRIBUTION AND PARTICIPATION AGREEMENT

                                  DATED AS OF

                                OCTOBER 19, 2000

                                     AMONG

                             SII ACQUISITION, INC.,

                     THE INVESTOR STOCKHOLDER LISTED HEREIN

                                      AND

                      THE CONTINUING HOLDERS LISTED HEREIN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I  DEFINITIONS......................................   B-3
  Section 1.1  Definitions..................................   B-3
ARTICLE II  EXCHANGE OF PROPERTY FOR CAPITAL STOCK..........   B-6
  Section 2.1  Issuance To Investor Stockholder.............   B-6
  Section 2.2  Exchange With Continuing Holders.............   B-7
  Section 2.3  Closing......................................   B-7
  Section 2.4  Failure By Continuing Holder.................   B-7
ARTICLE III  COVENANTS OF SII AND INVESTOR STOCKHOLDER......   B-7
  Section 3.1  Best Efforts.................................   B-7
  Section 3.2  Consent to Certain Business Combinations.....   B-8
  Section 3.3  Participation in Certain Transactions........   B-8
ARTICLE IV  COVENANTS OF THE CONTINUING HOLDERS.............   B-8
  Section 4.1  Best Efforts.................................   B-8
  Section 4.2  No Sale, Etc.................................   B-9
  Section 4.3  Custodial Arrangements.......................   B-9
ARTICLE V  PUTS AND CALLS...................................  B-10
  Section 5.1  Puts and Calls...............................  B-10
  Section 5.2  Wills........................................  B-13
ARTICLE VI  RESTRICTIONS ON CONTINUING HOLDER TRANSFERS.....  B-13
  Section 6.1  General Restriction On Transfers By
     Continuing Holders.....................................  B-13
  Section 6.2  Permitted Transfers By Continuing Holders....  B-13
ARTICLE VII  REPRESENTATIONS AND WARRANTIES.................  B-14
  Section 7.1  Representations and Warranties by SII........  B-14
  Section 7.2  Representations and Warranties by All
     Stockholders...........................................  B-15
  Section 7.3  Additional Representations and Warranties by
     Continuing Holders.....................................  B-16
ARTICLE VIII  CONDITIONS TO CLOSING.........................  B-16
  Section 8.1  Conditions To Obligations Of All Parties.....  B-16
  Section 8.2  Additional Conditions To Obligations Of
     Continuing Holders.....................................  B-17
  Section 8.3  Additional Conditions To Obligations Of
     Investor Stockholder and SII...........................  B-17
ARTICLE IX  GENERAL PROVISIONS..............................  B-17
  Section 9.1  Termination..................................  B-17
  Section 9.2  Restrictive Legends..........................  B-18
  Section 9.3  Notices......................................  B-18
  Section 9.4  Additional Parties...........................  B-18
  Section 9.5  Expenses.....................................  B-19
  Section 9.6  Amendments and Waivers.......................  B-19
  Section 9.7  Successors and Assigns.......................  B-19
  Section 9.8  Georgia Law..................................  B-19
  Section 9.9  Counterparts; Effectiveness..................  B-19
  Section 9.10 Captions.....................................  B-19
  Section 9.11 No Rights As Employee........................  B-19
  Section 9.12 Genders and Plurals..........................  B-19
  Section 9.13 Severability.................................  B-19
  Section 9.14 Third Party..................................
SCHEDULE A -- INVESTOR STOCKHOLDER
SCHEDULE B -- CONTINUING HOLDERS

                    CONTRIBUTION AND PARTICIPATION AGREEMENT

     THIS CONTRIBUTION AND PARTICIPATION AGREEMENT ("Agreement") is entered into as of October 19, 2000 among SII ACQUISITION, INC., a Georgia corporation ("SII"), the INVESTOR STOCKHOLDER listed on Schedule A hereto and the CONTINUING HOLDERS listed on Schedule B hereto.

                                  WITNESSETH:

     WHEREAS, SII intends to enter into an Agreement and Plan of Merger with Shaw Industries, Inc. (the "Company") of even date herewith (the "Merger Agreement") pursuant to which SII will be merged with and into the Company (the "Merger") with the Company as the surviving corporation in the Merger (the "Surviving Corporation") and, among other things, each share of common stock, $.01 par value per share, of SII ("SII Common Stock") will, by virtue of the Merger, be converted into and become one share of common stock of the Surviving Corporation ("Surviving Corporation Common Stock");

     WHEREAS, the Investor Stockholder wishes to contribute shares of common stock, no par value per share, of the Company ("Company Common Stock") owned by it and cash in an amount necessary to consummate the Merger to SII in exchange for shares of SII Common Stock as indicated on Schedule A hereto;

     WHEREAS, each Continuing Holder owns or has the right to acquire the number of shares of Company Common Stock as is indicated on Schedule B hereto and wishes to contribute such shares to SII in exchange for shares of SII Common Stock, as indicated on Schedule B hereto;

     WHEREAS, the parties hereto intend that the aforementioned contributions and exchanges by the Investor Stockholder and the Continuing Holders contemplated by this Agreement will be treated for income tax purposes as transfers pursuant to Section 351 of the Code and any corresponding provisions of applicable state income tax statutes;

     WHEREAS, SII, the Investor Stockholder and the Continuing Holders desire to provide herein for certain matters relating to the authorization and issuance of such shares of SII Common Stock and certain restrictions on the transfer of shares of SII Common Stock and Surviving Corporation Common Stock;

     NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Definitions. The following terms, as used herein, shall have the following meanings:

          "Additional Contribution Shares" means (i) the shares of SII Common Stock (which shall be converted into shares of Surviving Corporation Common Stock upon the Merger) to be issued to the Family Group Stockholders pursuant to Section 2.2 and designated as "Additional Contribution Shares" on Schedule B hereto, (ii) any shares of Capital Stock of the Surviving Corporation issued to the Family Group Stockholders with respect to such shares pursuant to any exchange or right to purchase Capital Stock or as a result of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or similar transaction, and (iii) any other shares of Capital Stock otherwise acquired by a Family Group Stockholder.

          "Annual Put" has the meaning set forth in Section 5.1(a)(iii).

          "Annual Put Exercise Date" has the meaning set forth in Section 5.1(a)(i).

          "Attorneys" has the meaning set forth in Section 4.3.

          "Base Book Value" means the Book Value as of December 31, 2000.

          "Book Value" means the total net equity of the Company or the Surviving Corporation, as applicable, as of a particular date, divided by the total number of shares of Company Common Stock or Surviving Corporation Common Stock, as applicable, which are outstanding as of such date or which are issuable upon exercise of any then-outstanding Company Stock Options. Total net equity shall be calculated in accordance with generally accepted accounting principles but without taking into account any Merger-related adjustments thereto, with the result, among others, that the amount of goodwill reflected in total net equity shall be limited to the amount of goodwill that would have been so included had the Merger not occurred.

          "Call Recipient" has the meaning set forth in Section 5.1(b)(ii).

          "Capital Stock" means authorized and issued capital stock of the Surviving Corporation.

          "Closing" means the contribution of cash and shares of Company Common Stock to SII contemplated hereby and the issuance of SII Common Stock in exchange therefor.

          "Closing Date" means the date of the Closing.

          "Commission" means the Securities and Exchange Commission.

          "Company" has the meaning set forth in the recitals to this Agreement.

          "Company Common Stock" means common stock, no par value per share, of the Company to be exchanged by a Stockholder hereunder for shares of SII Common Stock.

          "Company Stock Options" means options to acquire shares of Company Common Stock which were issued by the Company pursuant to any of the Option Plans.

          "Company Joinder Agreement" means a form of joinder agreement reasonably acceptable to the Surviving Corporation pursuant to which a transferee of a Continuing Holder agrees to be bound by the terms hereof.

          "Company Stockholder Approval" has the meaning given to such term in the Merger Agreement.

          "Continuing Holder" means each Family Group Stockholder and each Management Holder, provided, however, that, at any time, the term "Continuing Holder" does not include any Person who, following the Merger, holds no shares of Capital Stock at such time.

          "Custodian" has the meaning set forth in Section 2.2.

          "Custody Agreement" means the Custody Agreement among SII, each of the Continuing Holders and the Custodian to be mutually agreed upon by the parties hereto and the Custodian and entered into pursuant to Section 4.3.

          "Designated Individual" means, with respect to a particular Family Group Entity or Management Holder Entity, the individual whose name is referenced as such next to the name of such Family Group Entity or Management Holder Entity on Schedule B hereto.

          "Effective Time" means the Effective Time specified in the Merger Agreement.

          "Elected Year End Book Value" has the meaning set forth in Section 5.1(c).

          "Employed Family Group Stockholder" means each of Robert E. Shaw and Julian Saul.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Family Group Stockholder" means each of the individuals and each Family Group Entity listed under the heading "Family Group Stockholders" on Schedule B hereto, provided, however, that, at any time, the term "Family Group Stockholder" does not include any Person who, following the Merger, holds no shares of Capital Stock at such time.

          "Family Group Entity" means each trust or partnership which is listed under the subheading "Family Group Entities" under the heading "Family Group Stockholders" on Schedule B hereto.

          "Government Entity" has the meaning given to such term in the Merger Agreement.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended to the date hereof.

          "Immediate Family Members" of a Person means the spouse, children and grandchildren (including legally adopted children and grandchildren) of such Person.

          "Initial Exercise Date" has the meaning set forth in Section
     5.1(a)(i).

          "Investor Stockholder Joinder Agreement" means a form of joinder agreement reasonably acceptable to SII pursuant to which a transferee of the Investor Stockholder agrees to be bound by the terms hereof.

          "Investor Stockholder" means (i) the Investor Stockholder listed on Schedule A hereto and its successors, and (ii) upon execution of an Investor Stockholder Joinder Agreement, any transferee of an Investor Stockholder acquiring shares of Surviving Corporation Common Stock; provided, however, that, at any time, the term "Investor Stockholder" does not include any Person who, following the Merger, holds no shares of Capital Stock at such time.

          "Management Contribution Shares" means (i) the shares of SII Common Stock (which shall be converted into shares of Surviving Corporation Common Stock upon the Merger) to be issued to the Management Holders pursuant to
     Section 2.2, (ii) any shares of Capital Stock of the Surviving Corporation issued to the Management Holders with respect to such shares pursuant to any exchange or right to purchase capital stock or as a result of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or similar transaction, and (iii) any other shares of Capital Stock otherwise acquired by a Management Holder.

          "Management Holder" means each of the individuals and each Management Holder Entity listed under the heading "Management Holders" on Schedule B hereto, provided, however, that, at any time, the term "Management Holder" does not include any Person who, following the Merger, holds no shares of Capital Stock at such time.

          "Management Holder Entity" means each trust or partnership which is listed under the subheading "Management Holder Entities" under the heading "Management Holders" on Schedule B hereto.

          "Merger" means the merger of SII with and into the Company as contemplated by the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 19, 2000, among the Company, SII and the Investor Stockholder.

          "Minimum Contribution Requirement" means (i) the contribution by Robert E. Shaw, his Immediate Family Members and any entities listed on Schedule B which are controlled by or established for the benefit of Robert
     E. Shaw, or his Immediate Family Members, of a minimum of 6,485,604 shares of Company Common Stock in exchange for shares of SII Common Stock, and
     (ii) the contribution by Julian D. Saul, his Immediate Family Members and any entities listed on Schedule B which are controlled by or established for the benefit of Julian D. Saul or his Immediate Family Members, of a minimum of 6,485,604 shares of Company Common Stock in exchange for shares of SII Common Stock, in each case pursuant to the provisions of this Agreement.

          "Minimum Contribution Shares" means (i) the shares of SII Common Stock (which shall become shares of Surviving Corporation Common Stock upon the Merger) to be issued hereunder to the Family Group Stockholders and designated as "Minimum Contribution Shares" on Schedule B hereto, as well as (ii) any shares of Capital Stock of SII issued to the Family Group Stockholders with respect to such shares pursuant to any exchange or right to purchase capital stock or as a result of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or similar transaction.

          "Option Plans" has the meaning given to such term in the Merger Agreement.

          "Per Share Amount" means $19.00, as such amount may be appropriately adjusted to reflect any changes to the Surviving Corporation's capitalization following the Effective Time.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Power of Attorney" has the meaning set forth in Section 4.3.

          "Purchase Price" has the meaning set forth in Section 5.1(c).

          "Securities Act" means the Securities Act of 1933, as amended.

          "SII" has the meaning set forth in the preamble to this Agreement.

          "SII Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Stockholders" means the Investor Stockholder and the Continuing Holders.

          "Surviving Corporation" has the meaning set forth in the recitals to this Agreement.

          "Surviving Corporation Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Triggered Call" has the meaning set forth in Section 5.1(b)(ii).

          "Triggered Put" has the meaning set forth in Section 5.1(b)(i).

          "Triggering Continuing Holder" has the meaning set forth in Section 5.1(b)(i).

          "Triggering Event" has the meaning set forth in Section 5.1(b)(i).

          "Year End Book Value" means the Book Value as of December 31st of any year, beginning December 31, 2001, which shall be (a) calculated after adding back any costs of the Merger not accrued as of December 31, 2000, and (b) appropriately adjusted to reflect the Company's (or the Surviving Corporation's) capitalization as of December 31, 2000 and any subsequent changes thereto.

                                   ARTICLE II

                     EXCHANGE OF PROPERTY FOR CAPITAL STOCK

     Section 2.1 Issuance to Investor Stockholder. Subject to the terms of this Agreement, and on the basis of the representations, warranties and covenants contained herein, at the Closing and concurrently with the exchange contemplated by Section 2.2 below, (i) SII will issue to the Investor Stockholder the number of shares of SII Common Stock set forth opposite such Investor Stockholder's name under the column labeled "Number of Shares of SII Common Stock" on Schedule A hereto, and (ii) the Investor Stockholder, in exchange therefor, will contribute to SII (a) by wire transfer of funds, the amount of cash set forth opposite the Investor Stockholder's name under the column labeled "Cash Contribution" on Schedule A hereto and (b) such number of shares of Company Common Stock held of record and beneficially by the Investor Stockholder as is set forth opposite the Investor Stockholder's name under the column labeled "Company Shares" on Schedule A hereto, together with appropriate powers to transfer such shares of Company Common Stock to SII and irrevocable powers coupled with an interest with respect to such shares of Company Common Stock, provided, however, that the amount of cash to be contributed by the Investor Stockholder pursuant to this Section 2.1 is subject to increase by up to $98,468,754, and the number of shares of SII Common Stock to be issued to the Investor Stockholder in exchange for such contribution pursuant to this Section
2.1 is subject to increase by up to 5,182,566 shares (at a rate of one share of SII Common Stock for each additional $19.00 to be so contributed), to the extent that additional shares of Company Common Stock are issued after the date of this Agreement and prior to the Closing pursuant to the exercise of any Company Stock Options held by any individuals other than the Continuing Holders.

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     Section 2.2  Exchange with Continuing Holders.  Subject to the terms of this Agreement, and on the basis of the representations, warranties and covenants contained herein, at the Closing and concurrently with the contribution contemplated by Section 2.1 above, (i) each Continuing Holder, severally and not jointly, will contribute, convey, transfer, assign and deliver to SII, through a custodian to be mutually agreed upon by the parties hereto (the "Custodian") and pursuant to the Custody Agreement, a certificate or certificates representing such number of shares of Company Common Stock held of record and beneficially by the Continuing Holder as is set forth opposite the Continuing Holder's name under the column labeled "Company Shares" on Schedule B hereto, together with appropriate powers to transfer such shares of Company Common Stock to SII and irrevocable powers coupled with an interest with respect to such shares of Company Common Stock, and (ii) in exchange therefor, SII shall issue to the Continuing Holder the number of shares of SII Common Stock set forth opposite such Continuing Holder's name under the column labeled "Number of Shares of SII Common Stock" (which, with respect to Family Group Stockholders, shall be designated on Schedule B as either "Minimum Contribution Shares" or "Additional Contribution Shares") on Schedule B hereto, which shares shall be delivered to the Custodian on behalf of such Continuing Holder and held by the Custodian pursuant to the Custody Agreement.

     Section 2.3 Closing. The Closing shall occur at the offices of Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, at such time and date determined by SII that is within two (2) business days following satisfaction of the conditions to Closing set forth in Article VIII, provided that the Closing shall occur prior to consummation of the Merger.

     Section 2.4 Failure by Continuing Holder. If any Continuing Holder shall default in the performance of any of his or its obligations hereunder, including without limitation such Continuing Holder's failure or refusal to deliver or cause to be delivered to SII any of the Continuing Holder's shares of Company Common Stock required to be delivered to SII hereunder, or otherwise fail to meet any of SII's conditions to Closing set forth herein, or if this Agreement shall be terminated with respect to such Continuing Holder in accordance with the terms hereof, then such default or failure of condition or termination shall not relieve any of the other Continuing Holders of any obligation hereunder, and, to the extent such failure or refusal by a Continuing Holder results in a failure by the Continuing Holders to satisfy the Minimum Contribution Requirement, each of SII and the Investor Stockholder, at its sole option, and without prejudice to any rights against any such Continuing Holder with whom it does not complete the transactions contemplated hereby, may either complete the transactions contemplated hereby with the other Continuing Holders on the terms provided herein, or refuse, without liability, to consummate such transactions and thereby terminate all of its obligations hereunder; provided that if any Continuing Holder fails or refuses to comply with its obligations hereunder, or if this Agreement is otherwise terminated with respect to a Continuing Holder in accordance with its terms, but neither SII nor the Investor Stockholder elects (to the extent permitted by this Section 2.4) to terminate its obligations hereunder, then SII shall, in exchange for the purchase price therefor (which shall be equal to the additional consideration which is required to be paid pursuant to the Merger for the outstanding shares of Company Common Stock held by such Continuing Holder with whom SII does not complete the transactions contemplated hereby), issue to the Investor Stockholder at the Closing an additional number of shares of SII Common Stock as is equal to the number of shares of SII Common Stock that would have otherwise been issued to such Continuing Holder, and the Investor Stockholder shall purchase such additional shares of SII Common Stock for such purchase price at the Closing.

                                  ARTICLE III

            COVENANTS AND AGREEMENTS OF SII AND INVESTOR STOCKHOLDER

     Section 3.1 Best Efforts. SII and the Investor Stockholder, severally and not jointly, agree with each Continuing Holder that SII and the Investor Stockholder will, (i) throughout the period prior to the Effective Time, exercise its reasonable best efforts to consummate the Merger, including without limitation voting shares of Company Common Stock which it owns, if any, and shares of Company Common Stock for which it has a proxy, if any, in favor of the Merger, or executing a written consent with respect thereto, and causing the conditions to the Company's obligation to consummate the Merger set forth in
Section 8.3 of the Merger

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Agreement to be met and satisfied as quickly as reasonably possible, and (ii)
throughout the period prior to the Closing, exercise its reasonable best efforts to cause the conditions to the Continuing Holders' obligations under this Agreement set forth in Section 8.2 hereof to be met and satisfied as quickly as reasonably possible; provided, however, that the provisions of this Section 3.1 shall not require SII or the Investor Stockholder to waive any closing conditions set forth in any agreements to which such Person is a party.

     Section 3.2 Consent to Certain Business Combinations. Until such time as the Investor Stockholder, together with its direct and indirect wholly owned subsidiaries, owns more than 95% of the outstanding shares of Surviving Corporation Common Stock, the Company shall not merge or consolidate with or into any other company which is not engaged in the manufacture, distribution and/or sale of floor coverings (meaning that such company does not derive at least 90% of its revenues from Standard Industrial Classification 2273), or acquire all or substantially all of the assets or 50% or more of the outstanding securities of any such company, without obtaining the prior written consent of Continuing Holders owning more than 50% of the total number of shares of Surviving Corporation Common Stock which are held by the Continuing Holders at the time of such proposed transaction.

     Section 3.3 Participation in Certain Transactions. If the Investor Stockholder and/or any of its wholly owned subsidiaries which own shares of Surviving Corporation Common Stock propose to enter into a transaction with any unaffiliated third party pursuant to which more than 50% of the total amount of outstanding shares of Surviving Corporation Common Stock will be sold or otherwise transferred by the Investor Stockholder and/or any of its wholly owned subsidiaries to such third party, the Investor Stockholder shall cause such third party to deliver a written offer to each Continuing Holder providing for the purchase of all shares of Surviving Corporation Common Stock owned by such Continuing Holder for the same per share price and on the other terms which apply to the transaction between such third party and the Investor Stockholder or its subsidiary. Upon receipt of any such written offer, each Continuing Holder shall have the right to elect (which election must be set forth in writing and delivered to the Investor Stockholder within ten (10) business days of receipt of such written offer), to either (a) participate in such transaction at the per share price and on the other terms applicable to such transaction, or
(b) require the Investor Stockholder (or, at the election of the Investor Stockholder, any of its direct or indirect wholly owned subsidiaries) to purchase all (but not less than all) of his or its shares of Surviving Corporation Common Stock, at the Purchase Price, which shall be calculated applying the Year End Book Value for the year immediately preceding the date of delivery of such third party written offer and as otherwise provided in Section 5.1(e), as if such transaction were a Triggered Put. Any such election shall be binding on the applicable Continuing Holder. If the Continuing Holder elects to participate in such third party transaction, the closing of such transaction will be governed by the terms of such transaction. If the Continuing Holder instead elects to require the Investor Stockholder (or its subsidiary) to purchase his or its shares of Surviving Corporation Common Stock pursuant to clause (b) above, the closing of the purchase by the Investor Stockholder (or, at its election, its subsidiary) of such Continuing Holder's shares of Surviving Corporation Common Stock shall take place on the later of (x) the date of the closing of the Investor Stockholder's (and/or its subsidiary's) sale of its shares of Surviving Corporation Common Stock to the third party purchaser, and
(y) the date which is five (5) business days after the date on which the applicable Year End Book Value can first be calculated (which closing date shall be no later than ninety (90) days after the end of the year which is used to calculate such Year End Book Value), and the provisions of Section 5.1(b)(iv) shall otherwise apply to such closing as if such transaction were a Triggered Put.

                                   ARTICLE IV

                      COVENANTS OF THE CONTINUING HOLDERS

     Section 4.1 Best Efforts. Each Continuing Holder, severally and not jointly, agrees with SII and the Investor Stockholder that he or it will, (a) subject to applicable fiduciary duties of such Continuing Holder, if any, throughout the period prior to the Effective Time, cooperate fully with the Company and exercise his or its reasonable best efforts to (i) consummate the Merger, (ii) cause the Company to perform its obligations under the Merger Agreement, and (iii) cause the Company to meet and satisfy the conditions of SII set forth in Sections 8.1 and 8.2 of the Merger Agreement as quickly as reasonably possible, and (b) throughout the period prior to the Closing, exercise his or its reasonable best efforts to cause the conditions of SII and the Investor Stockholder set forth in Sections 8.1 and 8.3 hereof to be met and satisfied as quickly as reasonably possible; provided, however, that the provisions of this
Section 4.1 shall not prevent any Continuing Holder who is a member of the Board of Directors of the Company, in his capacity as such a director, from taking such actions, if any, as are permitted by Section 7.4 of the Merger Agreement.

     Section 4.2 No Sale, Etc. Each Continuing Holder hereby covenants and agrees with SII and the Investor Stockholder that, other than as expressly permitted hereby or pursuant to a Voting Agreement of even date herewith between such Continuing Holder, SII and the Investor Stockholder, pending the Closing, such Continuing Holder will not (a) sell, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any of the Continuing Holder's shares of Company Common Stock or Company Stock Options, other than, with respect to any such Company Stock Options, to the extent such Company Stock Options are transferred to the Company upon the exercise thereof and with respect to shares of Company Common Stock, as payment or withholding on account of the exercise price of Company Stock Options, (b) give a proxy with respect thereto, (c) limit the right to vote any of such shares in any manner, or (d) agree to do any of the foregoing.

     Section 4.3 Custodial Arrangements. Within ten (10) calendar days following the date hereof, the Continuing Holders will duly execute and deliver a power of attorney in a form reasonably acceptable to SII ("Power of Attorney") appointing and constituting the Persons designated therein, and each of them, with full power of substitution, as the lawful agents and attorneys-in-fact of each Continuing Holder (the "Attorneys") for the purpose of delivering and assigning hereunder the shares of Company Common Stock to be contributed by such Continuing Holder to SII in accordance with the terms hereof. Certificates in negotiable form for such shares of Company Common Stock of such Continuing Holder shall be placed in custody by such date, for the purpose of making delivery of the shares of Company Common Stock under this Agreement, pursuant to the terms of the Custody Agreement which shall be duly executed by such Continuing Holder by such date (other than such shares of Company Common Stock as will be acquired by the Continuing Holders upon the exercise of Company Stock Options, which shall be delivered to the Custodian upon the issuance thereof). In addition, each Continuing Holder's shares of SII Common Stock and, following the Merger, Surviving Corporation Common Stock shall be delivered upon issuance to, and held by, the Custodian pursuant to the Custody Agreement. Each Continuing Holder severally agrees that the shares of Company Common Stock and SII Common Stock (and, following the Merger, Surviving Corporation Common Stock) represented by the certificates to be held in custody for him or it under the Custody Agreement will be held for the benefit of and coupled with and subject to the interest of SII (and, following the Merger, the Surviving Corporation) hereunder, that the arrangements made by such Continuing Holder for such custody and the appointment of the Attorneys by such Continuing Holder will be irrevocable, and that the obligations of such Continuing Holder hereunder and under the Custody Agreement shall not be terminated by operation of law, whether by the death or incapacity of the Continuing Holder or the occurrence of any other event. If the Continuing Holder should die or become incapacitated or if any other such event should occur before the delivery of the shares of Company Common Stock hereunder, certificates for such securities shall be delivered by the Attorneys in accordance with the terms and conditions of this Agreement and the Custody Agreement and actions taken by the Attorneys pursuant to the Power of Attorney or the Custody Agreement shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not the Attorneys, or any of them, shall have received notice thereof.

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                                   ARTICLE V

                                 PUTS AND CALLS

     Section 5.1  Puts and Calls.

        (a) Annual Put.

             (i) Family Group Stockholder Annual Put. On March 31, 2002 (the "Initial Exercise Date"), each Family Group Stockholder shall have the right to require the Investor Stockholder to purchase, and the Investor Stockholder, following the exercise of any such put, shall be obligated to purchase (or cause any of its direct or indirect wholly owned subsidiaries to purchase) from such Family Group Stockholder, upon the terms and subject to the conditions of this Agreement, (1) up to ten percent (10%) of such Family Group Stockholder's Minimum Contribution Shares, and (2) up to thirty-three and one-third percent (33 1/3%) of such Family Group Stockholder's Additional Contribution Shares, if any, at the Purchase Price. On each anniversary of the Initial Exercise Date (each such date, along with the Initial Exercise Date, referred to herein as an "Annual Put Exercise Date"), each Family Group Stockholder shall have the right to require the Investor Stockholder to purchase, and the Investor Stockholder, following the exercise of any such put, shall be obligated to purchase (or cause any of its direct or indirect wholly owned subsidiaries to purchase) from such Family Group Stockholder, upon the terms and subject to the conditions of this Agreement, (1) up to ten percent (10%) of such Family Group Stockholder's Minimum Contribution Shares, (2) up to thirty-three and one-third percent (33 1/3%) of such Family Group Stockholder's Additional Contribution Shares, if any, and (3) any additional Minimum Contribution Shares or Additional Contribution Shares owned by such Family Group Stockholder which such Family Group Stockholder had the right on any prior Annual Put Exercise Date to, but did not, put to the Investor Stockholder pursuant to this Section 5.1(a)(i), at the Purchase Price, provided that (1) in no event shall any Family Group Stockholder at any time have a right to put more than one hundred percent (100%) of such Family Group Stockholder's Minimum Contribution Shares and Additional Contribution Shares to the Investor Stockholder pursuant hereto, and (2) upon a Triggering Event, the shares of Surviving Corporation Common Stock owned by the Triggering Holder shall no longer be subject to this Section 5.1(a)(i) and may only be put to the Investor Stockholder pursuant to Section 5.1(b)(i).

             (ii) Management Holder Annual Put. On the Initial Exercise Date, each Management Holder shall have the right to require the Investor Stockholder to purchase, and the Investor Stockholder, following the exercise of any such put, shall be obligated to purchase (or cause any of its direct or indirect wholly owned subsidiaries to purchase) from such Management Holder, upon the terms and subject to the conditions of this Agreement, at the Purchase Price, up to thirty-three and one-third percent (33 1/3%) of such Management Holder's Management Contribution Shares. On each subsequent Put Exercise Date, each Management Holder shall have the right to require the Investor Stockholder to purchase, and the Investor Stockholder, following the exercise of any such put, shall be obligated to purchase (or cause any of its direct or indirect wholly owned subsidiaries to purchase) from such Management Holder, upon the terms and subject to the conditions of this Agreement, (1) up to thirty-three and one third percent (33 1/3%) of such Management Holder's Management Contribution Shares, and (2) any additional Management Contribution Shares which such Management Holder had the right on any prior Put Exercise Date to, but did not, put to the Investor Stockholder pursuant to this Section 5.1(a)(ii), at the Purchase Price, provided that (1) in no event shall any Management Holder at any time have a right to put more than one hundred percent (100%) of such Management Holder's Management Contribution Shares to the Investor Stockholder pursuant hereto, and (2) upon a Triggering Event, the shares of Surviving Corporation Common Stock owned by the Triggering Holder shall no longer be subject to this Section 5.1(a)(ii) and may only be put to the Investor Stockholder pursuant to Section 5.1(b)(i).

             (iii) Notice of Exercise of Annual Put. If a Family Group Stockholder or Management Holder wishes to exercise a put right pursuant to Section 5.1(a)(i) or (ii), as applicable (any such
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

        put, an "Annual Put"), such Stockholder shall provide written notice to such effect to the Investor Stockholder (which notice must be received by the Investor Stockholder by no later than the applicable Annual Put Exercise Date) and specifying the number of shares of Surviving Corporation Common Stock to be put to the Investor Stockholder.

             (iv) Closing of Purchase Pursuant to Annual Put. The closing of the purchase of a Continuing Holder's shares of Surviving Corporation Common Stock by the Investor Stockholder or its wholly owned subsidiary pursuant to Section 5.1(a)(i) or (ii) shall take place on the later of
        (1) the applicable Annual Put Exercise Date, and (2) the date which is twenty (20) business days after the receipt by the Investor Stockholder of the required notice of exercise of such Annual Put. Such closing shall take place at 11:00 a.m. Eastern Time at the principal offices of the Company, or at such other time or place as the parties to such transaction may agree upon. At such closing, (A) the Continuing Holder shall sell to the Investor Stockholder or its designated subsidiary full right, title and interest in and to the shares of Surviving Corporation Common Stock so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature, and shall deliver to the Investor Stockholder or such subsidiary appropriate stock transfer powers duly endorsed, (B) the Custodian, on such Continuing Holder's behalf, shall deliver to the Investor Stockholder or such subsidiary a certificate or certificates representing the shares of Surviving Corporation Common Stock sold, with all necessary transfer tax stamps affixed thereto at the expense of the Continuing Holder, and (C) the Investor Stockholder or such subsidiary shall wire transfer cash to an account designated in writing by the Continuing Holder in an amount equal to the Purchase Price applicable to the shares of Surviving Corporation Common Stock so purchased.

        (b) Triggered Put and Call.

             (i) Triggered Put. At any time after (1) the death of a Continuing Holder or, with respect to a Family Group Entity or Management Holder Entity, its Designated Individual, (2) the termination of employment of an Employed Family Group Stockholder by the Surviving Corporation (or, if he or she is employed by a subsidiary of the Surviving Corporation, by such subsidiary) for any reason (including as a result of such Employed Family Group Stockholder's disability, but not including a voluntary termination of employment (other than as a result of his or her disability) by such Employed Family Group Stockholder), or (3) the termination of a Management Holder's employment by the Surviving Corporation (or, if he or she is employed by a subsidiary of the Surviving Corporation, by such subsidiary) for any reason (whether voluntary or involuntary, and including as a result of such Management Holder's disability) (any such event under clauses (1), (2) or (3), a "Triggering Event"), the estate of such Continuing Holder, the trustee or other duly authorized person on behalf of such Family Group Entity or Management Holder Entity, the terminated Family Group Stockholder or the terminated Management Holder, as applicable (such estate, trustee or other authorized person, Employed Family Group Stockholder or Management Holder, the "Triggering Continuing Holder"), shall have the right to require the Investor Stockholder to purchase, and the Investor Stockholder, following the exercise of any such put, shall be obligated to purchase (or cause any of its wholly owned subsidiaries to purchase) from such Triggering Continuing Holder, upon the terms and subject to the conditions of this Agreement, all, but not less than all, of the shares of Surviving Corporation Common Stock owned by such Triggering Continuing Holder at the Purchase Price. Any such put of shares of Surviving Corporation Common Stock to the Investor Stockholder pursuant to this Section 5.1(b)(i) is referred to herein as a "Triggered Put."

             (ii) Triggered Call. At any time after the occurrence of a Triggering Event, the Investor Stockholder shall have the right to purchase from the estate of the Continuing Holder, the trustee or other authorized individual on behalf of the applicable Family Group Entity or Management Holder Entity, the terminated Family Group Stockholder or the terminated Management Holder, as applicable, and such estate, trustee, Employed Family Group Stockholder or Management Holder, as applicable (the recipient of any such call, a "Call Recipient"), shall be obligated to sell to the Investor Stockholder (or any of its wholly owned subsidiaries), upon the terms and subject to the
                                      B-11
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        conditions of this Agreement, all, but not less than all, of the shares of Surviving Corporation Common Stock owned by such Call Recipient, at the Purchase Price (a "Triggered Call").

             (iii) Notice of Exercise. A Triggered Put or Triggered Call may be exercised by (1) in the case of a Triggered Put, delivery by the Triggering Continuing Holder to the Investor Stockholder of written notice to such effect, and (2) in the case of a Triggered Call, delivery by the Investor Stockholder to the Call Recipient of written notice to such effect. Any notice of exercise of a Triggered Put must specify which Elected Year End Book Value shall apply to the calculation of the applicable Purchase Price, provided, however, that (A) if a notice of exercise of a Triggered Put, so specifying which Elected Year End Book Value shall apply to the Purchase Price calculation, is not delivered within thirty (30) days of the applicable Triggering Event, the Elected Year End Book Value shall be the Year End Book Value for the year during which such notice is delivered, and (B) notwithstanding the provisions of Section 5.1(c), if the Investor Stockholder delivers a notice of a Triggered Call to the applicable Call Recipient within the first thirty
        (30) days immediately following the applicable Triggering Event, such Call Recipient may, within ten (10) days of receipt of such notice, deliver a written notice to the Investor Stockholder specifying which Elected Year End Book Value shall apply to the calculation of the applicable Purchase Price, which Elected Year End Book Value shall then be binding for purposes of such calculation.

             (iv) Closing of Purchase Pursuant to Triggered Put or Triggered Call. The closing of the purchase of a Continuing Holder's shares of Surviving Corporation Common Stock by the Investor Stockholder or its wholly owned subsidiary pursuant to Section 5.1(b)(i) or (ii) shall take place on the later of (1) the date which is twenty (20) business days after the delivery of a notice of exercise to the Investor Stockholder or the Call Recipient, as applicable, pursuant to Section 5.1(b)(iii), and (2) the date which is five (5) business days after the date on which the applicable Elected Year End Book Value can first be calculated (which closing date shall be no later than ninety (90) days after the end of the year which is used to calculate such Elected Year End Book Value). Such closing shall take place at 11:00 a.m. Eastern Time at the principal offices of the Company, or at such other time or place as the parties to such transaction may agree upon. At such closing, (A) the Triggering Continuing Holder shall sell to the Investor Stockholder or its designated subsidiary full right, title and interest in and to the shares of Surviving Corporation Common Stock so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature, and shall deliver to the Investor Stockholder or such subsidiary appropriate stock transfer powers duly endorsed, (B) the Custodian, on such Triggering Continuing Holder's behalf, shall deliver to the Investor Stockholder or such subsidiary a certificate or certificates representing the shares of Surviving Corporation Common Stock sold, with all necessary transfer tax stamps affixed thereto at the expense of the Triggering Continuing Holder, and (C) the Investor Stockholder or such subsidiary shall wire transfer cash to an account designated in writing by the Triggering Continuing Holder in an amount equal to the Purchase Price applicable to the shares of Surviving Corporation Common Stock so purchased.

          (c) Purchase Price. With respect to any shares of Surviving Corporation Common Stock subject to an Annual Put, Triggered Put or Triggered Call, the purchase price shall equal the product of (i) the number of shares of Surviving Corporation Common Stock subject thereto, and
     (ii) the purchase price per share, which shall equal the Per Share Amount, plus the amount, if any, by which the applicable Year End Book Value exceeds the Base Book Value, provided that, if the Year End Book Value is less than the Base Book Value, the purchase price per share shall equal the Per Share Amount minus the lesser of (1) the amount by which the Base Book Value exceeds the applicable Year End Book Value, and (2) the sum, calculated on a per share basis, of all cash dividends and other distributions paid by the Surviving Corporation to the Stockholders since the Merger. The applicable Year End Book Value shall be (x) with respect to the exercise of an Annual Put, the Year End Book Value for the year immediately preceding the applicable Annual Put Exercise Date, (y) with respect to the exercise of a Triggered Put (and subject to the provisions of Section 5.1(b)(iii)), at the election of the Triggering Continuing Holder, either (1) the Year End Book Value for the year immediately preceding the date the notice of

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     exercise of such Triggered Put is delivered to the Investor Stockholder pursuant to Section 5.1(b)(iii), or (2) the Year End Book Value (upon determination thereof) for the year during which such notice of exercise is so delivered, and (z) with respect to the exercise of a Triggered Call (and subject to the provisions of Section 5.1(b)(iii)), the Year End Book Value (upon determination thereof) for the year during which such notice of exercise is so delivered (whichever Year End Book Value is to be applied to the calculation of the purchase price pursuant to clauses (y) or (z), as applicable, the "Elected Year End Book Value"). The applicable purchase price as determined pursuant to this Section 5.1(c) is referred to herein as the "Purchase Price."

          (d) Any percentage calculated pursuant to this Section 5.1 shall be based on the total number of Minimum Contribution Shares, Additional Contribution Shares or Management Contribution Shares, as applicable, which were issued to the applicable Stockholder at the Closing.

     Section 5.2 Wills. Each Continuing Holder which is a natural person agrees to keep in place a valid will and to include in such will a direction and authorization to his executor to comply with the provisions of this Agreement and to sell his shares of Surviving Corporation Common Stock in accordance with this Agreement. Each Continuing Holder which is a Family Group Entity or Management Holder Entity agrees to amend its trust agreement or other governing agreement as necessary (and to keep such amended agreement in place) to permit the provisions of this Agreement to be binding on and enforceable against such Family Group Entity or Management Holder Entity.

                                   ARTICLE VI

                  RESTRICTIONS ON CONTINUING HOLDER TRANSFERS

     Section 6.1  General Restriction on Transfers by Continuing
Holders. Except (a) as expressly permitted in Section 6.2 or (b) for transfers to the estate of such Continuing Holder upon his death (which transfer shall be subject to a Triggered Call as set forth in Section 5.1(b)(ii)), no Continuing Holder shall sell, assign, pledge, encumber, transfer, devise or otherwise dispose of any shares of SII Common Stock or Surviving Corporation Common Stock or Company Stock Options which he or it may now or hereafter own or any pecuniary interest in any such shares, grant any option or right to purchase such shares or any beneficial interest therein or engage in any swap, hedge, derivative or other transaction to reduce the risk of ownership thereof. Any such purported transfer, disposition, grant or transaction, except in compliance with this Agreement, shall be null and void.

     Section 6.2 Permitted Transfers By Continuing Holders. Each Continuing Holder, at any time, may transfer any shares of SII Common Stock or Surviving Corporation Common Stock which he may now or hereafter own (a) to any third Person with the prior written consent of the Investor Stockholder, which consent may be withheld in the Investor Stockholder's absolute discretion but, if given, shall specify the identity of the Person to whom such transfer may be made, the price and terms of such proposed transfer and any conditions which the Investor Stockholder, in its discretion, chooses to impose on such transfer or on the proposed transferee, or (b) to the Investor Stockholder or its designated subsidiary in accordance with Article V; provided, with respect to clause (a), that (x) the transferee of any such shares of SII Common Stock or Surviving Corporation Common Stock shall have executed a Company Joinder Agreement and (y) the Company shall have received an opinion of counsel reasonably satisfactory to it to the effect that registration of such shares with the Commission under the Securities Act is not required.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     Section 7.1 Representations and Warranties by SII. SII hereby represents and warrants to each of the Stockholders as follows:

          (a) SII is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and it has the requisite corporate power to carry on its business as it is now being conducted.

          (b) SII has all requisite corporate power and authority to enter into the Merger Agreement and this Agreement and to perform its obligations hereunder and thereunder, including the offer, issuance, sale and delivery by it of shares of SII Common Stock pursuant to this Agreement.

          (c) The execution, delivery and performance by SII of the Merger Agreement and this Agreement, including the offer, issuance, sale and delivery by SII of shares of SII Common Stock pursuant to this Agreement, are within SII's corporate power, and have been duly authorized by all necessary corporate action by SII.

          (d) Subject to SII's compliance with the requirements of the Exchange Act, and except for compliance with the HSR Act and any similar requirements of foreign jurisdictions, (i) the execution and delivery of the Merger Agreement by SII, (ii) the execution and delivery of this Agreement by SII, (iii) the consummation by SII of the transactions contemplated hereby and thereby, and (iv) the compliance by SII with the terms and provisions of the Merger Agreement and this Agreement, will not conflict with or result in a default under, any law or regulation applicable to SII, the certificate of incorporation or bylaws of SII, or any agreement, judgment, injunction, order, decree or other instrument binding upon SII.

          (e) This Agreement has been duly and validly executed and delivered by SII and constitutes the valid and binding agreement of SII, enforceable against SII in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights. The Merger Agreement, when it is executed and delivered by SII, will have been duly and validly executed and delivered by it and will constitute its valid and binding agreement, enforceable against SII in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

          (f) All shares of SII Common Stock, when issued and delivered against payment therefor in accordance with this Agreement, will have been duly authorized, validly issued and fully paid and will be nonassessable and free and clear of any lien, option or preemptive or other right or claim of SII except as set forth in this Agreement.

          (g) SII is not in violation of or in default under any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, such that such violations or defaults in the aggregate might materially and adversely affect the ability of SII to perform its obligations under this Agreement or the Merger Agreement.

          (h) SII acknowledges that the shares of Company Common Stock to be contributed to SII pursuant hereto may be "restricted securities" within the meaning of Rule 144 of the Commission, that the disposition of the shares of Company Common Stock to be contributed to SII pursuant hereto is subject to compliance with the Securities Act and the regulations thereunder, and that the shares of Company Common Stock to be contributed to SII may be legended accordingly, and SII agrees to acquire such shares of Company Common Stock for investment and not with the intention of engaging in a distribution of such shares within the meaning of the Securities Act.

     Section 7.2  Representations and Warranties by All Stockholders.

          (a) Each Stockholder which is not an individual, by execution of this Agreement, hereby severally and not jointly represents and warrants to the other Stockholders and to SII as follows:

             (i) The execution, delivery and performance of this Agreement by such Stockholder have been duly authorized by all requisite corporate or other appropriate action. This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights;

             (ii) Subject to compliance with the HSR Act and any similar requirements of foreign jurisdictions, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or by-laws or agreement or certificate of partnership or limited partnership of such Stockholder, or of any applicable law, or of any order, writ, injunction or decree of any court, administrator or arbitrator, or of any trust agreement or other agreement or instrument which is applicable to such Stockholder under which such Stockholder is obligated or by which any of such Stockholder's property is bound; and

             (iii) Such Stockholder is acquiring the shares of SII Common Stock acquired hereunder (and the shares of Surviving Corporation Common Stock into which such shares of SII Common Stock will be converted) for its own account, and not with a view to any resale or distribution thereof. Such Stockholder understands that such shares are "restricted securities" within the meaning of Rule 144 of the Commission and that if such Stockholder in the future should decide to dispose of such shares, it may do so only in compliance with the Securities Act and any applicable state blue sky or securities laws and that such shares may be legended accordingly. Such Stockholder further understands that the transferability of such shares is further restricted by the terms of this Agreement.

          (b) Each Stockholder who is an individual, by execution of this Agreement, hereby severally and not jointly represents and warrants to the other Stockholders and to SII as follows:

             (i) This Agreement has been duly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

             (ii) Subject to compliance with the HSR Act and any similar requirements of foreign jurisdictions, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any applicable law, or of any order, writ, injunction or decree of any court, administrator or arbitrator or of any agreement or instrument which is applicable to such Stockholder, under which such Stockholder is obligated or by which any of such Stockholder's property is bound.

             (iii) Such Stockholder is acquiring the shares of SII Common Stock acquired hereunder (and the shares of Surviving Corporation Common Stock into which such shares of SII Common Stock will be converted) for its own account, and not with a view to any resale or distribution thereof. Such Stockholder understands that such shares are "restricted securities" within the meaning of Rule 144 of the Commission and that if such Stockholder in the future should decide to dispose of such shares to a third party, it may do so only in compliance with the Securities Act and any applicable state blue sky or securities laws and that such shares may be legended accordingly. Such Stockholder further understands that the transferability of such shares is further restricted by the terms of this Agreement.

          (c) Each Stockholder, by execution of this Agreement, hereby severally and not jointly represents and warrants to the other Stockholders and to SII as follows:

             (i) Such Stockholder acknowledges that the offering and sale of the shares of SII Common Stock (and the shares of Surviving Corporation Common Stock into which such shares of SII Common Stock will be converted) pursuant to this Agreement is intended to be exempt from registration under the Securities Act. In furtherance thereof, the Stockholder represents and warrants that:

                (A) Such Stockholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of, and such Stockholder is able to bear the economic risk of, his acquisition of the shares of SII Common Stock (and the shares of Surviving Corporation Common Stock into which such shares of SII Common Stock will be converted).

                (B) Such Stockholder has been given the opportunity to ask questions of, and receive answers from, SII concerning the terms and conditions of the offering of such shares and other matters pertaining to an investment therein, and has been given the opportunity to obtain such additional information necessary in order for such Stockholder to evaluate the merits and risks of an investment in such shares to the extent SII possesses such information or can acquire it without unreasonable effort or expense.

             (ii) Such Stockholder acknowledges that SII is entering into this Agreement in reliance upon such Stockholder's representations and warranties in this Agreement.

     Section 7.3 Additional Representations and Warranties by Continuing Holders. Each Continuing Holder, by execution of this Agreement, hereby severally and not jointly represents and warrants to the other Stockholders and to SII as follows:

          (a) Such Continuing Holder now has or upon the exercise of Company Stock Options owned by such Continuing Holder will have, and at the Closing will have, good and marketable title to the shares of Company Common Stock shown on Schedule B as being contributed by such Continuing Holder, free and clear of all liens, pledges, encumbrances, equities and claims whatsoever, except those contemplated under this Agreement. Upon the delivery of such shares of Company Common Stock and the exchange of SII Common Stock therefor in accordance with the terms hereof and the Custody Agreement, SII will receive good and marketable title to such shares of Company Common Stock, free and clear of all liens, encumbrances, equities and claims whatsoever, other than such liens, encumbrances, equities and claims created by SII.

          (b) On the Closing Date, all transfer taxes which are required to be paid by such Continuing Holder in connection with his transfer and contribution of his shares of Company Common Stock to SII will have been fully paid or provided for by him.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

     Section 8.1 Conditions to Obligations of All Parties. The respective obligations of each of the parties under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, none of which may be waived:

          (a) The applicable waiting period under the HSR Act shall have expired and, if required to be obtained under applicable law prior to the consummation of the Merger, the consent or approval of any Government Entity in any foreign jurisdiction shall have been received;

          (b) The Company Stockholder Approval shall have been obtained; and

          (c) There shall not be any preliminary or permanent injunction in effect or other order by any federal or state court which prohibits the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

     Section 8.2 Additional Conditions to Obligations of Continuing Holders. The obligations of each Continuing Holder to consummate the transactions contemplated to occur at the Closing shall be subject to the fulfillment, at or prior to the Closing, of the following conditions unless waived by such Continuing Holder:

          (a) Each of the Investor Stockholder and SII shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing, and each of the Investor Stockholder and SII shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time (except for those agreements which are not capable of being performed until after the Closing).

          (b) The representations and warranties of SII and the Investor Stockholder set forth in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing as if made as of such time, and the representations and warranties of the Investor Stockholder and SII set forth in the Merger Agreement shall be true in all material respects as of the date of the Merger Agreement and as of the Closing as if made as of such time.

     Section 8.3 Additional Conditions to Obligations of Investor Stockholder and SII. The obligations of the Investor Stockholder and SII to consummate the transactions contemplated to occur at the Closing shall be subject to the fulfillment, at or prior to the Closing, of the following conditions unless waived by the Investor Stockholder and SII:

          (a) The Continuing Holders shall have performed in all material respects their respective agreements contained in this Agreement required to be performed on or prior to the Closing, and the Company shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time (except for those agreements which are not capable of being performed until after the Closing).

          (b) The representations and warranties of the Continuing Holders set forth in this Agreement shall be true in all material respects as of the date of this Agreement and as of the Closing as if made as of such time, and the representations and warranties of the Company set forth in the Merger Agreement shall be true in all material respects as of the date of the Merger Agreement and as of the Closing as if made as of such time.

          (c) All conditions of SII to the consummation of the Merger at the Effective Time (except for those conditions, if any, which would not be capable of being fulfilled until after the Closing) shall have been fulfilled or waived in writing.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.1 Termination. In addition to the rights of SII and Investor Stockholder set forth in Section 2.4, the obligations of the parties to consummate the transactions contemplated to occur at the Closing may be terminated at any time prior to the Closing:

          (a) By the mutual consent of SII and the Investor Stockholder, on the one hand, and, with respect to any Continuing Holder, by such Continuing Holder, on the other hand, it being agreed that (1) the mutual termination respecting a Continuing Holder shall not, subject to the provisions of
     Section 2.4, affect the rights of any other Continuing Holder unless so consented to by such other Continuing Holder and (2) SII and the Investor Stockholder shall not consent to any termination respecting a Continuing Holder pursuant to this Section 9.1(a) if such termination would result in a failure of the Continuing Holders to meet the Minimum Contribution Requirement;

          (b) By any Continuing Holder with respect to such Continuing Holder (subject to the provisions of Section 2.4) or by SII or the Investor Stockholder if the Closing shall not have occurred on or before the outside termination date set forth in the Merger Agreement for consummation of the Merger.

In the event of any termination under this Section 9.1, this Agreement, as between the terminating parties, shall forthwith become void and there shall be no liability under this Agreement on the part of any of such terminating parties for such termination. Nothing contained herein shall relieve any party from any liability resulting from a breach of this Agreement.

     Section 9.2  Restrictive Legends.

          (a) Each certificate evidencing shares of SII Common Stock to be issued to the Continuing Holders (and the shares of Surviving Corporation Common Stock into which such shares of SII Common Stock will be converted) shall contain the following legend:

             "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE; AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, AND, IF APPLICABLE, THE SECURITIES LAWS OF ANY STATE OR AN EXEMPTION THEREFROM."

             "BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING THE SHARES REPRESENTED BY THIS CERTIFICATE FOR ITS OWN ACCOUNT AND AGREES TO COMPLY IN ALL RESPECTS WITH APPLICABLE SECURITIES LAWS AND THE PROVISIONS OF THE CONTRIBUTION AND PARTICIPATION AGREEMENT DATED AS OF OCTOBER 19, 2000 (THE "CONTRIBUTION AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

             "THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE, OR ANY INTEREST IN SAID SHARES, IS PROHIBITED EXCEPT AS PERMITTED BY THE TERMS OF THE CONTRIBUTION AGREEMENT. NO SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE CONTRIBUTION AGREEMENT."

     Section 9.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including wire, telecopy, or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for this purpose by notice to the Secretary of SII. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, three business days after such communication is deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

     Section 9.4 Additional Parties. Any person who executes a Company Joinder Agreement shall be deemed to be a Management Holder and shall be bound by all obligations and, except to the extent limited in said joinder agreement, entitled to all rights and privileges of a Management Holder as if he, she or it had been an original signatory to this Agreement. Any person who executes an Investor Joinder Agreement shall be deemed to be an Investor Stockholder and shall be bound by all obligations and, except to the extent limited in said joinder agreement, entitled to all rights and privileges of an Investor Stockholder as if he, she or it had been an original signatory to this Agreement.

     Section 9.5 Expenses. Whether or not the transactions contemplated to occur at the Closing are consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses (it being understood that the costs and expenses of the Continuing Holders in negotiating this Agreement are to be paid by the Company).

     Section 9.6 Amendments and Waivers. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by SII, the Investor Stockholder and any Continuing Holder whose rights or duties are affected thereby. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by SII, the Investor Stockholder and each Continuing Holder whose rights or duties are affected by such waiver.

     Section 9.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any person who acquires any shares of Surviving Corporation Common Stock and agrees to be bound by the provisions hereof as if originally the party hereto who purchased or originally acquired such shares of Surviving Corporation Common Stock).

     Section 9.8 Georgia Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

     Section 9.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     Section 9.10 Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the construction hereof.

     Section 9.11 No Rights As Employee. Nothing in this Agreement shall affect in any manner whatsoever any rights of SII, the Surviving Corporation or their affiliates to terminate a Continuing Holder's employment for any reason, with or without cause, subject to any written employment agreement to which a Continuing Holder may be a party.

     Section 9.12 Genders and Plurals. Where the context so indicates, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     Section 9.13 Severability. In case any one or more of the provisions or parts of a provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

     Section 9.14 Third Party Beneficiary. The parties hereto agree that the Company shall be a third party beneficiary of this Agreement, entitled to enforce its provisions in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          SII Acquisition, Inc.

                                          By: /s/ MARC D. HAMBURG
                                          --------------------------------------
                                          Its: Vice President
                                          --------------------------------------

                                          Berkshire Hathaway Inc.

                                          By: /s/ MARC D. HAMBURG
                                          --------------------------------------
                                          Its: Vice President
                                          --------------------------------------

                                          /s/ ROBERT E. SHAW
                                          --------------------------------------
                                          Robert E. Shaw

                                          Robert E. Shaw, L.P.

                                          By: /s/ ROBERT E. SHAW
                                          --------------------------------------
                                          Its: General Partner
                                          --------------------------------------

                                          /s/ ANNA SUE SHAW
                                          --------------------------------------
                                          Anna Sue Shaw

                                          /s/ ROBERT E. SHAW, JR.
                                          --------------------------------------
                                          Robert E. Shaw, Jr.

                                          /s/ SUSAN S. YOUNG
                                          --------------------------------------
                                          Susan S. Young

                                          /s/ THOMAS TRIPP SHAW
                                          --------------------------------------
                                          Thomas Tripp Shaw

                                          /s/ LEWIS CLAYTON SHAW
                                          --------------------------------------
                                          Lewis Clayton Shaw

                                          Julian D. Saul Trust

                                          By: /s/ JULIAN D. SAUL
                                          --------------------------------------
                                          Its: General Partner
                                          --------------------------------------

                                          Anita Saul Trust

                                          By: /s/ ANITA SAUL
                                          --------------------------------------
                                          Its: Trustee
                                          --------------------------------------

                                          Little Family Limited Partnership

                                          By: /s/ NORRIS LITTLE
                                          --------------------------------------
                                          Its: General Partner
                                          --------------------------------------

                                          /s/ WILLIAM C. LUSK
                                          --------------------------------------
                                          William C. Lusk

                                          /s/ VANCE D. BELL
                                          --------------------------------------
                                          Vance D. Bell

                                          /s/ GERALD EMBRY
                                          --------------------------------------
                                          Gerald Embry

                                          /s/ SPRIGHT D. HOLLAND
                                          --------------------------------------
                                          Spright D. Holland

                                          /s/ KENNETH G. JACKSON
                                          --------------------------------------
                                          Kenneth G. Jackson

                                          /s/ JEFFREY TODD MEADOWS
                                          --------------------------------------
                                          Jeffrey Todd Meadows

                                          /s/ PERCY D. MERRITT
                                          --------------------------------------
                                          Percy D. Merritt

                                          /s/ HENRY H. LONG
                                          --------------------------------------
                                          Henry H. Long

                                          /s/ JULIUS C. SHAW, JR.
                                          --------------------------------------
                                          Julius C. Shaw, Jr.

                                   SCHEDULE A

                              INVESTOR STOCKHOLDER

                                                                                    NUMBER OF SHARES OF
NAME                                         CASH CONTRIBUTION    COMPANY SHARES     SII COMMON STOCK
----                                         -----------------    --------------    -------------------
Berkshire Hathaway Inc...................     $2,016,686,315        2,194,200           108,335,585

                                   SCHEDULE B

                               CONTINUING HOLDERS

                           FAMILY GROUP STOCKHOLDERS

                                                                              NUMBER OF SHARES OF
                                                                               SII COMMON STOCK
                                                                          ---------------------------
                                                                            MINIMUM       ADDITIONAL
                                                               COMPANY    CONTRIBUTION   CONTRIBUTION
NAME                                                           SHARES        SHARES         SHARES
----                                                          ---------   ------------   ------------
Robert E. Shaw..............................................  6,634,348    6,485,604       148,744
Anna Sue Shaw...............................................     64,652           --        64,652
Robert E. Shaw, Jr..........................................    200,000           --       200,000
Susan S. Young..............................................    350,000           --       350,000
Thomas Tripp Shaw...........................................    200,000           --       200,000
Lewis Clayton Shaw..........................................    450,000           --       450,000

FAMILY GROUP ENTITIES

                                                                                     NUMBER OF SHARES OF
                                                                                      SII COMMON STOCK
                                                                                 ---------------------------
                                                                                   MINIMUM       ADDITIONAL
                                                                      COMPANY    CONTRIBUTION   CONTRIBUTION
NAME                                         DESIGNATED INDIVIDUAL    SHARES        SHARES         SHARES
----                                         ---------------------   ---------   ------------   ------------
Robert E. Shaw, L.P........................  Robert E. Shaw            100,000           --       100,000
Julian D. Saul Family Trust................  Julian D. Saul          6,267,883    6,267,883            --
Anita Saul Family Trust....................  Julian D. Saul            217,721      217,721            --

                               MANAGEMENT HOLDERS

                                                                        NUMBER OF SHARES
                                                              COMPANY          OF
NAME                                                          SHARES    SII COMMON STOCK
----                                                          -------   ----------------
William C. Lusk.............................................  300,000       300,000
Vance D. Bell...............................................  112,332       112,332
Gerald Embry................................................   80,830        80,830
Spright D. Holland..........................................   23,535        23,535
Kenneth G. Jackson..........................................   49,748        49,748
Jeffrey Todd Meadows........................................   14,651        14,651
Percy D. Merritt............................................   51,532        51,532
Henry H. Long...............................................   30,029        30,029
Julius C. Shaw, Jr. ........................................  543,045       543,045

MANAGEMENT HOLDER ENTITIES:

                                                                                      NUMBER OF SHARES
                                                                            COMPANY          OF
NAME                                                 DESIGNATED INDIVIDUAL  SHARES    SII COMMON STOCK
----                                                 ---------------------  -------   ----------------
Little Family Limited Partnership..................  Norris Little          112,332       112,332

                                                                      APPENDIX C

                     AMENDED AND RESTATED VOTING AGREEMENT

     This AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement"), dated as of October 30, 2000, is made and entered into among Berkshire Hathaway Inc., a Delaware corporation ("Investor"), SII Acquisition, Inc., a Georgia corporation ("Merger Sub") and each party listed under the heading "Stockholders" on the signature page hereof (each a "Stockholder" and collectively, the "Stockholders");

                                  WITNESSETH:

     WHEREAS, Investor, Merger Sub and the Stockholders have previously entered into that certain Voting Agreement, dated as of October 19, 2000 (the "Original Voting Agreement");

     WHEREAS, the Investor, Merger Sub and the Stockholders desire to amend and restate the Original Voting Agreement to reflect that certain additional shares of common stock, no par value per share ("Common Stock"), of Shaw Industries, Inc., a Georgia corporation (the "Company") are owned by the Stockholders which were not included on Exhibit A to the Original Voting Agreement;

     WHEREAS, as of the date of the Original Voting Agreement and as of the date hereof, each Stockholder owns the number of shares of Common Stock, set forth opposite the Stockholder's name on Exhibit A hereto (the total number of shares of Common Stock owned by the Stockholders, and any other capital stock of the Company or any stock option for shares of capital stock of the Company that the Stockholders acquire, whether by means of purchase (including through the exercise of any stock option), dividend, distribution, or otherwise, prior to the termination of this Agreement, being collectively referred to as the "Shares");

     WHEREAS, concurrently with the execution and delivery of the Original Voting Agreement, the Company, Investor and Merger Sub entered into an Agreement and Plan of Merger (the "Merger Agreement") of even date therewith, which (upon the terms and subject to the conditions set forth therein) provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger");

     WHEREAS, concurrently with the execution and delivery of the Original Voting Agreement, Investor and Merger Sub and certain other parties entered into a Contribution and Participation Agreement (the "Contribution Agreement"), of even date therewith, which (upon the terms and subject to the conditions set forth therein) provides for, among other things, the investment in Merger Sub by Investor and the holders of shares of Common Stock named therein of cash and shares of Common Stock in exchange for an equity interest therein;

     WHEREAS, as a condition to Investor's and Merger Sub's willingness to enter into the Merger Agreement and the Contribution Agreement, Investor and Merger Sub requested the Stockholders to agree, and in order to induce Investor and Merger Sub to enter into the Merger Agreement and the Contribution Agreement, the Stockholders agreed, to enter into the Original Voting Agreement; and

     WHEREAS, concurrently with the execution and delivery of the Original Voting Agreement, Investor entered into a voting agreement with the Company (the "Investor Voting Agreement"), pursuant to which Investor agreed to vote certain shares of Common Stock which were subject to both the Original Voting Agreement and the Contribution Agreement (and are subject to this Agreement) in the same proportion as the holders of all other shares of Common Stock voting on the approval of the Merger vote their shares of Common Stock on such matter.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                  STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES

     Each Stockholder hereby represents and warrants to Merger Sub and Investor as follows:

     1.1 Due Organization and Authorization. Stockholder, if it is not a natural person, is duly organized and validly existing under the laws of the jurisdiction in which it was formed. Stockholder possesses the requisite power and authority to execute, deliver, and perform this Agreement, to appoint Warren
E. Buffett and Marc D. Hamburg (or any other designee of Investor), and each of them, as its Proxy (as defined below), and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, the appointment of Warren E. Buffett and Marc D. Hamburg (or any other designee of Investor), and each of them, as Stockholder's Proxy, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Stockholder. This Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. There is no beneficial owner of any of the Shares or other beneficiary or holder of any other interest in any of the Shares whose consent is required for the execution and delivery of this Agreement by Stockholder or for the consummation by Stockholder of the transactions contemplated hereby.

     1.2 No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the trust agreement or other governing instrument of Stockholder if it is not a natural person, (ii) conflict with or violate any law applicable to Stockholder or by which Stockholder or any of Stockholder's assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder's assets is bound or affected.

          (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, other than (i) filings under the HSR Act and any similar foreign requirements, and (ii) any necessary filing under the Securities Exchange Act of 1934, as amended.

     1.3 Title to Shares. Except as set forth on Schedule 1.3 hereto, Stockholder is the sole owner of the shares of Common Stock set forth opposite Stockholder's name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, claim, proxy, voting restriction or other voting trust, agreement, understanding, or arrangement of any kind, right of first refusal or other limitation on disposition, adverse claim of ownership, or other encumbrance of any kind, other than restrictions imposed by securities laws or pursuant to this Agreement, the Merger Agreement or, if Stockholder is a party thereto, the Contribution Agreement and the Custody Agreement (as such term is defined in the Contribution Agreement).

     1.4 Information for Proxy Statement. None of the information relating to Stockholder and its affiliates supplied or to be supplied by or on behalf of Stockholder or its affiliates for inclusion or incorporation by reference in the Proxy Statement or in any other document filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement or the Merger Agreement at the respective times filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE II

                            STOCKHOLDERS' COVENANTS

     Each Stockholder hereby covenants to Merger Sub and Investor as follows:

     2.1 Voting of Shares. Stockholder hereby agrees that from the date of the Original Voting Agreement until the termination of the Agreement pursuant to
Section 3.2 (the "Term"), at any meeting of the stockholders of the Company however called and in any action by written consent of the stockholders of the Company, Stockholder shall vote its Shares (i) in favor of the Merger and the Merger Agreement, as it may be amended from time to time, (ii) against any Takeover Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company (except as contemplated by the Merger Agreement), any change in the present capitalization of the Company or any amendment to the Company's corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the likelihood of such transactions being consummated and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for Investor or its nominee(s) to vote the Shares directly.

     2.2 Proxy. Stockholder hereby revokes all prior proxies or powers of attorney with respect to any of its Shares. Stockholder hereby constitutes and appoints Warren E. Buffett, Chairman and Chief Executive Officer of Investor, and Marc D. Hamburg, Chief Financial Officer of Investor, in their respective capacities as officers of Investor, and any individual who shall succeed to any such office of Investor, and any other designee of Investor, and each of them, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney and proxy ("Proxy"), for and in its name, place, and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 2.1 and to vote each Share held by Stockholder as its Proxy in respect of any such matter, at every annual, special, adjourned, or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate, or other document relating to the Company that the law of the State of Georgia might permit or require. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM. Stockholder will take such further action and execute such other documents as may be necessary to effectuate the intent of this Section 2.2

     2.3 Restrictions on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, during the Term, and except as contemplated hereby (including pursuant to the Contribution Agreement and the Custody Agreement, if Stockholder is a party thereto), not to (i) without Investor's prior written consent, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares, (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement. Stockholder further agrees that it (a) will tender to the Company, within ten business days of the date of this Agreement, all certificates representing such Stockholder's Shares (other than any certificates which have been delivered to, and held by, the custodian pursuant to the Custody Agreement) for the Company to inscribe thereupon the following legend: "The shares of Common Stock, no par value per share, of Shaw Industries, Inc. (the "Company") represented by this certificate are subject to a Voting Agreement, and may not be sold or otherwise transferred, except in accordance therewith. A copy of such Voting Agreement is available for inspection at the principal executive office of the Company", and
(b) will, within ten business days of the date of this Agreement, no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee.

     2.4 Disclosure. Stockholder hereby authorizes the Company and Merger Sub to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), its identity, its ownership of Common Stock, and the nature of its commitments, arrangements, and understandings under this Agreement.

     2.5 No Solicitation. Stockholder covenants and agrees that, during the Term, it shall not, nor shall it authorize or permit any of its representatives or agents to, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal from any person (other than from Merger Sub or Investor) relating to
(i) any acquisition of any Shares or (ii) any transaction that constitutes a Takeover Proposal. Stockholder further covenants and agrees that, during the Term, it shall not (and shall not permit its representatives or agents to) participate in any discussions or negotiations (except with Merger Sub or Investor) regarding, or furnish to any person (other than Merger Sub or Investor) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any person (other than Merger Sub or Investor) to make, any transaction that may constitute a Takeover Proposal. Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of Stockholder and its representatives or agents with any person (other than Merger Sub or Investor) with respect to any of the foregoing. Stockholder shall notify Merger Sub and Investor promptly of any such proposal or offer, or any inquiry or contact with any person with respect thereto, of which it becomes aware and shall, in any such notice to Merger Sub and Investor, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry, or contact and the material terms and conditions of such proposal, offer, inquiry, or contact. Notwithstanding any provision of this Section to the contrary, if Stockholder is a member of the Board of Directors of the Company, Stockholder may, and if any agent or representative of Stockholder is a member of the Board of Directors of the Company, such member of the Board of Directors of the Company may, in his or her capacity as such a director, take such actions, if any, as are permitted by Section 7.4 of the Merger Agreement.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.1 Definitions. Terms used but not otherwise defined in this Agreement, have the meanings assigned to such terms in the Merger Agreement.

     3.2 Termination. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto or (ii) automatically and without any required action of the parties hereto upon the earlier to occur of (A) the Effective Time or (B) the termination of the Merger Agreement in accordance with Article 8 thereof. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

     3.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     3.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, (ii) upon confirmation of receipt of facsimile transmission, (iii) upon confirmed delivery by a standard overnight courier, or (iv) after five (5) business days if sent by registered or certified mail, postage prepaid, return receipt requested, to the following address or to such other address that a party hereto might later specify by like notice:

        (a) If to Merger Sub or Investor, to:

           Berkshire Hathaway Inc.
           1440 Kiewit Plaza
           Omaha, Nebraska 68131
           Attn: Warren E. Buffett
           Facsimile No.: (402) 346-3375

           with copies to:

           Munger, Tolles & Olson LLP
           355 South Grand Avenue
           Los Angeles, California 90071
           Attn: Robert E. Denham
           Facsimile No.: (213) 687-3702

        (b) If to the Stockholders, to:

           Shaw Industries, Inc.
           616 East Walnut Avenue
           Dalton, Georgia 30720
           Attn: Robert E. Shaw
           Facsimile No.: (706) 275-1985

           with copies to:

           Powell, Goldstein, Frazer & Murphy LLP
           Sixteenth Floor
           191 Peachtree Street, N.E.
           Atlanta, Georgia 30303
           Attn: G. William Speer
           Facsimile No.: (404) 572-6999

     3.5 Severability. In the event that any provision in this Agreement is held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved but only to the extent necessary to render the same valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction.

     3.6 Entire Agreement. This Agreement (along with all Exhibits and Schedules hereto), the Merger Agreement, the Investor Voting Agreement and, if a Stockholder is a party thereto, the Contribution Agreement and the Custody Agreement, as each of the Merger Agreement, the Investor Voting Agreement and, if applicable, the Contribution Agreement and the Custody Agreement, may be amended from time to time, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

     3.7 Assignment. No party may assign or delegate this Agreement or any right, interest, or obligation hereunder, provided that Merger Sub or Investor, in its sole discretion, may assign or delegate its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of such entity.

     3.8 No Third-Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by only the parties hereto, their respective successors, and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, their respective successors, and permitted assigns, any rights, remedies, obligations, or liabilities of any nature whatsoever.

     3.9 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

     3.10 Further Assurance. Each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     3.11 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

     3.12 No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available at law or in equity, the failure of any party hereto to insist upon compliance by any other party hereto with its obligations hereunder, or the existence of any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

     3.13 Specific Performance. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or otherwise breached. Accordingly, the parties agree that an aggrieved party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law, or in equity.

     3.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without effect to provisions thereof relating to conflicts of law.

     3.15 Headings. The descriptive headings in this Agreement were included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     3.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in a manner sufficient to bind them as of the date first written above.

                                          Berkshire Hathaway Inc.

                                          By: /s/ MARC D. HAMBURG
                                            ------------------------------------

                                          Its: Vice President
                                            ------------------------------------

                                          SII Acquisition, Inc.

                                          By: /s/ MARC D. HAMBURG
                                            ------------------------------------

                                          Its: Vice President
                                            ------------------------------------

                                          Stockholders

                                          By: /s/ ROBERT E. SHAW
                                            ------------------------------------
                                                      Robert E. Shaw

                                          Julian D. Saul Family Irrevocable
                                          Trust

                                          By: /s/ JULIAN D. SAUL
                                            ------------------------------------

                                          Its: Trustee
                                            ------------------------------------

                                          By: /s/ J. C. SHAW
                                            ------------------------------------

                                                        J. C. Shaw

                                          Shaw Family Holdings, LLC

                                          By: /s/ J.C. SHAW
                                            ------------------------------------

                                          Its: Manager
                                            ------------------------------------

                                          Linda Saul Schejola Family Trust

                                          By: /s/ LINDA SAUL SCHEJOLA
                                            ------------------------------------

                                          Its: Trustee
                                            ------------------------------------

                                          By: /s/ JULIUS C. SHAW, JR.
                                            ------------------------------------
                                                   Julius C. Shaw, Jr.

                                          By: /s/ R. JULIAN MCCAMY
                                            ------------------------------------
                                                     R. Julian McCamy

                                          By: /s/ ELEANOR SHAW MCCAMY
                                            ------------------------------------
                                                   Eleanor Shaw McCamy

                                   EXHIBIT A

STOCKHOLDERS                                                  NUMBER OF SHARES OF COMMON STOCK
------------                                                  --------------------------------
Robert E. Shaw..............................................              6,635,348
Julian D. Saul Family Trust.................................             11,160,724
J.C. Shaw...................................................              5,370,815
Shaw Family Holdings LLC....................................              1,054,603
Linda Saul Schejola Family Trust............................              7,699,808
Julius C. Shaw, Jr..........................................                543,384
R. Julian McCamy............................................              1,572,939
Eleanor Shaw McCamy.........................................              1,163,169

                                                                      APPENDIX D

                           INVESTOR VOTING AGREEMENT

                                                                October 19, 2000

Shaw Industries, Inc.
616 East Walnut Avenue
Dalton, Georgia 30722

     This letter memorializes an agreement of the undersigned ("Investor") with Shaw Industries, Inc. (the "Company").

          1. The Subject Shares. Pursuant to that certain Voting Agreement, dated as of the date hereof (the "Voting Agreement"), between Investor and certain holders (the "Holders") of shares of common stock, no par value per share, of the Company ("Common Stock"), each of Warren E. Buffett, Chairman and Chief Executive Officer of Investor, and Marc D. Hamburg, Chief Financial Officer of Investor (the "Designated Officers"), in their respective capacities as such, have been given a proxy to, among other things, vote the shares of Common Stock owned by the Holders at any meeting of the stockholders of the Company called to consider the approval of the Merger and the Merger Agreement (as such terms are defined in the Voting Agreement). Of the shares of Common Stock which are subject to the Voting Agreement, 13,433,261 of such shares (the "Subject Shares") are also subject to that certain Contribution and Participation Agreement, dated as of the date hereof, between Investor, certain of the Holders and SII Acquisition, Inc.

          2. Agreement to Vote. Each of the Designated Officers and Investor, through the Designated Officers, agree to vote the Subject Shares in the same proportion as the holders of all other shares of Common Stock or of proxies with respect thereto (including, without limitation, Investor, with respect to shares of Common Stock otherwise subject to the Voting Agreement or which are owned by Investor) voting on the approval of the Merger and the Merger Agreement vote their shares of Common Stock on such matters. For purposes of computing this proportion, shares of Common Stock shall only be counted if such shares are voted for or against the approval of the Merger and the Merger Agreement; shares of Common Stock which abstain or do not vote shall be ignored.

          3. Termination. This agreement will terminate automatically upon the termination of the Voting Agreement.

          4. Miscellaneous. This agreement, along with the Voting Agreement, constitutes the entire agreement among the parties with respect to this subject, is not intended to confer any rights or remedies upon any person other than the parties hereto, and shall be governed and construed in accordance with Georgia law without regard to any applicable conflicts of law principles.

                                          Very truly yours,

                                          Berkshire Hathaway Inc.

                                          /s/ WARREN E. BUFFETT
                                          --------------------------------------
                                          Warren E. Buffett
                                          Chairman and Chief Executive Officer

                                          /s/ MARC D. HAMBURG
                                          --------------------------------------
                                          Marc D. Hamburg
                                          Chief Financial Officer

Accepted and agreed this 19th day of October, 2000

Shaw Industries, Inc.

/s/ ROBERT E. SHAW
---------------------------------------------------------
Robert E. Shaw
Chairman and Chief Executive Officer

                                                                      APPENDIX E

                                October 19, 2000

Committee of Special Directors
Board of Directors
Shaw Industries, Inc.
616 E. Walnut Avenue
Dalton, GA 30720

Gentlemen:

     Shaw Industries, Inc., (the "Company"), Berkshire Hathaway, Inc. (the "Acquiror"), and SII Acquisition Corp., a wholly owned direct subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Acquisition Sub would be merged with and into the Company in a merger (the "Merger"), in which each share of the Company's common stock, no par value per share, outstanding immediately prior to the Merger, but following the contribution made under the Contribution Agreement (as hereinafter defined), that neither (i) is owned by Acquisition Sub, the Company or any subsidiary of the Company nor (ii) is owned by a holder exercising dissenter's rights with respect to such share (such shares, the "Company Shares") would be converted into the right to receive $19.00 per share in cash (the "Consideration"). Shares of the Company's stock contributed to Acquisition Sub pursuant to the Contribution Agreement would be converted into shares of Acquisition Sub and, effective upon consummation of the merger, would then be converted into shares of the corporation surviving the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement and the Contribution Agreement.

     You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant;

          (2) Reviewed certain business and financial information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

          (3) Reviewed the Company's management's internal financial projections for the years ending through December 31, 2002 furnished to us by the Company and extrapolated such figures, based on guidance from the Company's management, for the years ending through December 31, 2005;

          (4) Conducted discussions with members of senior management and representatives of the Company concerning its business and prospects, as well as the matters described in clauses 1, 2 and 3 above;

          (5) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

Committee of Special Directors
Board of Directors
Shaw Industries, Inc.
October 19, 2000
Page  2

          (6) Reviewed the results of operations of the Company, as furnished to us by the Company or publicly available, and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (7) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

          (8) Participated in discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

          (9) Reviewed final versions, dated October 19, 2000, of (i) the Agreement; (ii) the Voting Agreement among the Acquiror, Acquisition Sub and the stockholder parties listed therein; (iii) the Investor Voting Agreement between the Acquiror and the Company and (iv) the Contribution and Participation Agreement among Acquisition Sub and the stockholder and continuing holder parties listed therein (the "Contribution Agreement");

          (10) Conducted a "market test" regarding the sale of the Company to other potential acquirors, including strategic manufacturers, raw material producers and financial buyers; and

          (11) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and upon the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to the Committee of Special Directors of the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, all of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and/or financing services to the Company and entities in which the Acquiror may hold a substantial interest, including entities that may be deemed "affiliates" of the Acquiror, and may continue to do so, and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade securities of the Company and the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is solely for the use and benefit of the Committee of Special Directors of the Board of Directors of the Company in its evaluation of the Merger and shall not be used for any other purpose without

Committee of Special Directors
Board of Directors
Shaw Industries, Inc.
October 19, 2000
Page  3

our prior written consent. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger. This opinion is not intended to be relied upon or confer any rights or remedies upon any employee, creditor, shareholder or other equity holder of the Company, or any other party. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or any of its affiliates be made by the Company or any of its affiliates, without the prior written consent of Merrill Lynch.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED

                                                                      APPENDIX F

                                CODE OF GEORGIA
             TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
                        CHAPTER 2. BUSINESS CORPORATIONS
                         ARTICLE 13. DISSENTERS' RIGHTS

14-2-1301  DEFINITIONS

     As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302  RIGHT TO DISSENT

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320  NOTICE OF DISSENTERS' RIGHTS

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code
Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321  NOTICE OF INTENT TO DEMAND PAYMENT

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322  DISSENTERS' NOTICE

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

14-2-1323  DUTY TO DEMAND PAYMENT

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324  SHARE RESTRICTIONS

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325  OFFER OF PAYMENT

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326  FAILURE TO TAKE ACTION

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330  COURT ACTION

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331  COURT COSTS AND COUNSEL FEES

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332  LIMITATION OF ACTIONS

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                      APPENDIX G

INFORMATION RELATING TO SHAW INDUSTRIES, INC., SII ACQUISITION, INC., BERKSHIRE HATHAWAY INC., AND THEIR EXECUTIVE OFFICERS AND DIRECTORS, AND ROBERT E. SHAW, JULIAN D. SAUL, WILLIAM C. LUSK, JR., W. NORRIS LITTLE, VANCE D. BELL, KENNETH
G. JACKSON, GERALD R. EMBRY AND JULIUS C. SHAW, JR.

I.       SHAW INDUSTRIES, INC.

         A. The name, principal business and address of the principal executive offices of Shaw Industries, Inc. are set forth below.

NAME AND ADDRESS OF PRINCIPAL          PRINCIPAL BUSINESS
      EXECUTIVE OFFICES
-----------------------------          ------------------
Shaw Industries, Inc.                  World's largest carpet manufacturer based
616 East Walnut Avenue                 on both revenue and volume of production
Dalton, Georgia 30720
(706) 278-3812

         B. The name, present principal occupation or employment and five-year employment history of each director and executive officer of Shaw Industry, Inc. are set forth below. Unless otherwise indicated, (i) each such person is a citizen of the United States of America and (ii) the business address of each such person is Shaw Industries, Inc., 616 East Walnut Avenue, Dalton, Georgia 30720.

        NAME OF DIRECTOR                     PRESENT PRINCIPAL OCCUPATION AND FIVE YEAR
                                                        EMPLOYMENT HISTORY

Robert E. Shaw                           Mr. Shaw has been Chairman of the Board and Chief
                                         Executive Officer of Shaw since April 27, 1995, and
                                         served as President and Chief Executive Officer of
                                         Shaw for more than five years prior thereto.  He is
                                         also a director of Oxford Industries, Inc., an
                                         apparel manufacturer.

J.C. Shaw                                Mr. Shaw has been Chairman Emeritus of the Board of
                                         Shaw since April 27, 1995, and served as Chairman
                                         of the Board of the Company for more than five
                                         years prior thereto.

Julian D. Saul                           Mr. Saul joined Shaw in October, 1998.  On January
                                         24, 1999, he was elected to the office of
                                         President.  Prior to October 3, 1998, Mr. Saul was
                                         the Chief Executive Officer and Chairman of the
                                         Board of Queen Carpet Corporation.

J. Hicks Lanier                          Mr. Lanier is Chairman of the Board, President and
                                         Chief Executive Officer of Oxford Industries, Inc.,
                                         an apparel manufacturer.  Mr. Lanier also serves as
                                         a director of SunTrust Banks of Georgia, Inc.,
                                         Genuine Parts Company and Crawford & Company.  Mr.
                                         Lanier's business address is Oxford Industries,
                                         Inc., 222 Piedmont Avenue, N.E., Atlanta, GA  30308

R. Julian McCamy                         Mr. McCamy is President of McCamy Properties, Inc.,
                                         a real estate development company.  Mr. McCamy's
                                         business address is McCamy Properties, 3469
                                         Knollwood Drive N.W., Atlanta, GA  30305

Thomas G. Cousins                        Mr. Cousins is Chairman of the Board and Chief
                                         Executive Officer of Cousins Properties
                                         Incorporated, a real estate development company.
                                         Mr. Cousins' business address is Cousins Properties
                                         Incorporated, 2500 Wendy Ridge Parkway, Suite 1600,
                                         Atlanta, GA  30339

William C. Lusk, Jr.                     Mr. Lusk is the retired Senior Vice President and
                                         Treasurer of the Company.

W. Norris Little                         Mr. Little has been Vice Chairman of Shaw since
                                         January 24, 1999, and served as Senior Vice
                                         President, Operations and then as President of Shaw
                                         for more than five years prior thereto.

Robert R. Harlin                         Mr. Harlin has been a consultant for Shaw since
                                         June 1, 2000.  For more than five years prior to
                                         June 1, 2000, Mr. Harlin was been a member of the
                                         law firm of Powell, Goldstein, Frazer & Murphy LLP.

Roberto Garza Delgado                    Mr. Garza is the President and Chief Executive
                                         Officer of Edificio Alestra of Monterrey, Mexico.
                                         Until 1999, he had served as President and Chief
                                         Executive Officer of Versax Group, a subsidiary of
                                         Grupo Industrial Alfa S.A. de C.V., of Monterrey,
                                         Mexico, since January, 1993.  Mr. Garza is a
                                         citizen of Mexico.  Mr. Garza's business address is
                                         Edificio Alestra, 40., Piso (Onexa), Ave. Lazaro
                                         Cardenas  2321, Ote Col. Residencial San Augustin
                                         Garza Carcia, NL Mexico  66260

Robert J. Lunn                           Mr. Lunn is Managing Director of Lunn Partners,
                                         LLC, in Chicago, Illinois.  Previously, he had been
                                         a Managing Director of Lehman Brothers from 1994 to
                                         1996 and a Managing Director with Morgan Stanley
                                         for more than five years previous to that.  Mr.
                                         Lunn's business address is Lunn Partners, One,
                                         North Franklin Street, Suite 750, Chicago, IL
                                         60606.

       NAME OF EXECUTIVE                                       PRINCIPAL OCCUPATION
            OFFICER                                     AND FIVE YEAR EMPLOYMENT HISTORY
       -----------------                                --------------------------------

Robert E. Shaw                                          See above.

W. Norris Little                                        See above.

Julian D. Saul                                          See above.

Vance D. Bell                                           Executive officer of Shaw for more than five years.

Kenneth G. Jackson                                      Mr. Jackson joined Shaw in February 1996.  Prior to
                                                        February 1996, Mr. Jackson had been a partner with
                                                        Arthur Andersen LLP in Atlanta, Georgia.

Julius C. Shaw, Jr.                                     Mr. Julius C. Shaw, Jr. became an executive officer
                                                        of Shaw in 1999.  Prior to 1999, Mr. Shaw held
                                                        several positions in marketing and investor
                                                        relations with Shaw.

Carl P. Rollins                                         Executive officer of Shaw for more than five years.

Bennie M. Laughter                                      Executive officer of Shaw for more than five years.

Gerald R. Embry                                         Mr. Embry joined Shaw in October 1998 and was
                                                        elected Controller of Shaw in 2000.  Prior to
                                                        October 1998, Mr. Embry was Chief Financial Officer
                                                        of Queen Carpet Corporation.

II.      SII ACQUISITION, INC.

         A. The name, principal business and address of the principal executive offices of SII Acquisition, Inc. are set forth below.

      NAME AND ADDRESS OF
  PRINCIPAL EXECUTIVE OFFICES                     PRINCIPAL BUSINESS
-----------------------------             -------------------------------------
SII Acquisition, Inc.                     SII Acquisition, Inc. was formed as a
c/o Berkshire Hathaway Inc.               Georgia corporation on September 15, 2000
1440 Kiewit Plaza                         for the purpose of entering into the merger
Omaha, NE  68131                          agreement. SII Acquisition is a wholly owned
                                          subsidiary of Berkshire Hathaway. SII
                                          Acquisition has not engaged in any business
                                          activity other than in connection with the
                                          merger and the related transactions.
                                          Substantially all of the assets of SII
                                          Acquisition consist of the contribution and
                                          participation agreement with each member of
                                          the investor group to provide a portion of
                                          the financing required to complete the
                                          merger.



         B. The name, business address, present principal occupation or employment and five year employment history of each director and executive officer of SII Acquisition, Inc. are set forth below. Unless otherwise indicated, each such person is a citizen of the United States.

NAME AND ADDRESS OF EACH DIRECTOR AND      PRESENT PRINCIPAL OCCUPATION AND FIVE
         EXECUTIVE OFFICER                        YEAR EMPLOYMENT HISTORY
-------------------------------------     ----------------------------------------
Warren E. Buffett                         Warren E. Buffett has been a director of
                                          Berkshire Hathaway Inc. since 1965 and has
                                          been its chairman and Chief Executive
                                          Officer since 1970. Mr. Buffett is a
                                          controlling person of Berkshire Hathaway. He
                                          is also a director of The Coca-Cola Company,
                                          The Gillette Company and The Washington Post
                                          Company. Position at SII Acquisition, Inc.:
                                          Chief Executive Officer.

Marc D. Hamburg                           Mr. Hamburg has been the Chief Financial
                                          Officer and Vice President of Berkshire
                                          Hathaway for more than the past five years.
                                          Position at SII Acquisition, Inc.: Director,
                                          Vice President, Chief Executive Officer and
                                          Secretary.

III.     BERKSHIRE HATHAWAY INC.

         A. The name, principal business and address of the principal executive offices of Berkshire Hathaway Inc. are set forth below:

 NAME AND ADDRESS OF PRINCIPAL
  PRINCIPAL EXECUTIVE OFFICES                     PRINCIPAL BUSINESS
------------------------------            -------------------------------------
Berkshire Hathaway Inc.                   Berkshire Hathaway is a holding company
1440 Kiewit Plaza                         owning subsidiaries engaged in a number of
Omaha, Nebraska  68131                    diverse business activities, the most
(402) 346-1400                            important of which is the property and
                                          casualty insurance and reinsurance business.
                                          Other business activities conducted by
                                          Berkshire Hathaway's subsidiaries include
                                          publication of a daily and Sunday newspaper
                                          in Buffalo, New York; training services to
                                          operators of aircraft and ships; providing
                                          fractional ownership programs for general
                                          aviation aircraft; manufacturing and
                                          marketing of home cleaning systems and
                                          related accessories; manufacture and sale of
                                          boxed chocolates and other confectionery
                                          products; licensing and servicing of
                                          approximately 5,800 Dairy Queen stores,
                                          which feature hamburgers, hot dogs, various
                                          dairy desserts and beverages; retailing of
                                          home furnishings; retailing of fine jewelry;
                                          and manufacture, import and distribution of
                                          footwear.

                                          Berkshire Hathaway has been engaged in
                                          various business activities during the past
                                          five years. Warren E. Buffett is Berkshire's
                                          Chairman and Chief Executive Officer and has
                                          served in such capacity for the past five
                                          years.

         B. The name, business address, present principal occupation or employment and five-year employment history of the Warren E. Buffett, the person who controls Berkshire Hathaway Inc., a United States citizen, are set forth below.

                                            PRESENT PRINCIPAL OCCUPATION
 NAME AND BUSINESS ADDRESS                AND FIVE YEAR EMPLOYMENT HISTORY
--------------------------                --------------------------------
Warren E. Buffett                         See II B. of this Appendix G.
Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska  68131
(402) 346-1400

         C. The name, business address, present principal occupation or employment, five-year employment history and citizenship of the executive officers and directors of Berkshire Hathaway Inc. are set forth below. Unless otherwise indicated, each such person is a citizen of the United States.

                                            PRESENT PRINCIPAL OCCUPATION
 NAME AND BUSINESS ADDRESS                AND FIVE YEAR EMPLOYMENT HISTORY
--------------------------                --------------------------------
Warren E. Buffett                         See II. B. of this Appendix G.

Howard G. Buffett                         Mr. Buffett has been a director of Berkshire
1004 East Illinois Street                 Hathaway since 1993.  Mr. Buffet is Chairman of
Assumption, Illinois  62510               Directors of The GSI Group, a company primarily
                                          engaged in the manufacture of agricultural
                                          equipment.  From 1992 until June 5, 1995, Mr.
                                          Buffett had been Vice President, Assistant to the
                                          Chairman and a Director of Archer Daniels Midland
                                          Company, a company engaged principally in the
                                          business of processing and merchandising
                                          agricultural commodities.  He is also a director of
                                          Coca-Cola Enterprises, Inc., Lindsay Manufacturing
                                          Co. and Mond Industries Inc.

Susan T. Buffet                           Mrs. Buffett has been a director of Berkshire
1440 Kiewit Plaza                         Hathaway since 1991.  Mrs. Buffett has not been
Omaha Nebraska  68131                     employed in the past five years.

Malcolm G. Chace                          Mr. Chace has been a director of Berkshire Hathaway
One Providence Washington Plaza           since 1992.  In 1996, Mr. Chace was named Chairman
Providence, Rhode Island  02903           of the Board of

                                          Directors of Bank RI, a community bank located in the
                                          state of Rhode Island.  Prior to 1996, Mr. Chace had
                                          been a private investor.

Charles T. Munger                         Mr. Munger has been a director and Vice Chairman of
355 South Grand Avenue                    Berkshire Hathaway's Board of Directors since
Los Angeles, California  90071            1978.  He is Chairman of the Board of Directors and
                                          Chief Executive Officer of Wesco Financial
                                          Corporation, approximately 80% - owned by Berkshire
                                          Hathaway.  Mr. Munger is also Chairman of the Board
                                          of Directors of Daily Journal Corporation and a
                                          director of Costco Companies, Inc.

Ronald L. Olson                           Mr. Olson was elected a director in 1997.  For more
355 South Grand Avenue                    than the past five years, he has been a partner in
Los Angeles, California  90071            the law firm of Munger, Tolles & Olson LLP.  He is
                                          also a director of Edison International, Western
                                          Asset Trust, Inc. and Pacific American Income
                                          Shares, Inc.

Walter Scott, Jr.                         Mr. Scott is the Chairman of the Board of Level 3
                                          Communications, Inc., a communications and
                                          information services company that is building the
                                          first international network optimized for internet
                                          protocol technology, a position he has held since
                                          September 1979.  Level 3 Communications was
                                          formerly known as Peter Kiewit Sons', Inc., for
                                          which, until the spin-off of its construction
                                          operations in March 1998, Mr. Scott also served as
                                          Chief Executive Officer.  Mr. Scott is a director
                                          of Berkshire Hathaway, Burlington Resources, Inc.,
                                          ConAgra, Inc., Valmont Industries, Inc.,
                                          Commonwealth Telephone Enterprises, Inc. and RCN
                                          Corporation, a publicly traded company in which
                                          Level 3 Communications holds a majority ownership
                                          interest.

Marc D. Hamburg                           Mr. Hamburg has been the Chief Financial Officer
1440 Kiewit Plaza                         and Vice President of Berkshire Hathaway for more
Omaha, Nebraska  68131                    than the past five years.

IV.      List

For information concerning the persons named above, see I.A. and I. B. of this Appendix G.

                             SHAW INDUSTRIES, INC.
                             616 EAST WALNUT AVENUE
                             DALTON, GEORGIA 30720

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 200

    The undersigned shareholder of Shaw Industries, Inc. ("Shaw"), revoking all previous proxies, hereby constitutes and appoints Robert R. Harlin and Kenneth
G. Jackson, and each of them, as proxies with full power of substitution to attend the special meeting of shareholders of Shaw at
                        .m., Eastern time, on             , 200 at Shaw's
administrative offices located at 616 East Walnut Avenue, Dalton, Georgia, and at any adjournment or postponement thereof (the "Special Meeting"), and to vote the number of shares of common stock of Shaw the undersigned would be entitled to vote if personally present at the Special Meeting on the matters set forth herein. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and proxy statement relating to the Special Meeting and hereby instructs said proxies to vote or refrain from voting such shares of Shaw common stock as marked on the reverse side of this proxy card upon the matters listed thereon.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF SHAW. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

            (Continued, and to be signed and dated, on reverse side)

    [X] Please mark your vote as in this example.

    THE BOARD OF DIRECTORS OF SHAW RECOMMENDS A VOTE FOR PROPOSAL 1.

    1. To approve the Agreement and Plan of Merger, dated as of October 19, 2000, among Shaw, Berkshire Hathaway Inc., and SII Acquisition Corp., and the merger of SII Acquisition Corp. with and into Shaw, as described in the accompanying proxy statement.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Please sign and date this proxy and return it in the enclosed return envelope, whether or not you expect to attend the Special Meeting. You may also vote in person if you do attend.

                                                    Date:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                                    Signature(s)

Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporate officers or other signing in a representative capacity should indicate the capacity in which they are signing.